EXHIBIT 10.1

EXECUTION VERSION

INDENTURE

PMT ISSUER TRUST – FHLMC SAF,

as Issuer

and

CITIBANK, N.A.,

as Indenture Trustee, Calculation Agent, Paying Agent, Custodian and Securities

Intermediary

and

PENNYMAC CORP.,

as Servicer and as Administrator,

and

BARCLAYS BANK PLC,

as Administrative Agent

Dated as of August 10, 2023

PMT ISSUER TRUST – FHLMC SAF

ADVANCE RECEIVABLES BACKED NOTES, ISSUABLE IN SERIES

i

v

SCHEDULES AND EXHIBITS

Schedule 1	Designated Pool Schedule

Schedule 2	Wiring Instructions

Exhibit A-1	Form of Global Rule 144A Note

Exhibit A-2	Form of Definitive Rule 144A Note

Exhibit A-3	Form of Global Regulation S Note

Exhibit A-4	Form of Definitive Regulation S Note

Exhibit B-1	Form of Transferee Certificate for Transfers of Notes pursuant to Rule 144A

Exhibit B-2	Form of Transferee Certificate for Transfer of Notes pursuant to Regulation S

Exhibit C	Agreed Upon Procedures

Exhibit D	Reserved

Exhibit E	Reserved

Exhibit F-1	Authorized Representatives of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary

Exhibit F-2	Authorized Representatives of the Administrator and the Servicer

Exhibit F-3	Authorized Representatives of the Administrative Agent

Exhibit F-4	Authorized Representatives of the Issuer

Exhibit G	Form of Lien Release

THIS INDENTURE (as amended, supplemented, restated, or otherwise modified from time to time, the “Indenture”), is made and entered into as of August 10, 2023, by and among PMT ISSUER TRUST – FHLMC SAF, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), Citibank, N.A., a national banking association (“Citibank”), in its capacity as Indenture Trustee (the “Indenture Trustee”), and as Calculation Agent, Paying Agent and Securities Intermediary (in each case, as defined below), PennyMac Corp., a corporation organized in the State of Delaware (“PMC”), as Servicer (as defined below) and as owner of the servicing rights under the Designated Servicing Contracts and as Administrator (as defined below), and Barclays Bank PLC, a public limited company formed under the laws of England and Wales, as Administrative Agent (as defined below).

PRELIMINARY STATEMENT

On the Closing Date, the parties are entering into this Indenture, providing for, among other things, the Issuer’s authority to issue different Series of Advance Receivables Backed Notes from time to time, on the terms and subject to the conditions set forth herein. The Issuer has duly authorized the execution and delivery of this Indenture to provide for the issuance of its Variable Funding Notes and potential future issuances of Term Notes and additional Variable Funding Notes, in each case, to be issued in one or more Series and/or Classes, as is or will be specified in the related Indenture Supplement for such Series.

In the event that any term or provision contained herein shall conflict with or be inconsistent with any term or provision contained in the related Indenture Supplement, the terms and provisions of the Indenture Supplement shall govern to the extent of such conflict.

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

In consideration of the mutual agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

GRANTING CLAUSE

Subject to the terms and conditions set forth in this Indenture and the terms of the Consent Agreement, the Issuer hereby Grants to the Indenture Trustee for the benefit and security of (a) the Noteholders and (b) the Indenture Trustee, the Persons identified in clauses (a) and (b), each, a “Secured Party” and collectively, the “Secured Parties”), a security interest in all its right, title and interest in and to the following, whether now owned or hereafter acquired and wheresoever located (collectively, the “Collateral”), and all monies, “securities,” “instruments,” “accounts,” “general intangibles,” “payment intangibles,” “goods,” “letter of credit rights,” “chattel paper,” “financial assets,” “investment property” (the terms in quotations are defined in the UCC) and other property consisting of, arising from or relating to any of the following:

(i) all right, title and interest of the Issuer (A) existing as of the Cut-off Date in, to and under the Initial Receivables, and (B) existing on the related Sale Date in, to and under any Additional Receivables, and (C) in the case of both Initial Receivables and Additional Receivables, all monies due or to become due thereon, and all amounts received or receivable with respect thereto, and all proceeds thereof (including “proceeds” as defined in the UCC in effect in all relevant jurisdictions (including, without limitation, any proceeds of any Sales)), together with all rights of the Issuer, as the assignee of the Receivables Seller, to enforce such Aggregate Receivables (and including any Indemnity Payments made with respect to the Aggregate Receivables for which a payment is made by the Issuer, the Depositor or the Receivables Seller as described in Section 2.3);

(ii) all rights of the Issuer as purchaser under the Receivables Pooling Agreement, including, without limitation, the Issuer’s rights as assignee of the Depositor’s rights under the Receivables Sale Agreement, including, without limitation, the right to enforce the obligations of the Receivables Seller and the Servicer under the Receivables Sale Agreement with respect to the Aggregate Receivables;

(iii) the Trust Accounts, and all amounts and property on deposit or credited to the Trust Accounts (excluding investment earnings thereon) from time to time (whether or not constituting or derived from payments, collections or recoveries received, made or realized in respect of the Aggregate Receivables);

(iv) all right, title and interest of the Issuer as assignee of the Depositor, the Receivables Seller and the Servicer to rights to payment on the Aggregate Receivables with respect to each Mortgage Loan set forth in the related Designated Pool on the related Sale Dates of the Aggregate Receivables, and under all related documents, instruments and agreements pursuant to which the Receivables Seller acquired, or acquired an interest in, any of the Aggregate Receivables;

(v) all other monies, securities, reserves and other property now or at any time in the possession of the Indenture Trustee or its bailee, agent or custodian and relating to any of the foregoing; and

(vi) all present and future claims, demands, causes and choses in action in respect of any and all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in respect of, any and all of the foregoing and all payments on or under, and all proceeds of every kind and nature whatsoever in conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, checks, deposit accounts, rights to payment of any and every kind, and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

The Security Interest in the Trust Estate is Granted to secure the Notes issued pursuant to this Indenture (and the obligations under this Indenture and any Indenture Supplement) equally and ratably without prejudice, priority or distinction between any Note and any other Note by reason of difference in time of issuance or otherwise, except as otherwise expressly provided in this Indenture or in any Indenture Supplement, and to secure (1) the payment of all amounts due on such Notes in accordance with their terms, (2) the payment of all other sums payable by the Issuer under this Indenture or any Indenture Supplement and (3) compliance by the Issuer with the provisions of this Indenture or any Indenture Supplement. This Indenture, as it may be supplemented, including by each Indenture Supplement, is a security agreement within the meaning of the UCC.

The Indenture Trustee acknowledges the Grant of such Security Interest, and agrees to perform the duties herein in accordance with the terms hereof.

The Issuer hereby authorizes the Administrator, on behalf of the Issuer and the Indenture Trustee, and its assignees, successors and designees to file one or more UCC financing statements, financing statement amendments and continuation statements to perfect the security interest Granted above, and to exercise all other rights and remedies pursuant to the UCC. In addition, the Issuer hereby consents to the filing of a financing statement describing the Collateral covered thereby as “all assets of the Debtor, now owned or hereafter acquired,” or such similar language as the Administrator, on behalf of the Indenture Trustee, and its assignees, successors and designees may deem appropriate.

Subject to the interests of Freddie Mac and, upon execution of an Acknowledgment Agreement and related amendments to the Transaction Documents, Fannie Mae, as set forth in this Indenture and the Consent Agreement, the Issuer hereby irrevocably constitutes and appoints the Indenture Trustee and any officer or agent thereof, effective upon the occurrence and continuation of an Event of Default, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Issuer and in the name of the Issuer, for the purpose of carrying out the terms of this Indenture and each Indenture Supplement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Indenture, each Indenture Supplement, the Receivables Sale Agreement and the Receivables Pooling Agreement, and, without limiting the generality of the foregoing, the Issuer hereby gives the Indenture Trustee the power and right (1) to take possession of and endorse and collect any wired funds, checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable Granted by the Issuer to the Indenture Trustee from Freddie Mac, the Receivables Seller or the Servicer, as the case may be, or out of the related Designated Pools, (2) to file any claim or proceeding in any court of law or equity or take any other action otherwise deemed appropriate by the Indenture Trustee for the purpose of collecting any and all such moneys due from Freddie Mac, the Receivables Seller or the Servicer under such Receivable or out of the related Designated Pools whenever payable and to enforce any other right in respect of any Receivable Granted by the Issuer or related to the Trust Estate, (3) to direct Freddie Mac (solely upon the terms and conditions of the Consent Agreement) or the Servicer to make payment of any and all moneys due or to become due under the Receivable Granted by the Issuer directly to the Indenture Trustee or as the Indenture Trustee shall direct, (4) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due from Freddie Mac (solely upon the terms and conditions of the Consent Agreement) or the Servicer at any time in respect of or arising out of any Receivable Granted by the Issuer, out of the related Designated Pools, (5) to sign and endorse any assignments, notices and other documents in connection with the Receivables Granted by the Issuer or the Trust Estate, and (6) to sell, transfer, pledge and make any agreement with respect to or otherwise deal with the Receivables Granted by the Issuer and the Trust Estate as fully and completely as though the Indenture Trustee were the absolute owner thereof for all purposes, and do, at the Indenture Trustee’s option and at the expense of the Issuer, at any time, or from time to time, all acts and things which the Indenture Trustee deems necessary to protect, preserve or realize upon the Receivable Granted by the Issuer or the Trust Estate and the Indenture Trustee’s and the Issuer’s respective security interests and ownership interests therein and to effect the intent of this Indenture, all as fully and effectively as the Issuer might do (solely upon the terms and conditions of the Consent Agreement). Nothing contained herein shall in any way be deemed to be a grant of power or authority to the Indenture Trustee or any officer or agent thereof to take any of the actions described in this paragraph with respect to any underlying Obligor under any Mortgage Loan in any Pool, for which an Advance was made.

Subject to the interests and rights of Freddie Mac and, upon execution of an Acknowledgment Agreement and related amendments to the Transaction Documents, Fannie Mae, as set forth in this Indenture and in the Consent Agreement, the parties hereto intend that the Security Interest Granted under this Indenture shall give the Indenture Trustee on behalf of the Secured Parties a first priority perfected security interest in, to and under the Collateral, and all other property described in this Indenture as a part of the Trust Estate and all proceeds of any of the foregoing in order to secure the obligations of the Issuer to the Indenture Trustee and the Secured Parties under the Notes under this Indenture, the related Indenture Supplement and all of the other Transaction Documents. The Indenture Trustee on behalf of the Noteholders shall have all the rights, powers and privileges of a secured party under the UCC. The Issuer agrees to execute and file all filings (including filings under the UCC) and take all other actions reasonably necessary in any jurisdiction to provide third parties with notice of the Security Interest Granted pursuant to this Indenture and to perfect such Security Interest under the UCC.

Particular Notes will benefit from the Security Interest to the extent (and only to the extent) proceeds of and distributions on the Collateral are allocated for their benefit pursuant to this Indenture and the applicable Indenture Supplement.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Notes are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Notes by the Noteholders thereof, it is mutually covenanted and agreed as set forth in this Indenture, for the equal and proportionate benefit of all Noteholders of the Notes or of a Series or Class thereof, as the case may be.

LIMITED RECOURSE

The obligation of the Issuer to make payments of principal, interest and other amounts on the Notes is limited in recourse as set forth in Section 8.10.

Article I

Definitions and Other Provisions of General Application

Section 1.1. Definitions.

For all purposes of this Indenture, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined in this Indenture shall have the meanings assigned to such terms in this Section 1.1.

“Act”: When used with respect to any Noteholder, is defined in Section 1.5.

“Accumulation Account”: The segregated non-interest bearing trust account, which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.7 and entitled “Citibank, N.A., as Indenture Trustee for the PMT ISSUER TRUST – FHLMC SAF Advance Receivables Backed Notes, Accumulation Account” and such other accumulation accounts as requested by the Administrative Agent from time to time.

“Accumulation Amount”: Any of the Fee Accumulation Amount, Interest Accumulation Amount or Target Amortization Principal Accumulation Amount, as applicable.

“Acknowledgment Agreement”: An Acknowledgment Agreement with respect to the Security Interest as it relates to Fannie Mae pledged receivables, among Fannie Mae, PMC, the Depositor, Barclays Bank PLC and the Indenture Trustee.

“Action”: When used with respect to any Noteholder, is defined in Section 1.5.

“Additional Receivables”: All Receivables created or acquired on or after the Closing Date which are sold and/or contributed by (i) the Receivables Seller to the Depositor pursuant to the Receivables Sale Agreement, as described in Section 2(a) of the Receivables Sale Agreement and (ii) the Depositor to the Issuer pursuant to the Receivables Pooling Agreement. Any Receivables (x) created at any time with respect to any Pool or a Mortgage Loan with respect to which PMC no longer acts at such time as Servicer or (y) sold and/or contributed to the Depositor or the Issuer on or after a Stop Date pursuant to Section 2(c) of the Receivables Sale Agreement or Receivables Pooling Agreement or on or after a Consent Withdrawal Date shall, in each case, not constitute Additional Receivables.

“Administration Agreement”: The Administration Agreement, dated as of the Closing Date, by and between the Issuer and the Administrator, as amended, supplemented, restated, or otherwise modified from time to time.

“Administrative Agent”: Barclays Bank PLC or an Affiliate thereof or any successor thereto and, in respect of any Series, the Person(s) specified in the related Indenture Supplement; provided, however, that in the event that any other entity other than Barclays Bank PLC is appointed as Administrative Agent with respect to a Series of Notes, and Barclays Bank PLC subsequently resigns as Administrative Agent with respect to all Series of Notes, the sole Administrative Agent with respect to the Notes shall be the remaining Administrative Agent for purposes of any Transaction Document.

“Administrative Expenses”: Any documented due and payable amounts from or accrued for the account of the Issuer with respect to any period for any administrative expenses incurred by or on behalf of the Issuer, including without limitation (i) to any accountants, agents, counsel and other advisors of the Issuer (other than the Owner Trustee) for reasonable and customary fees and expenses; (ii) to the rating agencies for fees and expenses in connection with any rating of the Notes; (iii) to any other person in respect of any governmental fee, charge or tax; (iv) to any other Person (other than the Owner Trustee) in respect of any other fees or expenses permitted under this Indenture (including indemnities) and the documents delivered pursuant to or in connection with this Indenture and the Notes; (v) any and all third party fees and expenses of the Issuer incurred in connection with its entry into and the performance of its obligations under any of the agreements contemplated by this Indenture; (vi) the orderly winding up of the Issuer following the cessation of the transactions contemplated by this Indenture; and (vii) any and all other reasonable and customary fees and expenses properly incurred by the Issuer in connection with the transactions contemplated by this Indenture, but not in duplication of any amounts specifically provided for in respect of the Indenture Trustee, the Owner Trustee, the Administrator or any VFN Noteholder.

“Administrator”: PMC in its capacity as the Administrator on behalf of the Issuer and any successor to PMC in such capacity.

“Advance”: Any Delinquency Advance, Escrow Advance or Corporate Advance.

“Advance Collection Period”: (i) For the first Interim Payment Date or Payment Date, the period beginning on the Cut-off Date and ending at the end of the day before the Determination Date for such Interim Payment Date or Payment Date, and (ii) for each other Interim Payment Date and Payment Date, the period beginning at the opening of business on the most recent preceding Determination Date and ending as of the close of business on the day before the Determination Date for such Interim Payment Date or Payment Date.

“Advance Rate”: With respect to any Series of Notes, and for any Class within such Series, if applicable, and with respect to any Receivables related to any particular Advance Type (and attributable to any particular Mortgage Loan in a Designated Pool, if so specified in the related Indenture Supplement), the percentage specified for such Advance Type (and attributable to such Mortgage Loan in a Designated Pool, if applicable) as its “Advance Rate” in the Indenture Supplement for such Series, as reduced by any Applicable Adjustment Factor.

“Advance Reimbursement Amount”: With respect to the Aggregate Receivables, any amount which the Servicer (or a subservicer on its behalf) or the Indenture Trustee as the Servicer’s assignee, collects on a Mortgage Loan, withdraws from a Custodial Account or receives from any successor servicer or Freddie Mac pursuant to the Freddie Mac Guide or the Freddie Mac Purchase Documents, to reimburse an Advance made by the Servicer (or a subservicer on its behalf) with respect to a Mortgage Loan in a Designated Pool pursuant to the related Designated Servicing Contract. For the avoidance of doubt, amounts collected, withdrawn, or received to reimburse an Advance that does not relate to an Aggregate Receivable in the Trust Estate shall remain the property of the Servicer.

“Advance Type”: Delinquency Advances, Judicial Escrow Advances, Non-Judicial Escrow Advances, Judicial Corporate Advances and Non-Judicial Corporate Advances, as each such Advance Type is further classified as FIFO or non-FIFO, as applicable.

“Adverse Claim”: A lien, security interest, charge, encumbrance or other right or claim of any Person (other than (A) the liens created by (i) this Indenture, (ii) the Receivables Pooling Agreement, (iii) the Receivables Sale Agreement or (iv) any other Transaction Document or (B)(i) the rights of Freddie Mac under the Freddie Mac Guide, the Freddie Mac Purchase Documents, the applicable Designated Servicing Contract or (ii) the Consent Agreement).

“Adverse Effect”: Whenever used in this Indenture with respect to any Series or Class of Notes and any event, means that such event is reasonably likely, at the time of its occurrence, to (i) result in the occurrence of a Facility Early Amortization Event, as applicable, or a Target Amortization Event relating to such Series or Class of Notes, (ii) adversely affect (A) the amount of funds available to be paid to the Noteholders of such Series or Class of Notes pursuant to this Indenture, (B) the timing of such payments or (C) the rights or interests of the Noteholders of such Series or Class, (iii) adversely affect the Security Interest of the Indenture Trustee in the Collateral securing the Outstanding Notes, unless otherwise permitted by this Indenture, or (iv) adversely affect the collectability of the Receivables.

“Affiliate”: With respect to any specified Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such specified Person; provided, however, that in respect of PMC, the term “Affiliate” shall include only PennyMac Mortgage Investment Trust and its wholly owned subsidiaries.

“Aggregate Receivables”: All Initial Receivables and all Additional Receivables related to Designated Pools on the Closing Date (with respect to the Initial Receivables) or the related Sale Date (with respect to the Additional Receivables), which Initial Receivables and Additional Receivables are sold and/or contributed by the Receivables Seller to the Depositor under the Receivables Sale Agreement and sold and/or contributed by the Depositor to the Issuer under the Receivables Pooling Agreement.

“Applicable Adjustment Factor”: For any Class of Notes, as defined in the related Indenture Supplement.

“Applicable Law”: With respect to any Person, any law, treaty, rule or regulation or determination of an arbitrator, a court or other Governmental Authority, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Authenticating Agent”: Any Person authorized by the Indenture Trustee to authenticate Notes under Section 11.12 of this Indenture.

“Authorized Representative”: As defined in Section 14.11 of this Indenture.

“Authorized Signatory”: With respect to any entity, each Person duly authorized to act as a signatory of such entity at the time such Person signs on behalf of such entity.

“Available Funds”: (i) With respect to any Interim Payment Date, all Collections on the Receivables received during the related Advance Collection Period and deposited into the Collection and Funding Account and any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Available Funds” for such Interim Payment Date, plus any amounts released from the Accumulation Account on such Interim Payment Date pursuant to Section 4.7(d); and (ii) with respect to any Payment Date, the sum of (A) all amounts on deposit in the Accumulation Account (provided that the amounts on deposit in the Accumulation Account may only be used to pay the Target Amortization Amounts to those Classes that are entitled to receive those amounts in accordance with the related Indenture Supplement) at the close of business on the last Interim Payment Date during the related Monthly Advance Collection Period plus (B) all Collections received during the final Advance Collection Period during the immediately preceding Monthly Advance Collection Period and deposited into the Collection and Funding Account (in each case, adjusted to reflect all deposits and payments on any Funding Date that may occur after the end of such Advance Collection Period, but prior to such Payment Date or Interim Payment Date, and not including any such funds required to be returned to a VFN Noteholder pursuant to this Indenture due to any failure to utilize amounts provided by such VFN Noteholder to pay New Receivables Funding Amounts), plus (C) any income from Permitted Investments in Trust Accounts that have been established for the benefit of all Series of Notes, plus (D) any other funds of the Issuer that the Issuer (or the Administrator on behalf of the Issuer) identifies to the Indenture Trustee to be treated as “Available Funds” for such Payment Date.

“Bail-In Action”: The exercise by the Bank of England (or any successor resolution authority) of any write-down or conversion power existing from time to time (including, without limitation, any power to amend or alter the maturity of eligible liabilities of an institution under resolution or amend the amount of interest payable under such eligible liabilities or the date on which interest becomes payable, including by suspending payment for a temporary period and together with any power to terminate and value transactions) under, and exercised in compliance with, any laws, regulations, rules or requirements in effect in the United Kingdom relating to the transposition of the European Banking Recovery and Resolution Directive as amended from time to time, including but not limited to, the Banking Act 2009 as amended from time to time, and the instruments, rules and standards created thereunder, pursuant to which Administrative Agent’s obligations (or those of Administrative Agent’s affiliates) can be reduced (including to zero), canceled or converted into shares, other securities, or other obligations of Administrative Agent or any other person.

“Banking Law”: As defined in Section 4.1.

“Bankruptcy Code”: The Bankruptcy Reform Act of 1978, 11 U.S.C. §§ 101 et seq., as amended.

“Book-Entry Notes”: A note registered in the name of the Depository or its nominee, ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository); provided, that after the occurrence of a condition whereupon Definitive Notes are to be issued to Note Owners, such Book-Entry Notes shall no longer be “Book-Entry Notes.”

“Borrowing Capacity”: For any VFN on any date, the difference between (i) the related Maximum VFN Principal Balance on such date and (ii) the related VFN Principal Balance on such date.

“Business Day”: For any Class of Notes, any day other than (i) a Saturday or Sunday or (ii) any other day on which (x) national banking associations or state banking institutions in New York, New York, the State of Minnesota or the city and state where the Corporate Trust Office is located or (y) the Federal Reserve Bank of New York, are authorized or obligated by law, executive order or governmental decree to be closed; provided, that with respect to determining a Payment Date, state holidays that are not also federal holidays will not be considered Business Days.

“Calculation Agent”: The same Person who serves at any time as the Indenture Trustee, or an Affiliate of such Person, as calculation agent pursuant to the terms of this Indenture.

“Cease Pre-Funding Notice”: As defined in Section 4.3(c).

“Certificate of Authentication”: The certificate of the Indenture Trustee, the form of which is described in Section 5.3, or the alternative certificate of the Authenticating Agent, the form of which is described in Section 11.12.

“Citibank”: As defined in the Preamble.

“Class”: With respect to any Notes, the class designation assigned to such Note in the related Indenture Supplement. A Series issued in one class, with no class designation in the related Indenture Supplement, may be referred to herein as a “Class.”

“Class Invested Amount”: For any Class of Notes on any date, an amount equal to (i) the sum of (A) the outstanding Note Balance of such Class, plus (B) the aggregate outstanding Note Balances of all Classes within the same Series that are senior to or pari passu with such Class on such date, divided by (ii) the Weighted Average CV Adjusted Advance Rate in respect of such Class (after giving effect to amounts collected on the Receivables as of such date).

“Clearing Corporation”: As defined in Section 8-102(a)(5) of the UCC.

“Clearstream”: Clearstream Banking, S.A., and any successor thereto.

“Closing Date”: August 10, 2023.

“Code”: The Internal Revenue Code of 1986, as amended.

“Collateral”: As defined in the Granting Clause of this Indenture.

“Collateral Test”: A test designed to measure, on any date of determination, whether each Series of Notes is adequately collateralized on such date and the satisfaction of which is achieved on any date of determination if, with respect to every Series, (i) the sum of the products of (a) the Series Allocation Percentage for such Series and (b) (1) the aggregate Receivable Balances of all Receivables under all Designated Pools, plus (2) all Collections on deposit in the Trust Accounts (other than the General Reserve Fund) on such date (after giving effect to any required payments on such date, if any) plus (3) without duplication with (2) above, any other amounts contributed by the Administrator or its Affiliates to the Issuer and held by the Issuer in the Trust Accounts (which for the avoidance of doubt shall exclude amounts on deposit in the Accumulation Account), shall be greater than or equal to (ii) the Series Invested Amount for such Series on such date (after giving effect to any required payments on such date, if any).

“Collateral Value”: For any Receivable and for any Series on any date, the product of (i) the Receivable Balance of such Receivable and (ii) the lesser of (A) the highest Advance Rate applicable to the Advance Type of such Receivable in respect of any Class within such Series, and (B) the highest Trigger Advance Rate (if any) for any Class within such Series; provided, that the Collateral Value shall be zero for any Receivable that is not a Facility Eligible Receivable, unless otherwise provided in the related Indenture Supplement.

“Collection and Funding Account”: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and entitled “Citibank, N.A., as Indenture Trustee for the PMT ISSUER TRUST – FHLMC SAF Advance Receivables Backed Notes, Collection and Funding Account.”

“Collections”: The amount of Advance Reimbursement Amounts, cash collected in reimbursement or payment of Aggregate Receivables in the Trust Estate, during each Advance Collection Period, plus the proceeds of any Permitted Refinancing or of any Indemnity Payments. For the avoidance of doubt, cash collected in reimbursement or payment of receivables which do not constitute Aggregate Receivables in the Trust Estate shall remain the property of the Receivables Seller.

“Consent”: The consent of Freddie Mac as determined by Freddie Mac in its sole discretion pursuant to such terms and provisions acceptable to Freddie Mac in its sole discretion pursuant to the Consent Agreement.

“Consent Agreement”: As defined in Section 6.5(o).

“Consent Withdrawal Date”: The effective date of any withdrawal of consent under the Consent Agreement, including the expiration of the term of such Consent Agreement and non-renewal of the term thereof.

“Control, Controlling or Controlled”: The possession of the power to direct or cause the direction of the management or policies of a Person through the right to exercise voting power or by contract, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Corporate Advance”: Collectively, (i) any advance (other than those described in clause (ii) below) made by the Servicer (including any predecessor servicer) and reimbursable to the Servicer relating to a Designated Servicing Contract as set forth in the Freddie Mac Guide and the Freddie Mac Purchase Documents, to inspect, protect, preserve or repair properties that secure Mortgage Loans or that have been acquired through foreclosure or deed in lieu of foreclosure or other similar action pending disposition thereof, or for similar or related purposes, including, but not limited to, necessary legal fees and costs expended or incurred by the Servicer (including any predecessor servicer) in connection with foreclosure, bankruptcy, eviction or litigation actions with or involving Obligors on Mortgage Loans, as well as costs to obtain clear title to such a property, to protect the priority of the lien created by a Mortgage Loan on such a property, and to dispose of properties taken through foreclosure or by deed in lieu thereof or other similar action (in all cases, without regard to those actions described in (ii) below), (ii) any advance made by the Servicer (including any predecessor servicer) relating to a Designated Servicing Contract and as set forth in the Freddie Mac Guide and the Freddie Mac Purchase Documents, to foreclose or undertake similar action with respect to a Mortgage Loan, and (iii) any other out of pocket expenses incurred by the Servicer (including any predecessor servicer) relating to a Designated Servicing Contract and as set forth in the Freddie Mac Guide and the Freddie Mac Purchase Documents (including, for example, costs and expenses incurred in loss mitigation efforts and in processing assumptions of Mortgage Loans that are reimbursable by Freddie Mac pursuant to Chapter 9701 of the Freddie Mac Guide (not including Escrow Advances or Delinquency Advances (each as described in such Chapter)).

“Corporate Advance Receivable”: Any Receivable representing the right to be reimbursed by Freddie Mac for a Corporate Advance.

“Corporate Advance Reimbursement Amount”: Any amount collected under any Designated Servicing Contract from Freddie Mac, which amount, by the terms of such Designated Servicing Contract, is payable to the Servicer to reimburse Corporate Advances disbursed by the Servicer.

“Corporate Trust Office”: For each Series of Notes, as specified in the related Indenture Supplement.

“Cumulative Interest Shortfall Amount”: For any Payment Date and any Class of Notes, any portion of the Interest Payment Amount for that Class for a previous Payment Date that has not been paid, if any, plus accrued and unpaid interest at the applicable Note Interest Rate on such shortfall from the Payment Date on which the shortfall first occurred through but excluding the current Payment Date.

“Custodial Account”: The Escrow Custodial Account or Principal and Interest Custodial Accounts related to a Designated Pool related to a Designated Servicing Contract into which the Servicer is required to deposit Escrow Funds or Principal and Interest Payments, as the case may be, with respect to the Mortgage Loans in such Designated Pool serviced under that Designated Servicing Contract as further described in the Freddie Mac Guide.

“Custodian”: As defined in Section 2.4(a).

“Cut-off Date”: The close of business on the date that is two (2) Business Days before the initial Funding Date.

“Default Rate”: For any Class of Notes, the sum (expressed as a percentage) of the Note Interest Rate for such Class and a per annum percentage specified in the related Indenture Supplement.

“Definitive Note”: A Note issued in definitive, fully registered form evidenced by a physical Note, substantially in the form of one or more of the Definitive Notes attached as Exhibit A-2 and Exhibit A-4 to this Indenture.

“Delinquency Advance”: Any amount deposited by the Servicer into a Principal and Interest Custodial Account as required to be remitted by the Servicer to Freddie Mac on any remittance date relating to a Designated Servicing Contract and Section 8301.19 of the Freddie Mac Guide and the Freddie Mac Purchase Documents resulting from delinquent monthly payments from Obligors.

“Delinquency Advance Amount”: As defined in Section 4.3(e).

“Delinquency Advance Disbursement Account”: The segregated non-interest bearing trust account, which shall be an Eligible Account, established and maintained pursuant to Section 4.1, Trust Accounts, and entitled “Citibank, N.A., as Indenture Trustee for the PMT ISSUER TRUST – FHLMC SAF Advance Receivables Backed Notes, Delinquency Advance Disbursement Account.”

“Delinquency Advance Receivable”: Any Receivable representing the right to be reimbursed for a Delinquency Advance.

“Depositor”: PMT SAF Funding, LLC, a Delaware limited liability company, wholly owned by PMC.

“Depository”: Initially, the Depository Trust Company, the nominee of which is Cede & Co., and any permitted successor depository. The Depository shall at all times be a Clearing Corporation.

“Depository Agreement”: For any Series or Class of Book-Entry Notes, the agreement among the Issuer, the Indenture Trustee and the Depository, dated as of the related Issuance Date, relating to such Notes.

“Depository Participant”: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

“Derivative Agreement”: Any currency, interest rate or other swap, cap, collar, guaranteed investment contract or other derivative agreement entered into by the Issuer or the Indenture Trustee (at the direction of and on behalf of the Issuer) in connection with any Class or Series of Notes and identified in the related Indenture Supplement.

“Designated Pool”: As of any date, any Facility Eligible Pool that is identified and included on the Designated Pool Schedule in accordance with Section 2.1(c) on such date.

“Designated Pool Schedule”: As of any date, the list attached hereto as Schedule 1, as it may be amended from time to time in accordance with Section 2.1(c).

“Designated Servicing Contract”: As of any date, any Servicing Contract relating to a Facility Eligible Pool identified on the Designated Pool Schedule on such date.

“Determination Date”: In respect of any Payment Date, the last day of the prior calendar month, or in respect of all other Funding Dates, the sixth (6th) Business Day prior to the Payment Date.

“Determination Date Administrator Report”: A report delivered by the Administrator as described in Section 3.2(a) of this Indenture, which shall be delivered in the form of one or more electronic files.

“Disbursement Report”: As defined in Section 4.3(e) of this Indenture.

“Distribution Compliance Period”: In respect of any Regulation S Global Note or Regulation S Definitive Note, the forty (40) consecutive days beginning on and including the later of (a) the day on which any Notes represented thereby are offered to persons other than distributors (as defined in Regulation S under the Securities Act) pursuant to Regulation S and (b) the Issuance Date for such Notes.

“Eligible Account”: Any account or accounts maintained with an insured depository institution that meets the rating requirements adopted by Freddie Mac and set forth in the Freddie Mac Purchase Documents or the Freddie Mac Guide.

“Eligible Subservicer”: An established mortgage servicer who (a)(1) meets the criteria to be an eligible successor Servicer under the related Designated Servicing Contract(s), (2) is a Freddie Mac approved servicer and (3) has been approved by the Administrative Agent in writing in its reasonable discretion (except in the case of PennyMac Loan Services, LLC, which shall be deemed to have been approved so long as it continues to meet the criteria in subclauses (1) and (2)) or (b) is approved in writing by the Administrative Agent, subject to such financial diligence and control diligence and other tests for eligibility as are required by the Administrative Agent in its reasonable discretion, prior to approval; provided that clauses (a)(3) or (b) shall not apply in the case of any subservicer that is subservicing for PMC for a period not to exceed ninety (90) days.

“Eligible Subservicing Contract”: A subservicing contract that (1) has been approved by the Administrative Agent by signed instrument (except in the case of any subservicer that is subservicing for PMC for a period not to exceed ninety (90) days such approval shall not be required), (2) complies with the terms and provisions of the Freddie Mac Guide and the Freddie Mac Purchase Documents and (3) has not been assigned or amended in any material respect with respect to the reimbursement or funding of Advances without the Administrative Agent’s written consent other than as required by Freddie Mac. The Subservicing Contract and the Subservicer Side Letter Agreement, together, are initially approved by the Administrative Agent as an Eligible Subservicing Contract, assuming continuing compliance with the requirements of clauses (2) and (3) above.

“Entitlement Order”: As defined in Section 8-102(a)(8) of the UCC.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“Escrow Advance”: An advance made by the Servicer (including any predecessor servicer) with respect to a Mortgage Loan in a Designated Pool pursuant to the Servicer’s obligation to do so in accordance with a related Designated Servicing Contract and the Freddie Mac Guide and the Freddie Mac Purchase Documents, of real estate taxes and assessments, or of hazard, flood or primary mortgage insurance premiums, required to be paid (but not otherwise paid) by the related Obligor under the terms of the related Mortgage Loan.

“Escrow Advance Receivable”: Any Receivable representing the right to be reimbursed for an Escrow Advance.

“Escrow Custodial Account”: As defined in the Freddie Mac Guide.

“Escrow Funds”: As defined in the Freddie Mac Guide.

“Euroclear”: Euroclear Bank S.A. /N.V. as operator of the Euroclear System, and any successor thereto.

“Event of Default”: As defined in Section 8.1.

“Excess Cash Amount”: On any Payment Date or Interim Payment Date, the amount of Available Funds remaining following the allocation and payments set forth pursuant to Sections 4.4(a) through (g) or Sections 4.5(a)(1)(i) through (x), as applicable.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Expected Repayment Date”: For each Class of Notes, as specified in the related Indenture Supplement.

“Expense Limit”: With respect to expenses and indemnification amounts, for the Owner Trustee and the Indenture Trustee (in all its capacities), pro rata, $200,000 in any calendar year and, with respect to the Indenture Trustee only (in all of its capacities), $50,000 for any single Payment Date; and for other Administrative Expenses, $50,000 in any calendar year; provided that the Expense Limit shall only apply to distributions made pursuant to Section 4.5(a)(1)(i) and (ii) and Section 4.5(a)(2)(i) and (ii); and provided further, that any amounts in excess of the Expense Limit that have not been paid pursuant to Section 4.5 may be applied toward and subject to the Expense Limit for the subsequent calendar year and payable in a subsequent calendar year. Notwithstanding the foregoing to the contrary, with respect to the expenses and indemnification amounts of the Owner Trustee and the Indenture Trustee (in all of its capacities), an annual Expense Limit of up to $250,000 will apply to distributions made pursuant to Section 4.5(a)(2)(i).

“Facility Early Amortization Event”: Any of the following conditions or events, which is not waived by, together, the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and 100% of the VFN Noteholders:

(i) the occurrence of any Event of Default;

(ii) following a Payment Date on which a draw is made on a General Reserve Fund, the amount on deposit in such General Reserve Fund is not increased back to the related General Reserve Required Amount on or prior to the next Payment Date;

(iii) (A) any United States federal income tax is imposed on the Issuer as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes, any U.S. withholding tax is imposed on payments with respect to the Receivables or (B) a tax, ERISA, or other government lien, in any case, other than Permitted Liens, is imposed on the Receivables or any property of the Issuer or the Depositor;

(iv) failure of the Collateral Test at the end of any Advance Collection Period or at the close of business on the Determination Date for any Payment Date, Interim Payment Date or Funding Date (in each case assuming that all payments and fundings described in the reports delivered in respect of the related Determination Date are paid and funded), any date on which Additional Notes are issued, any date on which the VFN Principal Balance of any VFN is increased, any date on which a Designated Pool is added to or removed from the Trust Estate, or any date on which a Receivable becomes ineligible by virtue of an Unmatured Default or notice of threatened termination as described in clause (i)(B)(y) of the definition of “Facility Eligible Pool”; provided, however, that (a) such failure shall become a Facility Early Amortization Event only if it continues unremedied for a period of two (2) days following the Servicer’s Responsible Officer’s receipt of such notice of or obtaining such actual knowledge, but in no event less than one (1) Business Day; (b) if such failure results solely from Receivables no longer being Facility Eligible Receivables because of an Unmatured Default or threatened termination, such failure shall become a Facility Early Amortization Event only if it continues unremedied for a period of thirty (30) days following the Servicer’s Responsible Officer’s receipt of such notice of or obtaining such actual knowledge (or if a longer period of time to cure such Unmatured Default or threatened termination is permitted in writing (including through electronic transmission) by Fannie Mae or Freddie Mac, then such longer period of time permitted by Fannie Mae or Freddie Mac, as applicable, if any); and (c) if such failure results from a reduction in aggregate Collateral Value as a result of the Weighted Average Advance Rate for such Series or Class being higher than the Trigger Advance Rate for such Series or Class, such failure shall become a Facility Early Amortization Event only if it continues unremedied for a period of five (5) Business Days following the Servicer’s Responsible Officer’s receipt of such notice of or obtaining such actual knowledge;

(v) the Receivables Seller fails to sell and/or contribute all Additional Receivables related to the Designated Pools by the first Funding Date on or after the date that is 30 days after the date upon which such Receivable was created and a Responsible Officer of the Receivables Seller received written notice or has actual knowledge of such failure;

(vi) the sale and/or contribution by the Servicer of Receivables of any Designated Pool to any Person other than the Issuer or other than pursuant to the terms and provisions of the Transaction Documents; or

(vii) the Receivables Seller’s status as an approved seller or the Servicer’s status as an approved servicer of residential mortgages is terminated by Freddie Mac.

“Facility Eligible Pool”: As of any date of determination, any Pool serviced under a Designated Servicing Contract which meets the following criteria:

(i) (A) PMC has not resigned as the servicer for such Pool and (B) PMC is the servicer under such Pool and a Responsible Officer of the Servicer has not received any notice from an authorized officer of Freddie Mac, or otherwise obtained actual knowledge, of (x) the occurrence of any Unmatured Default or Servicer Termination Event by or with respect to the Servicer under such Pool other than, in the case of an Unmatured Default, such Unmatured Default has been cured prior to its becoming a Servicer Termination Event, or (y) threatened termination of the Servicer in writing related to any default existing for 30 or more days by the Servicer under such Pool, or if a longer period of time to cure such Unmatured Default or threatened termination is permitted in writing (including through electronic transmission) by Fannie Mae or Freddie Mac and consented to by the Administrative Agent, then such longer period of time permitted by Fannie Mae or Freddie Mac, as applicable;

(ii) the Designated Servicing Contract related to such Pool is (A) governed by the laws of the United States or a state within the United States and is in full force and effect and (B) subject to, or incorporates by reference, the Freddie Mac Guide and the Freddie Mac Purchase Documents and provides (directly or indirectly by incorporating the Freddie Mac Guide and the Freddie Mac Purchase Documents) that:

(A) any Corporate Advance is validly reimbursable to the Servicer by Freddie Mac pursuant to Chapter 9701 of the Freddie Mac Guide;

(B) any Escrow Advance is reimbursable out of any Escrow Funds for the Mortgage Loan for which the Servicer made the related Advance pursuant to Section 8301.19 of the Freddie Mac Guide and if not reimbursable out of such amounts, then reimbursable by Freddie Mac pursuant to Section 9701 of the Freddie Mac Guide;

(C) any Delinquency Advance is an “advance of Principal and Interest Payments” reimbursable to the Servicer out of any Principal and Interest Payments on any Mortgage Loans in any Pools that are subject to such Designated Servicing Contract that are subsequently deposited pursuant to Section 8301.19 of the Freddie Mac Guide; and

(D) any Delinquency Advance outstanding and unreimbursed to the Servicer at the time of any transfer of servicing to any successor servicer is reimbursable to the Servicer, (x) in respect of interest amounts, no later than the date the funds are due to Freddie Mac pursuant to Section 7101.10 of the Freddie Mac Guide, and (y) in respect of principal amounts, no later than the Effective Date of Transfer (as defined in the Freddie Mac Guide) pursuant to Section 7101.10 of the Freddie Mac Guide.

(iii) pursuant to the Consent Agreement, Freddie Mac has consented to the assignment by the Servicer of its rights to be reimbursed with respect to such Pool and has agreed that the Servicer’s and the Indenture Trustee’s rights to reimbursement of Advances in respect of such Pool are not subject to any right of set-off or other claim of Freddie Mac until all Notes shall have been paid in full and such Consent remains in effect for the entire Pool and has not been terminated as to any of the related Receivables; provided, that if the Consent Agreement is no longer in effect for a Pool solely due to a Consent Withdrawal Date, the Pool shall continue to be a Facility Eligible Pool with respect to the Receivables related thereto created prior to such Consent Withdrawal Date to the extent the Consent shall apply to such Receivables and the withdrawal only applies to Receivables created after the Consent Withdrawal Date and any such Pool shall be identified as a “Consent Withdrawal Pool” on the Designated Pool Schedule hereto;

(iv) the Freddie Mac Guide or the Freddie Mac Purchase Documents incorporated by reference into such Designated Servicing Contract related to such Pool, in each case, has not been amended or modified in any way that would adversely affect the collectability or timing of payment of any of the Aggregate Receivables or the performance of PMC’s, the Depositor’s or the Issuer’s obligations under the Transaction Documents or would otherwise adversely affect the interest of the Noteholders;

(v) all Receivables arising under such Designated Pool are free and clear of any Adverse Claim in favor of any Person other than Permitted Liens;

(vi) such Designated Pool has been reviewed and approved by the Administrative Agent in its sole and absolute discretion;

(vii) the Servicer has not voluntarily elected to change the reimbursement mechanics of Advances in such Designated Pool from a pool-level reimbursement mechanic to a loan-level reimbursement mechanic or from a loan-level reimbursement mechanic to a pool-level reimbursement mechanic without consent of each Administrative Agent; and

(viii) which, if the Servicer engages a subservicer in connection with the related Designated Servicing Contract (whether in effect on the initial Issuance Date or arising or entered into thereafter) to perform the collections on the Mortgage Loan related to such Receivable and administer the making and reimbursement of the related Advances and various related tasks, (a) the Servicer (x) continues to be obligated to fund the Advances under such Designated Servicing Contract and (y) continues to have the contractual rights to be reimbursed for any such Advances made thereunder pursuant to the terms of such Designated Servicing Contract, and the subservicer does not have contractual rights to such Receivables but merely remits the related Advance Reimbursement Amounts to the Collection and Funding Account within two Business Days of receipt thereof, (b) either (i) such subservicer is an Eligible Subservicer or (ii) no more than (x) sixty (60) days have passed since such Subservicer ceased to be an Eligible Subservicer before the Servicer has named a successor Eligible Subservicer and (y) one hundred twenty (120) days have passed since Freddie Mac has approved the successor Eligible Subservicer before such Subservicer has transferred servicing to the successor Eligible Subservicer, and (c) there is an Eligible Subservicing Contract in effect with respect to such Designated Servicing Contract and such subservicing arrangement will be specified on a schedule to the Indenture (as such schedule may be updated from time to time with the consent of the Administrative Agent).

“Facility Eligible Receivable”: A Receivable:

(i) which constitutes a “general intangible” or “payment intangible” within the meaning of Section 9-102(a)(42) or Section 9-102(a)(61) (or the corresponding provision in effect in a particular jurisdiction) of the UCC as in effect in all applicable jurisdictions;

(ii) which is denominated and payable in United States dollars;

(iii) which relates to an Advance (A) in respect of a Mortgage Loan that is included in a Facility Eligible Pool, (B) that at the time it was made, such Advance was authorized pursuant to, and determined by the Servicer in good faith to comply with all requirements for reimbursement related to the Designated Servicing Contract and (C) as to which the Servicer has complied with all of the requirements for reimbursement related to the Designated Servicing Contract and which remains collectible;

(iv) as to which all right, title and interest in and to such Receivable (including good and marketable title) have been validly sold and/or contributed by the Receivables Seller to the Depositor, and validly sold and/or contributed by the Depositor to the Issuer (or in the case of a Delinquency Advance funded in accordance with Section 4.3 hereof, will be sold and/or contributed by the Receivables Seller to the Depositor, and the Depositor to the Issuer, simultaneously with such funding);

(v) with respect to which no representation or warranty made by the Receivables Seller or the Servicer in the Receivables Sale Agreement has been breached, which breach has continued past the time the Receivables Seller was required to pay an Indemnity Payment with respect thereto;

(vi) with respect to which, as of the date such Receivable was acquired by the Issuer, none of the Receivables Seller, the Servicer or the Depositor had (A) taken any action that would impair the right, title and interest of the Indenture Trustee therein, or (B) failed to take any action that was necessary to avoid impairing the Indenture Trustee’s right, title or interest therein;

(vii) the Advance related to which either (A) has been fully funded by the Servicer (or any predecessor servicer) or has been reimbursed by the Servicer (to the extent such Advance was made by an Eligible Subservicer on behalf of the Servicer) using its own funds and/or Collections (as appropriate) in excess of the related Required Expense Reserve, and/or amounts drawn on Variable Funding Notes or out of funds in the Collection and Funding Account or Available Funds as provided herein, or (B) in the case of Delinquency Advances, will be funded on the related Funding Date and all amounts necessary to fund the related Advance are on deposit in an account under the exclusive control and direction of the Indenture Trustee pending remittance to Freddie Mac;

(viii) which relates to a Mortgage Loan (A) that is secured by a first lien on the underlying Mortgaged Property and (B) the terms of which have not been modified after the creation of such Receivable unless the Servicer has submitted a claim for reimbursement thereof to Freddie Mac and no more than ninety (90) days have passed since the date of the modification, but in no event past Freddie Mac timelines for reimbursement;

(ix) which relates to a Mortgage Loan with respect to which Freddie Mac has the responsibility to reimburse the related Advances; and

(x) with respect to which Freddie Mac either (A) has the right, under its Preferred Stock Purchase Agreement with the United States Treasury, to draw at least an amount sufficient to support its obligations or (B) has access to another source of credit support that is acceptable to the Administrative Agent, in its sole discretion, to fund its reimbursement obligations.

“Facility Entity”: As defined in Section 9.5(i).

“Fannie Mae”: The Federal National Mortgage Association (commonly known as Fannie Mae), and its successors.

“FDIC”: The Federal Deposit Insurance Corporation, and its successors.

“Fee Accumulation Amount”: With respect to each Interim Payment Date, the aggregate amount of Fees, plus any Series Fees, up to the Series Fee Limit, plus any Undrawn Fees, due and payable on the next Payment Date plus any expenses (including indemnities) payable on the next Payment Date pursuant to Section 4.5(a)(1)(i) or (ii) or Section 4.5(a)(2)(i) or (ii) that have been invoiced or noticed to the Indenture Trustee and the Administrator prior to the Determination Date for such Interim Payment Date, minus amounts already on deposit in the Accumulation Account (assuming for this purpose that the aggregate VFN Principal Balance remains unchanged from the Determination Date for such Interim Payment Date through the end of the then-current Interest Accrual Period).

“Fee Letter”: For any Series, as defined in the related Indenture Supplement.

“Fees”: Collectively, with respect to any Interest Accrual Period, the Indenture Trustee Fee, the Owner Trustee Fee and the Verification Agent Fee.

“FIFO Provision”: A section or sections in a Designated Servicing Contract specifying that Advances as to a Mortgage Loan are reimbursed on a “first-in, first out” or “FIFO” basis, such that the Advances of a particular type that were disbursed first in time will be reimbursed prior to Advances of the same type with respect to that Mortgage Loan that were disbursed later in time (such Designated Servicing Contracts identified on Schedule 1, as such schedule may be modified from time to time to reflect amendments to the related Designated Servicing Contract).

“Final Payment Date”: For any Class of Notes, the earliest of (i) the Stated Maturity Date for such Class, (ii) after the end of the related Revolving Period, the Payment Date on which the Note Balance of the Notes of such Class has been reduced to zero, and (iii) the Payment Date which follows the Payment Date on which all proceeds of the sale of the Trust Estate are distributed pursuant to Section 8.6.

“Financial Asset”: As defined in Section 8-102(a)(9) of the UCC.

“Freddie Mac”: The Federal Home Loan Mortgage Corporation (commonly known as Freddie Mac), and its successors.

“Freddie Mac Advance”: Any Advance with respect to a Freddie Mac Mortgage Loan.

“Freddie Mac Guide”: The Freddie Mac Single-Family Seller/Servicer Guide, as amended, modified or supplemented from time to time. References to chapters, sections and definitions in the Freddie Mac Guide refer to the chapters, sections and definition references that exist in the Freddie Mac Guide as of the Closing Date, but to the extent that the chapters, sections and definition references change in subsequent amendments to the Freddie Mac Guide, references to the Freddie Mac Guide shall also include any successor or replacement chapter, section and definition references.

“Freddie Mac Purchase Documents”: The Purchase Documents as defined in the Freddie Mac Guide as each such Purchase Document may be amended, modified, restated, supplemented or replaced from time to time.

“Full Amortization Period”: For all Series of Notes, the period that begins upon the occurrence of a Facility Early Amortization Event and ends on the date on which the Notes of all Series are paid or redeemed in full.

“Funding Certification”: A report delivered by the Administrator in respect of each Funding Date pursuant to Section 4.3(a).

“Funding Conditions”: With respect to any proposed Funding Date, the following conditions:

(i) no breach of the Collateral Test shall exist following the proposed funding;

(ii) no breach of representation, warranty or covenant of the Receivables Seller, the Servicer, the Administrator, the Depositor or the Issuer, or with respect to the Receivables, hereunder or under any Transaction Document, shall exist;

(iii) no Funding Interruption Event or Facility Early Amortization Event shall have occurred and be continuing;

(iv) no event shall have occurred which with the giving of notice or the passage of time, or both, would result in a Target Amortization Event in respect of any Series of Notes;

(v) (A) with respect to any Funding Date which will be a VFN Draw Date that is also a Payment Date, the Administrator shall have provided the Indenture Trustee, no later than 3:00 p.m. New York City time on the second Business Day preceding such Funding Date (or such other time as may be agreed to from time to time by the Servicer, the Indenture Trustee and the Administrative Agent), a Determination Date Administrator Report reporting information with respect to the Receivables in the Trust Estate and demonstrating the satisfaction of the Collateral Test, and no later than 3:00 p.m. New York City time on the second Business Day preceding such Funding Date (or such other time as may be agreed to from time to time by the Servicer, the Indenture Trustee and the Administrative Agent), a Funding Certification certifying that all Funding Conditions have been satisfied and (B) with respect to any Funding Date which is not a VFN Draw Date, the Administrator shall have provided the Indenture Trustee, no later than 3:00 p.m. New York City time on the second Business Day preceding such Funding Date (or such other time as may be agreed to from time to time by the Servicer, the Indenture Trustee and the Administrative Agent), a Determination Date Administrator Report reporting information with respect to the Receivables in the Trust Estate and demonstrating the satisfaction of the Collateral Test, and no later than 3:00 p.m. New York City time on the second Business Day preceding such Funding Date (or such other time as may be agreed to from time to time by the Servicer, the Indenture Trustee and the Administrative Agent), a Funding Certification certifying that all Funding Conditions have been satisfied;

(vi) the full amount of the Required Expense Reserve shall be on deposit in the Collection and Funding Account before and after the release of cash from such account to fund the purchase price of Receivables, including amounts necessary to restore full funding of each General Reserve Fund to its General Reserve Required Amount on the upcoming Payment Date;

(vii) the Interest Accumulation Amount, the Fee Accumulation Amount and the Target Amortization Principal Accumulation Amount, if any, are each on deposit in the Accumulation Account;

(viii) the payment of the New Receivables Funding Amount in connection with the related sale of Additional Receivables on such Funding Date shall not result in a material adverse United States federal income tax consequence to the Trust Estate or any Noteholders;

(ix) the Verification Agent is Deloitte & Touche LLP, or if Deloitte & Touche LLP resigns as Verification Agent or terminated by the Receivables Seller, the Depositor or the Issuer, the Administrator has selected a successor verification agent and the Administrative Agent has approved such successor verification agent (such approval not to be unreasonably withheld or delayed) and such successor verification agent has assumed the Verification Agent’s duties, within sixty (60) days of such Verification Agent’s termination or resignation; and

(x) with respect to the initial Funding Date, the Initial Funding Conditions have been satisfied.

“Funding Date”: Any Payment Date, Interim Payment Date or Limited Funding Date occurring at a time when no Facility Early Amortization Event shall have occurred and shall be continuing; provided, that the Administrator shall have delivered a Funding Certification in accordance with Section 4.3(a) for such date.

“Funding Interruption Event”: The occurrence of an event which with the giving of notice or the passage of time, or both, would constitute a Facility Early Amortization Event.

“GAAP”: U.S. generally accepted accounting principles that are (i) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its successors, as in effect from time to time, and (ii) applied consistently with principles applied to past financial statements of PMC and its subsidiaries; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) that such principles have been properly applied in preparing such financial statements.

“General Reserve Fund”: With respect to each Series, the amount held in the Accumulation Account in respect of any requirement to deposit the General Reserve Required Amount for such Series, if applicable.

“General Reserve Required Amount”: For each Series, the amount calculated as described in the related Indenture Supplement.

“GLBA”: As defined in Section 14.14.

“Governmental Authority”: With respect to any Person, any nation or government, any state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, or regulatory functions over such Person.

“Grant”: Pledge, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, create and grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to this Indenture. A Grant of collateral or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of such collateral or other agreement or instrument and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise, and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Increased Costs”: The amounts described in the related Indenture Supplement.

“Increased Costs Limit”: For any Class of Notes, as defined in the related Indenture Supplement.

“Indemnified Party”: As defined in Section 10.3(b).

“Indemnity Payment”: With respect to any Receivable in respect of which a payment is required to be made by the Issuer, the Depositor or the Receivables Seller under Section 2.3 of this Indenture, the Receivables Pooling Agreement or the Receivables Sale Agreement, and as of the Payment Date on which the “Indemnity Payment” must be made, the Receivable Balance of such Receivable as of such Payment Date.

“Indenture”: As defined in the Preamble.

“Indenture Supplement”: With respect to any Series of Notes, a supplement to this Indenture, executed and delivered in conjunction with the issuance of such Notes pursuant to Section 6.1, together with any amendment to the Indenture Supplement executed pursuant to Section 12.1 or 12.2, and, in either case, including all amendments thereof and supplements thereto.

“Indenture Trustee”: The Person named as the Indenture Trustee in the Preamble to this Indenture until a successor Indenture Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Indenture Trustee” means and includes each Person who is then an Indenture Trustee hereunder.

“Indenture Trustee Authorized Officer”: With respect to the Indenture Trustee, Calculation Agent, Paying Agent, Note Registrar or Securities Intermediary, any officer of the Indenture Trustee, Calculation Agent, Paying Agent, Note Registrar or Securities Intermediary assigned to its corporate trust services, including any vice president, assistant vice president, assistant treasurer or trust officer customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Indenture, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject, in each case, having direct responsibility for the administration of this Indenture.

“Indenture Trustee Fee”: The fee payable to the Indenture Trustee hereunder on each Payment Date in a monthly amount to be calculated based on the outstanding balance of the Receivables as of the prior Payment Date, as set forth in Indenture Trustee Fee Letter, which shall be subject to a monthly minimum of $4,500 (which includes the fees to Citibank and its successors and assigns in its capacities as Calculation Agent, Paying Agent, Securities Intermediary and Note Registrar), plus any additional amounts due and owing to the Indenture Trustee pursuant to the Section 11.7.

“Indenture Trustee Fee Letter”: The fee letter agreement between the Indenture Trustee and the Issuer dated on or before the Closing Date, as amended, supplemented, restated, or otherwise modified, setting forth the fees to be paid to the Indenture Trustee for the performance of its duties as Indenture Trustee and in all other capacities.

“Independent Manager”: With respect to the Depositor, (i) a natural person and (ii) a Person who (A) shall not have been at the time of such Person’s appointment, and may not have been at any time during the preceding five (5) years and shall not be as long as such Person is an Independent Manager of the Depositor (1) a direct or indirect legal or beneficial owner in such entity or any of its Affiliates, (2) a member, officer, director, manager, partner, shareholder or employee of the Administrator or any of its managers, members, partners, subsidiaries, shareholders or Affiliates other than the Depositor or any Affiliate thereof that is intended to be structured as a “bankruptcy remote” entity (collectively, the “Independent Parties”) (other than as an Independent Manager or Special Member (as defined in the Depositor’s organizational documents) of any of the Independent Parties that is not in the direct chain of ownership of the Company), (3) a supplier to any of the Independent Parties (other than a nationally-recognized company that routinely provides professional Independent Managers and other corporate services to the Independent Parties in the ordinary course of its business), (4) a person controlling or under common control with any director, member, partner, shareholder or supplier of any of the Independent Parties or (5) a member of the immediate family of any director, member, partner, shareholder, officer, manager, employee or supplier of the Independent Parties, (B) has prior experience as an independent director or manager for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors or managers thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (C) has at least three (3) years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities; provided, that, notwithstanding the terms and provisions of clause (ii)(A)(1) immediately above, the indirect or beneficial ownership of membership interests of the Administrator through a mutual fund or similar diversified investment vehicle with respect to which the owner does not have discretion or control over the investments held by such diversified investment vehicle shall not preclude such owner from being an Independent Manager.

“Index”: For any Series or Class of Notes, as defined in the related Indenture Supplement.

“Initial Funding Conditions”: With respect to the initial Funding Date, the following conditions:

(i) delivery of the Assignment of Receivables documenting the assignment by PMC to the Depositor substantially in the form set forth on Schedule 1 of the Receivables Sale Agreement and the Assignment of Receivables documenting the assignment by the Depositor to the Issuer substantially in the form set forth on Schedule 1 of the Receivables Pooling Agreement;

(ii) if the initial Funding Date does not occur within thirty (30) days after the Closing Date, delivery of bring down search reports of the Issuer, the Depositor and PMC if requested by the Administrative Agent; and

(iii) delivery of the Verification Agent engagement letter and procedures, satisfactory in form and substance to the Administrative Agent.

“Initial Note Balance”: For any Note or for any Class of Notes, the Note Balance of such Note upon the related Issuance Date as specified in the related Indenture Supplement.

“Initial Receivables”: The Receivables sold and/or contributed by the Receivables Seller to the Depositor on the Closing Date pursuant to the Receivables Sale Agreement, and further sold and/or contributed by the Depositor to the Issuer on the Closing Date pursuant to the Receivables Pooling Agreement, and Granted by the Issuer to the Indenture Trustee for inclusion in the Trust Estate, and which consist of Receivables arising from the making by the Receivables Seller of Advances with respect to the Designated Pools listed on the Designated Pool Schedule as of the Closing Date.

“Insolvency Event”: With respect to a specified Person, (i) an involuntary case or other proceeding under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced against any Person or any substantial part of its property, or a petition shall be filed against such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the winding-up or liquidation of such Person’s business and (A) such case or proceeding shall continue undismissed and unstayed and in effect for a period of sixty (60) days or (B) an order for relief in respect of such Person shall be entered in such case or proceeding under such laws or a decree or order granting such other requested relief shall be granted; or (ii) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due or the admission by such Person of its inability to pay its debts generally as they become due.

“Insolvency Proceeding”: Any proceeding of the sort described in the definition of Insolvency Event.

“Interest Accrual Period”: For any Class of Notes and any Payment Date, the period specified in the related Indenture Supplement.

“Interest Accumulation Amount”: With respect to each Interim Payment Date, the sum of the Interest Payment Amount due and payable with respect to all Classes of Notes on the next succeeding Payment Date, plus all Cumulative Interest Shortfall Amounts as of the immediately preceding Payment Date, minus amounts then on deposit in the Accumulation Account (assuming for this purpose that the aggregate VFN Principal Balance remains unchanged from the Determination Date for such Interim Payment Date through the end of its then-current Interest Accrual Period).

“Interest Day Count Convention”: For any Series or Class of Notes, the fraction specified in the related Indenture Supplement to indicate the number of days counted in an Interest Accrual Period divided by the number of days assumed in a year, for purposes of calculating the Interest Payment Amount for each Interest Accrual Period in respect of such Series or Class.

“Interest Payment Amount”: For any Series or Class of Notes, as applicable and with respect to any Payment Date:

(i) for any Class of Term Notes, the related Cumulative Interest Shortfall Amount plus the product of:

(A) the Note Balance as of the close of business on the preceding Payment Date;

(B) the related Note Interest Rate for such Class and for the related Interest Accrual Period; and

(C) the Interest Day Count Convention specified in the related Indenture Supplement; and

(ii) for any Class of Variable Funding Notes, the related Cumulative Interest Shortfall Amount plus the product of:

(A) the average daily aggregate VFN Principal Balance during the related Interest Accrual Period (calculated based on the average of the aggregate VFN Principal Balances on each day during the related Interest Accrual Period);

(B) the related Note Interest Rate for such Class during the related Interest Accrual Period; and

(C) the Interest Day Count Convention specified in the related Indenture Supplement.

“Interested Noteholders”: For any Class, any Noteholder or group of Noteholders holding Notes evidencing not less than 25% of the aggregate Voting Interests of such Class.

“Interim Payment Date”: With respect to any Series of Notes, as specified in the related Indenture Supplement.

“Interim Payment Date Report”: As defined in Section 3.2(c).

“Invested Amount”: For any Series or Class of Notes, the related Series Invested Amount or Class Invested Amount, as applicable.

“Investment Company Act”: The Investment Company Act of 1940, as amended.

“Issuance Date”: For any Series of Notes, the date of issuance of such Series, as set forth in the related Indenture Supplement.

“Issuer”: As defined in the Preamble.

“Issuer Affiliate”: Any person involved in the organization or operation of the Issuer or an affiliate of such a person within the meaning of Rule 3a-7 promulgated under the Investment Company Act.

“Issuer Amount”: As defined in Section 4.3(e).

“Issuer Authorized Officer”: Any director or any authorized officer of the Owner Trustee or the Administrator who may also be an officer or employee or an Affiliate of PMC.

“Issuer Certificate”: A certificate (including an Officer’s Certificate) signed in the name of an Issuer Authorized Officer, or signed in the name of the Issuer by an Issuer Authorized Officer. Wherever this Indenture requires that an Issuer Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be an employee or an Affiliate of PMC.

“Issuer Tax Opinion”: With respect to any undertaking, an Opinion of Counsel to the effect that, for United States federal income tax purposes, (i) such undertaking will not result in the Issuer or the Trust Estate being subject to tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes, (ii) if any Notes are issued or deemed issued as a result of such undertaking, any Notes issued or deemed issued on such date that are outstanding for United States federal income tax purposes will be debt, and, if requested by the Administrative Agent, (iii) such undertaking will not cause the Noteholders or beneficial owners of Notes previously issued to be deemed to have sold or exchanged such Notes in a manner that generates gain or loss for federal income tax purposes under Section 1001 of the Code.

“Judicial Corporate Advance”: Any Corporate Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Judicial State.

“Judicial Corporate Receivable”: Any Corporate Advance Receivable in respect of a Judicial Corporate Advance.

“Judicial Escrow Advance”: Any Escrow Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Judicial State.

“Judicial Escrow Receivable”: Any Escrow Advance Receivable in respect of a Judicial Escrow Advance.

“Judicial State”: Each state or territory of the United States that is not a Non-Judicial State.

“Limited Funding Date”: With respect to any Series of Notes, up to eight (8) dates each calendar month that are agreed to between the Issuer and the Noteholders of the Variable Funding Notes, as specified in the Indenture Supplement.

“Majority Noteholders”: With respect to any Series or Class of Notes or all Outstanding Notes, the Noteholders of greater than 50% of the Note Balance of the Outstanding Notes of such Series or Class or of Outstanding Notes, as the case may be, measured by Voting Interests in any case.

“Margin”: For any Class of Notes bearing interest at a floating rate, the fixed per annum rate that is added to the applicable Index to determine the Note Interest Rate for such Class for any Interest Accrual Period. The “Margin” for each Class of Notes is specified in the related Indenture Supplement.

“Maximum VFN Principal Balance”: For any VFN Class, the amount specified in the related Indenture Supplement.

“Monthly Advance Collection Period”: With respect to any Payment Date, the period beginning on the Determination Date for the preceding Payment Date and ending at the close of business on the day before the Determination Date for the current Payment Date, except that, with respect to the initial Payment Date, the Monthly Advance Collection Period begins on the Cut-off Date and ends at the close of business on the day before the related Determination Date.

“Month-to-Date Available Funds”: With respect to any Interim Payment Date or any Payment Date, the aggregate amount of Collections deposited into the Collection and Funding Account during the period beginning on the day immediately succeeding the Payment Date prior to such Interim Payment Date or Payment Date and ending on such Interim Payment Date or Payment Date.

“Moody’s”: Moody’s Investors Service, Inc. or any successors thereto.

“Mortgage”: With respect to a Mortgage Loan, a mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note.

“Mortgage Loan”: A loan secured by a Mortgage on real property (including REO Property resulting from the foreclosure of the real property that had secured such loan), which loan has been transferred and assigned to Freddie Mac and in a Pool and serviced for Freddie Mac pursuant to a Designated Servicing Contract.

“Mortgage Note”: The note or other evidence of the indebtedness of a mortgagor secured by a Mortgage under a Mortgage Loan and all amendments, modifications and attachments thereto.

“Mortgaged Property”: The interest in real property securing a Mortgage Loan as evidenced by the related Mortgage, together with improvements thereto securing a Mortgage Loan.

“Net Excess Cash Amount”: On any Payment Date or Interim Payment Date, the amount of funds available after application of funds in accordance with Section 4.4 and Section 4.5 of this Indenture, as applicable, which are to be distributed to the Depositor pursuant to Section 4.4(h) or Section 4.5(a)(1)(xi) or Section 4.5(a)(2)(vi), as applicable.

“New Receivables Funding Amount”: For any Funding Date and with respect to any amounts to be disbursed on any Funding Date, an amount equal to the sum of the Series New Receivables Funding Amounts for all Outstanding Series for all Additional Receivables to be funded on such Funding Date, subject to limitation by the amount of Available Funds and by the amount that may be drawn on the any VFNs in respect of such Funding Date and subject to the satisfaction of all Funding Conditions; provided, however, that (1) in any event the aggregate New Receivables Funding Amount disbursed on any Funding Date shall be limited to an amount which may be disbursed without resulting in a violation of the Collateral Test, (2) no amounts may be drawn on VFNs on a Limited Funding Date, and (3) the New Receivables Funding Amount on a Limited Funding Date is limited to amounts then on deposit in the Collection and Funding Account minus the Required Expense Reserve.

“Non-FIFO Receivable”: A Receivable that arises under a Designated Servicing Contract that does not contain a FIFO Provision.

“Non-Judicial Corporate Advance”: Any Corporate Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Non-Judicial State.

“Non-Judicial Corporate Receivable”: A Corporate Advance Receivable in respect of a Non-Judicial Corporate Advance.

“Non-Judicial Escrow Advance”: Any Escrow Advance in respect of a Mortgage Loan secured by a Mortgaged Property located in a Non-Judicial State.

“Non-Judicial Escrow Receivable”: An Escrow Advance Receivable in respect of a Non-Judicial Escrow Advance.

“Non-Judicial State”: Each of the following: Alabama, Alaska, Arizona, Arkansas, California, Colorado, Georgia, Idaho, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nevada, New Hampshire, North Carolina, Oregon, Rhode Island, Tennessee, Texas, Utah, Virginia, Washington, West Virginia and Wyoming. Additional Non-Judicial States may be designated from time to time pursuant to Section 12.1.

“Nonpublic Personal Information”: Any consumer’s nonpublic personal information as defined in the GLBA.

“Note or Notes”: Any note or notes of any Class authenticated and delivered from time to time under this Indenture and the related Indenture Supplement including, but not limited to, any Variable Funding Note.

“Note Balance”: On any date (i) for any Term Note, or for any Series or Class of Term Notes, as the context requires, the Initial Note Balance of such Term Note or the aggregate of the Initial Note Balances of the Term Notes of such Series or Class, as applicable, less all amounts paid to Noteholder of such Term Note or Noteholders of such Term Notes with respect to principal, (ii) for any Variable Funding Note, its VFN Principal Balance on such date and (iii) for any other Note, as set forth in the related Indenture Supplement.

“Note Interest Rate”: For any Note, or for any Series or Class of Notes as the context requires, the interest rate specified, or calculated as provided in, the related Indenture Supplement; provided, that on any day on which a Facility Early Amortization Event shall have occurred and shall be continuing at the opening of business on such day, the Note Interest Rate for any Class of Notes shall equal the applicable Default Rate.

“Note Owner”: With respect to a Book Entry Note, the Person who is the owner of such Book Entry Note, as reflected on the books of the Depository, or on the books of a Person maintaining an account with such Depository (directly as a Depository Participant or as an indirect participant, in each case in accordance with the rules of such Depository) and with respect to any Definitive Notes, the Noteholder of such Note.

“Note Payment Account”: The segregated non-interest bearing trust account or accounts, each of which shall be an Eligible Account, established and maintained pursuant to Section 4.1 and Section 4.8 and entitled “Citibank, N.A. as Indenture Trustee in trust for the Noteholders of the PMT ISSUER TRUST – FHLMC SAF Advance Receivables Backed Notes, Note Payment Account.”

“Note Purchase Agreement”: An agreement with one or more initial purchasers or placement agents under which the Issuer will sell the Notes to such initial purchaser, or contract with such placement agent for the initial private placement of the Notes, as may be amended from time to time and in each case as further defined in the related Indenture Supplement.

“Note Rating Agency”: Any NRSRO, and, with respect to any Outstanding Class of Notes, each rating agency, if any, specified in the related Indenture Supplement. References to Note Rating Agencies or “each” or “any” Note Rating Agency in this Indenture refer to Note Rating Agencies that were engaged to rate any Notes issued under this Indenture, which Notes are still Outstanding.

“Note Register”: As defined in Section 6.5.

“Note Registrar”: The Person who keeps the Note Register specified in Section 6.5.

“Noteholder”: The Person in whose name a Note is registered in the Note Register, except that, solely for the purposes of giving certain consents, waivers, requests or demands as may be specified in this Indenture, the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, the Receivables Seller or any Person that is an Affiliate of either or both of the Issuer and the Receivables Seller, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained (unless such Person is the sole holder of the Notes as certified to in an officer’s certificate suitable in form to the Indenture Trustee, and accompanied by such evidence as the Indenture Trustee may require). So long as an Event of Default or Facility Early Amortization Event has not occurred, the Notes may not be transferred to (i) a Person who appears on the list of direct competitors provided in writing to the Administrative Agent and the Noteholders, which list may be updated from time to time upon mutual agreement of PMC and the Administrative Agent or (ii) Persons that are parties directly adverse to PMC or any Affiliate of PMC in any pending adverse legal action or proceeding before a court or tribunal of competent jurisdiction so long as the Administrator shall have identified in writing each such Person to the Noteholders and the Administrative Agent. The Indenture Trustee shall have no responsibility to count any Person as a Noteholder who is not permitted to be so counted hereunder pursuant to the definition of “Outstanding” unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Person is an Affiliate of either or both of the Issuer and Receivables Seller.

“Noteholders’ Amount”: As defined in Section 4.3(e).

“NRSRO”: A nationally recognized statistical rating organization that is a credit rating agency that issues credit ratings that the U.S. Securities and Exchange Commission permits other financial firms to use for certain regulatory purposes.

“Obligor”: Any Person who owes or may be liable for payments under a Mortgage Loan.

“OFAC”: As defined in Section 9.1(y).

“Officer’s Certificate”: A certificate signed by an Issuer Authorized Officer and delivered to the Indenture Trustee. Wherever this Indenture requires that an Officer’s Certificate be signed also by an accountant or other expert, such accountant or other expert (except as otherwise expressly provided in this Indenture) may be an employee or Authorized Representative of the Receivables Seller or the Servicer.

“Opinion of Counsel”: A written opinion of counsel reasonably acceptable to the Indenture Trustee, which counsel may, without limitation, and except as otherwise expressly provided in this Indenture and except for any opinions related to tax matters or material adverse effects on Noteholders, be an employee or Authorized Representative of the Issuer, the Receivables Seller or any of their Affiliates and for any opinions related to tax matters, must be an opinion of counsel nationally recognized in the tax aspects of asset securitization.

“Organizational Documents”: The Issuer’s Trust Agreement (including the related Owner Trust Certificate).

“Outstanding”: With respect to all Notes and, with respect to a Note or with respect to Notes of any Series or Class means, as of the date of determination, all such Notes theretofore authenticated and delivered under this Indenture, except:

(i) any Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation, or canceled by the Issuer and delivered to the Indenture Trustee pursuant to Section 6.7;

(ii) any Notes to be redeemed for whose full payment (including principal and interest) redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Noteholders of such Notes; provided that, if such Notes are to be redeemed, notice of such redemption has been duly given if required pursuant to this Indenture, or provision therefore satisfactory to the Indenture Trustee has been made;

(iii) any Notes which are canceled pursuant to Section 7.3; and

(iv) any Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture (except with respect to any such Note as to which proof satisfactory to the Indenture Trustee is presented that such Note is held by a person in whose hands such Note is a legal, valid and binding obligation of the Issuer).

For purposes of determining the amounts of deposits, allocations, reallocations or payments to be made, unless the context clearly requires otherwise, references to “Notes” will be deemed to be references to “Outstanding Notes.” In determining whether the Noteholders of the requisite principal amount of such Outstanding Notes have taken any Action hereunder, Notes owned by the Issuer, the Receivables Seller, or any Affiliate of the Issuer or the Receivables

Seller shall be disregarded. In determining whether the Indenture Trustee will be protected in relying upon any such Action, only Notes which an Indenture Trustee Authorized Officer has actual knowledge are owned by the Issuer or the Receivables Seller, or any Affiliate of the Issuer or the Receivables Seller, will be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee proves to the satisfaction of the Indenture Trustee the pledgee’s right to act as owner with respect to such Notes and that the pledgee is not the Issuer or the Receivables Seller or any Affiliate of the Issuer or the Receivables Seller.

“Owner”: When used with respect to a Note, any related Note Owner.

“Owner Trust Certificate”: A certificate evidencing a 100% undivided beneficial interest in the Issuer.

“Owner Trustee”: WSFS, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor Owner Trustee thereunder.

“Owner Trustee Fee”: The annual fee payable as agreed upon by the Owner Trustee and the Depositor pursuant to the Owner Trustee Fee Letter.

“Owner Trustee Fee Letter”: The fee letter agreement between the Owner Trustee and the Depositor dated the Closing Date, as amended, supplemented, restated, or otherwise modified, setting forth the fees to be paid to the Owner Trustee for the performance of its duties as Owner Trustee of the Issuer.

“Partial Redemption Amounts”: For any Series or Class of Notes, an amount determined by the Issuer; provided, however, that such Partial Redemption Amount may only be funded using the proceeds of an issuance of one or more additional Series or Classes of Notes, or from cash or funds that are not Collections on the Receivables in the Trust Estate.

“Paying Agent”: The same Person who serves at any time as the Indenture Trustee, or an Affiliate of such Person, as paying agent pursuant to the terms of this Indenture.

“Payment Date”: In any month beginning in September 2023, the tenth (10th) calendar day of such month or, if such day is not a Business Day, the next Business Day following such day.

“Payment Date Report”: As defined in Section 3.2(b).

“Payment Default”: An Event of Default of the type described in Section 8.1(a).

“Percentage of Participation”: As defined in the Freddie Mac Guide.

“Permitted Investments”: At any time, any one or more of the following obligations and securities:

(i) (a) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or (b) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, any agency or instrumentality of the United States, provided that such obligations are backed by the full faith and credit of the United States; and provided further that the short-term debt obligations of such agency or instrumentality at the date of acquisition thereof have been rated (x) “A-1” or the equivalent by any NRSRO if such obligations have a maturity of less than sixty (60) days after the date of acquisition or (y) “A-1+” or the equivalent by any NRSRO if such obligations have a maturity greater than sixty (60) days after the date of acquisition;

(ii) repurchase agreements on obligations specified in clause (a) maturing not more than three months from the date of acquisition thereof; provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated “A-1+” or the equivalent by any NRSRO;

(iii) certificates of deposit, time deposits and bankers’ acceptances of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by a federal and/or state banking authority of the United States; provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated “A-1+” or the equivalent by any NRSRO;

(iv) commercial paper of any entity organized under the laws of the United States or any state thereof which on the date of acquisition has been rated “A-1+” or the equivalent by any NRSRO;

(v) interests in any U.S. money market fund which, at the date of acquisition of the interests in such fund (including any such fund that is managed by the Indenture Trustee or an Affiliate of the Indenture Trustee or for which the Indenture Trustee or an Affiliate acts as advisor) and throughout the time as the interest is held in such fund, has a rating of “AAAm” or the equivalent by any NRSRO; or

(vi) other obligations or securities that are acceptable to the NRSRO as Permitted Investments hereunder and if the investment of account funds therein will not result in a reduction in the then current rating of the Notes, as evidenced by a letter to such effect from the NRSRO;

provided, that each of the foregoing investments shall mature no later than the Business Day prior to the Payment Date immediately following the date of purchase thereof (other than in the case of the investment of monies in instruments of which the Indenture Trustee is the obligor, which may mature on the related Payment Date), and shall be required to be held to such maturity; and provided further, that each of the Permitted Investments may be purchased by the Indenture Trustee through an Affiliate of the Indenture Trustee.

Permitted Investments are only those which are acquired by the Indenture Trustee in its capacity as Indenture Trustee, and with respect to which (A) the Indenture Trustee has noted its interest therein on its books and records, and (B) the Indenture Trustee has purchased such investments for value without notice of any adverse claim thereto (and, if such investments are securities or other financial assets or interests therein, within the meaning of Section 8-102 of the UCC, without acting in collusion with a Securities Intermediary in violating such Securities Intermediary’s obligations to entitlement holders in such assets, under Section 8-504 of the UCC, to maintain a sufficient quantity of such assets in favor of such entitlement holders), and (C) either (i) such investments are in the possession of the Indenture Trustee or (ii) such investments, (x) if certificated securities and in bearer form, have been delivered to the Indenture Trustee, or if in registered form, have been delivered to the Indenture Trustee and either registered by the issuer in the name of the Indenture Trustee or endorsed by effective endorsement to the Indenture Trustee or in blank; (y) if uncertificated securities, ownership of such securities has been registered in the name of the Indenture Trustee on the books of the issuer thereof (or another person, other than a Securities Intermediary, either has become the registered owner of the uncertificated security on behalf of the Indenture Trustee or, having previously become the registered owner, acknowledges that it holds for the Indenture Trustee); or (z) if Securities Entitlements representing interests in securities or other financial assets (or interests therein) held by a Securities Intermediary, a Securities Intermediary indicates by book entry that a security or other financial asset has been credited to the Indenture Trustee’s Securities Account with such Securities Intermediary. No instrument described hereunder may be purchased at a price greater than par, if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

“Permitted Lien”: Any (i) liens for taxes, assessments, or similar charges incurred in the ordinary course of business and which are not yet due or as to which the period of grace, if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP and (ii) any rights of Freddie Mac as contemplated by the Consent Agreement, the Freddie Mac Guide, the Freddie Mac Purchase Documents, and any Designated Servicing Contract, as applicable.

“Permitted Refinancing”: An assignment by the Issuer, subject to satisfaction of Section 2.1(c), (i) to a third party unaffiliated with the Servicer, (ii) to an Affiliate of the Servicer, provided that no more than 10% of the aggregate Receivable Balances of all Receivables under all Designated Pools may be subject to such assignment or (iii) to a special purpose, bankruptcy-remote entity, of one or more Receivables related to the Mortgage Loans attributable to one or more Designated Pools, as a result of which assignment the assignee pays to the Issuer 100% of the Receivable Balances with respect to such Receivables; so long as, in the case of an assignment to any special purpose entity if requested by the Administrative Agent, an opinion of external legal counsel reasonably satisfactory to the Administrative Agent, to the effect that the assignee would not be substantively consolidated with PMC or any non-special purpose entity Affiliate of PMC involved in the transactions contemplated herein, shall have been delivered to the Administrative Agent.

“Person”: Any individual, corporation, estate, partnership, limited liability company, limited liability partnership, joint venture, association, joint-stock company, business trust, trust, unincorporated organization, government sponsored enterprise, government or any agency or political subdivision thereof, or other entity of a similar nature.

“Place of Payment”: With respect to any Class of Notes issued hereunder, the city or political subdivision so designated with respect to such Class of Notes by the Indenture Trustee.

“PMC”: As defined in the Preamble.

“Pool”: Those certain Mortgage Loans included in the seller/servicer identification numbers specified on Schedule A to the Consent Agreement and subject to the Consent Agreement. For the avoidance of doubt, the Mortgage Loans which are subject to the Pool as of the Closing Date are set forth on Schedule B to the Consent Agreement.

“Predecessor Notes”: Of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 6.2 in lieu of a mutilated, lost, destroyed or stolen Note will be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

“Principal and Interest Custodial Account”: As defined in the Freddie Mac Guide.

“Principal and Interest Payments”: As defined in the Freddie Mac Guide.

“Privacy Laws”: As defined in Section 14.14.

“PTCE”: As defined in Section 6.1(i).

“Qualified Institutional Buyer”: As defined in Rule 144A under the Securities Act.

“Ratings Effect”: A reduction, qualification with negative implications or withdrawal of any then current rating of any Outstanding Notes by an applicable Note Rating Agency (other than as a result of the termination of such Note Rating Agency).

“Receivable”: The contractual right (i) to reimbursement relating to a Designated Servicing Contract and the Freddie Mac Guide and/or Freddie Mac Purchase Documents for an Advance made by the Servicer (including any predecessor servicer) with respect to a Mortgage Loan in a Designated Pool pursuant to such Designated Servicing Contract, which Advance has not previously been reimbursed, and which contractual right to reimbursement has been Granted to the Indenture Trustee for inclusion in the Trust Estate by the Issuer hereunder, and including all rights of the Servicer (including any predecessor servicer) to enforce payment of such obligation relating to the Designated Servicing Contract, consisting of the Initial Receivables and all Additional Receivables and (ii) to amounts to be paid as consideration for any purchase of the contractual right to reimbursement described under clause (i). A “Receivable” remains a “Receivable,” and is not deemed to have been converted into cash, except to the extent that cash in respect of a reimbursement of that Receivable has been deposited into the Collection and Funding Account. A “Receivable” is originated when (i) the Servicer makes the related Advance (which, with respect to Advances made by an Eligible Subservicer, means at such time that the Servicer reimburses the Eligible Subservicer for such Advance) or, (ii) with respect to Advances made by a predecessor servicer, when the Servicer reimburses the predecessor servicer for such Advance when the Servicer assumes servicing of the related Mortgage Loan.

“Receivable Balance”: As of any date of determination and with respect to any Receivable, the outstanding amount of such Receivable, which shall only be reduced to the extent that cash in respect of reimbursement of that Receivable has been deposited into the Collection and Funding Account.

“Receivable File”: The documents described in Section 2.2 pertaining to a particular Receivable.

“Receivables Pooling Agreement”: The Receivables Pooling Agreement, dated as of the Closing Date, between the Depositor, as seller, and the Issuer, as purchaser, as amended, supplemented, restated, or otherwise modified from time to time.

“Receivables Sale Agreement”: The Receivables Sale Agreement, dated as of the Closing Date, between the Receivables Seller, as seller, and the Depositor, as purchaser, as amended, supplemented, restated, or otherwise modified from time to time.

“Receivables Sale Termination Date”: The earlier to occur of the (i) date, after the conclusion of the Revolving Period, on which all amounts due on all Classes of Notes issued by the Issuer pursuant to this Indenture, and all other amounts payable to any party pursuant to this Indenture, shall have been paid in full. (ii) date, after conclusion of the Revolving Period, on which the Additional Receivables Cap (as defined in the Receivables Pooling Agreement) has been met, and (iii) Consent Withdrawal Date.

“Receivables Seller”: PMC, as the entity that shall, on and after the Closing Date, sell to the Depositor all Receivables created on and after the Closing Date with respect to the Designated Pools.

“Record Date”: For the interest or principal payable on any Note on any applicable Payment Date or Interim Payment Date, (i) for a Book Entry Note, the last Business Day before such Payment Date or Interim Payment Date, as applicable, and (ii) for a Definitive Note, the last day of the calendar month preceding such Payment Date or Interim Payment Date, as applicable, unless otherwise specified in the related Indenture Supplement.

“Redemption Amount”: With respect to a redemption of any Series or Class of Notes by the Issuer pursuant to Section 13.1, an amount, which when applied together with other Available Funds pursuant to Section 4.5, shall be sufficient to pay an amount equal to the sum of (i) the Note Balance of all Outstanding Notes of such Series or Class as of the applicable Redemption Payment Date or Redemption Date, (ii) all accrued and unpaid interest on the Notes of such Series or Class through the day prior to such Redemption Payment Date or Redemption Date, (iii) any and all amounts allocable to such Series or Class and then owing to the Indenture Trustee or the Securities Intermediary from the Issuer pursuant to the terms hereof, and (iv) any and all other amounts allocable to such Series or Class and then due and payable hereunder and sufficient to authorize the satisfaction and discharge of this Indenture pursuant to Section 2.1.

“Redemption Date”: As defined in Section 13.1.

“Redemption Notice”: As defined in Section 13.2.

“Redemption Payment Date”: As defined in Section 13.1.

“Regulation RR”: The regulations required under Section 15G of the 1934 Act, added pursuant to Section 941(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“Regulation S”: Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

“Regulation S Definitive Note”: As defined in Section 5.2(c)(ii).

“Regulation S Global Note”: As defined in Section 5.2(c)(ii).

“Regulation S Note”: As defined in Section 5.2(c)(ii).

“Regulation S Note Transfer Certificate”: As defined in Section 6.5(i)(ii).

“REO Property”: A Mortgaged Property in which Freddie Mac has acquired title to such Mortgaged Property through foreclosure or by deed in lieu of foreclosure.

“Required Expense Reserve”: An amount that, following any Funding Date (other than a Funding Date that is a Payment Date), shall remain on deposit in the Collection and Funding Account, which amount shall equal (i) the amounts payable in respect of Fees and invoiced or regularly occurring expenses payable from Available Funds on the next Payment Date, plus (ii) all accrued and unpaid interest due on the Notes on the next Payment Date following such Funding Date, plus (iii) all amounts required to be deposited into each General Reserve Fund on the next Payment Date, plus (iv) the aggregate of all Target Amortization Amounts payable on the next Payment Date, except with respect to any Classes of Notes for which the related Indenture Supplement provides that Target Amortization Amounts shall not be reserved as part of the Required Expense Reserve.

“Responsible Officer”:

(i) When used with respect to the Indenture Trustee, the Calculation Agent, the Note Registrar, the Securities Intermediary or the Paying Agent, an Indenture Trustee Authorized Officer;

(ii) when used with respect to the Issuer, any Issuer Authorized Officer who is an officer of the Issuer or is an officer of the Administrator of the type referred to in clause (iii) below;

(iii) when used with respect to the Servicer or the Administrator, the chief executive officer, the chief financial officer, chief operations officer, chief portfolio risk officer, any vice president, any secretary, any managing director or executive authorized to sign on behalf of the Servicer or the Administrator, as the case may be; and

(iv) when used with respect to the Owner Trustee, as defined in the Trust Agreement.

“Retained Note”: As defined in Section 14.3.

“Revolving Period”: For any Series or Class of Notes, the period of time which begins on the related Issuance Date and ends on the earlier to occur of (i) a Target Amortization Event for such Series or Class of Notes and (ii) a Facility Early Amortization Event.

“Rule 144A”: Rule 144A promulgated under the Securities Act.

“Rule 144A Definitive Note”: As defined in Section 5.2(c)(i).

“Rule 144A Global Note”: As defined in Section 5.2(c)(i).

“Rule 144A Note”: As defined in Section 5.2(c)(i).

“Rule 144A Note Transfer Certificate”: As defined in Section 6.5(i)(iii).

“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.

“Sale Date”: As defined in the Receivables Sale Agreement.

“Sale”: Any sale of any portion of the Trust Estate pursuant to Section 8.16, including but not limited to, any exercise by the Indenture Trustee of its rights pursuant to the UCC.

“Sanctions”: As defined in Section 9.1(y).

“Schedule of Receivables”: On any date, a schedule, which shall be delivered by the Administrator to the Indenture Trustee, and retained by the Indenture Trustee, in an electronic form, listing the outstanding Receivables sold and/or contributed to the Depositor under the Receivables Sale Agreement and sold and/or contributed to the Issuer under the Receivables Pooling Agreement and Granted to the Indenture Trustee pursuant to this Indenture, as updated from time to time to list Additional Receivables Granted to the Indenture Trustee and deducting any amounts paid against the Receivables as of such date, identifying such Receivables by Designated Pool, dollar amount of the related Advance, identifying the Advance Type for such Receivable and identifying the related Mortgage Loan number and date of the related Advance. The Indenture Trustee shall be entitled to rely conclusively on the then current Schedule of Receivables until receipt of a superseding schedule.

“Securities Account”: As defined in Section 8-501(a) of the UCC.

“Securities Act”: The Securities Act of 1933, as amended.

“Securities Intermediary”: As defined in Section 8-102(a)(14) of the UCC, and where appropriate, shall mean Citibank or its successor, in its capacity as securities intermediary pursuant to Section 4.9.

“Security Entitlement”: As defined in Section 8-102(a)(17) of the UCC.

“Security Interest”: The security interest in the Collateral Granted to the Indenture Trustee pursuant to the Granting Clause.

“Senior Cumulative Interest Shortfall Amount”: Any Cumulative Interest Shortfall Amount attributable to any Senior Interest Amount that is unpaid.

“Senior Interest Amount”: For any Interest Accrual Period and any Class of Notes, interest accrued on such Class during such period, up to an amount equal to interest on such Class’s Note Balance at the applicable Note Interest Rate.

“Series Allocation Percentage”: For any Series on any date of determination, the percentage obtained by dividing (i) Series Invested Amount for such Series by (ii) the aggregate of the Series Invested Amounts for all Outstanding Series.

“Series Available Funds”: As defined in Section 4.5(a)(2)(iii) hereof.

“Series Fee Limit”: For any Series, as specified in the related Indenture Supplement.

“Series Fees”: For any Series, as specified in the related Indenture Supplement, subject to any carve-outs for items payable solely on a subordinated basis in the related Indenture Supplement.

“Series Funding Allocation Percentage”: On any Funding Date, for any Additional Receivables and for any VFN Series in respect of which such Receivable has a positive Collateral Value, the percentage obtained by dividing (i) the Series Invested Amount of such Series by (ii) the aggregate of the Series Invested Amount of all VFN Series for which such Additional Receivable has a positive Collateral Value.

“Series Invested Amount”: For any Series on any date, the highest Class Invested Amount for any Class of Notes included in such Series.

“Series New Receivables Funding Amount”: For any Funding Date for any Series and any Additional Receivable proposed to be funded on such Funding Date, the related Series Funding Allocation Percentage of the product of (i) the applicable Weighted Average CV Adjusted Advance Rate (taking into account the inclusion of the new Additional Receivables but not taking into account any Trigger Advance Rate for purposes of calculating the Weighted Average CV Adjusted Advance Rate for purposes of this definition) and (ii) (A) the aggregate Receivable Balance of all Receivables under all Designated Pools, including all Receivables conveyed to the Issuer since the previous Funding Date minus (B) the aggregate Invested Amounts of all Outstanding Series prior to the funding on such Funding Date.

“Servicer”: PMC in its capacity as the Servicer under the Designated Servicing Contracts for the Designated Pools in servicing the related Mortgage Loans for and on behalf of Freddie Mac and any successor named servicer appointed under the particular Designated Servicing Contract for the Designated Pool.

“Servicer Termination Event”: With respect to any Designated Servicing Contract or Designated Pool, the occurrence of any events or conditions, and the passage of any cure periods and giving to and receipt by the Servicer of any required notices, as a result of which Freddie Mac has the current right to terminate, the Servicer as servicer under such Designated Servicing Contract or Designated Pool.

“Servicing Contract”: Any servicing contract pursuant to which the Servicer is servicing Mortgage Loans for and on behalf of Freddie Mac in connection with one or more Pools included in the master trust, each as amended, supplemented, restated, or otherwise modified from time to time including by the Freddie Mac Guide and the Freddie Mac Purchase Documents, as applicable.

“Servicing Standards”: As defined in Section 10.2(k).

“Stated Maturity Date”: For each Class of Notes, the date specified in the Indenture Supplement for such Note as the fixed date on which the outstanding principal and all accrued interest for such Series or Class of Notes is due and payable.

“Stop Date”: As defined in the Receivables Sale Agreement.

“Subordinated Cumulative Interest Shortfall Amount”: Any Cumulative Interest Shortfall Amount attributable to any Subordinated Interest Amount that is unpaid.

“Subordinated Interest Amount”: For any Class of Notes and any Interest Accrual Period, the positive difference, if any, between the amount of interest accrued in such Interest Accrual Period on the related Note Balance at the related Note Interest Rate on such Class and the related Senior Interest Amount.

“Subservicer Side Letter Agreement”: Each of (i) the Subservicer Side Letter Agreement, dated as of August 10, 2023, by and between PennyMac Loan Services, LLC, the Issuer, the Administrative Agent, the Indenture Trustee and the Servicer and (ii) such other side letter agreements as may be entered into from time to time between an Eligible Subservicer and the Servicer relating to the servicing of the Mortgage Loans.

“Subservicing Contract”: Each of (i) the Flow Servicing Agreement, dated as of June 1, 2022, by and between the Servicer and PennyMac Loan Services, LLC and (ii) such other subservicing agreements as may be entered into from time to time between an Eligible Subservicer and the Servicer relating to the servicing of the Mortgage Loans.

“Subsidiary”: With respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of Such Person.

“Target Amortization Amount”: For any Interim Payment Date or any Payment Date, as the case may be, for each Class of Notes then in its Target Amortization Period, the monthly amount specified in, or calculated as described in, the related Indenture Supplement; provided, that such monthly amount must be either a fixed dollar amount or a fixed percentage of the Note Balance of such Class as of the first day of its Target Amortization Period.

“Target Amortization Class”: Any Class of Notes that is in its Target Amortization Period at a time when no Facility Early Amortization Event shall have occurred and be continuing unwaived.

“Target Amortization Event”: For any Series or Class of Notes, the earlier of (i) the related Expected Repayment Date and (ii) the occurrence of any of the events designated as such in the related Indenture Supplement; provided, that if any Target Amortization Event occurs with respect to any VFN, it shall constitute a Target Amortization Event for all Classes of VFNs.

“Target Amortization Period”: For any Class of Notes, the period that begins upon the termination of the related Revolving Period and ends upon the earlier of (i) a Facility Early Amortization Event and (ii) the date on which the Notes of such Class are paid in full, in accordance with the related Indenture Supplement.

“Target Amortization Principal Accumulation Amount”: For any Target Amortization Class on any date, the Target Amortization Amount for the next Payment Date.

“Term Note”: Notes of any Series or Class designated as “Term Notes” in the related Indenture Supplement.

“Transaction Documents”: Collectively, this Indenture, each Note Purchase Agreement, the Receivables Sale Agreement, the Receivables Pooling Agreement, the Fee Letter, the Indenture Trustee Fee Letter, the Owner Trustee Fee Letter, the Schedule of Receivables and the Designated Pool Schedule, all Notes, the Trust Agreement, the Administration Agreement, each Indenture Supplement, the UK RR Securitization Side Letter, the Consent Agreement, and each of the other documents, instruments and agreements entered into on the date hereof and thereafter in connection with any of the foregoing or the transactions contemplated thereby, each as amended, supplemented, restated, or otherwise modified from time to time.

“Transfer”: As defined in Section 6.5(h). It is expressly provided that the term “Transfer” in the context of the Notes includes, without limitation, any distribution of the Notes by (i) a corporation to its shareholders, (ii) a partnership to its partners, (iii) a limited liability company to its members, (iv) a trust to its beneficiaries or (v) any other business entity to the owners of the beneficial interests in such entity.

“Trigger Advance Rate”: For any Class or Series of Notes, as defined in the related Indenture Supplement. If an Indenture Supplement does not define a “Trigger Advance Rate,” the related Series and Classes shall have no Trigger Advance Rate.

“Trust Account or Trust Accounts”: Individually, any of the Collection and Funding Account, the Note Payment Account, the Accumulation Account or the Delinquency Advance Disbursement Account and any other account required under any Indenture Supplement, and collectively, all of the foregoing.

“Trust Agreement”: The Amended and Restated Trust Agreement, dated the Closing Date, by and between the Depositor and Owner Trustee, as amended, supplemented, restated, or otherwise modified from time to time.

“Trust Estate”: The trust estate established under this Indenture for the benefit of the Noteholders, which consists of the property described in the Granting Clause, to the extent not released pursuant to Section 7.1.

“Trust Property”: The property, or interests in property, constituting the Trust Estate from time to time.

“UCC”: The Uniform Commercial Code, as in effect in the relevant jurisdiction.

“UK RR Securitization Side Letter”: A letter agreement dated as of the Closing Date in which, among other things, PMC undertakes for the benefit of the Administrative Agent, to retain a net economic interest in the securitization for purposes of Regulation (EU) 2017/2402 as it forms part of the domestic law of the UK as “retained EU law” by operation of the European Union (Withdrawal) Act 2018 (as amended), and as amended by the Securitization (Amendment) (EU Exit) Regulations 2019.

“Undrawn Fees”: With respect to any Payment Date during the related Revolving Period, an amount equal to the aggregate of the accrued and unpaid Undrawn Fee Amounts for each day of the Monthly Advance Collection Period immediately preceding such Payment Date, plus any unpaid Undrawn Fees from prior Payment Dates.

“Undrawn Fee Amount”: For any VFN Class as specified in the related Indenture Supplement, for each day during the related Revolving Period, an amount equal to the product of (i) the related Maximum VFN Principal Balance less the VFN Principal Balance as of the close of business on such day, and (ii) the Undrawn Fee Rate divided by 360.

“Undrawn Fee Rate”: For any VFN Class, the rate set forth or described in the related Indenture Supplement, if any.

“United States and U.S.”: The United States of America.

“United States Person”: (i) A citizen or resident of the United States, (ii) a corporation or partnership (or entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in or under the laws of the United States, any one of the states thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such United States Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as United States Persons).

“Unmatured Default”: With respect to any Designated Servicing Contract or Designated Pool, the occurrence of any event or condition which, with notice and/or the passage of any applicable cure period, will result in a Servicer Termination Event.

“Variable Funding Note or VFN”: Any Note of a Series or Class designated as “Variable Funding Notes” in the related Indenture Supplement.

“Verification Agent”: Deloitte & Touche LLP, or any successor third party appointed by the Administrator and consented to by the Administrative Agent, in its reasonable discretion.

“Verification Agent Fee”: The amount payable to the Verification Agent following completion of its annual report under Section 3.3(c) in an amount to be determined by the Administrative Agent after consultation with the Servicer.

“VFN Draw”: For any Interim Payment Date or Payment Date, the amount to be borrowed on such date in relation to any VFNs pursuant to Section 4.3(a).

“VFN Draw Date”: Any Interim Payment Date or Payment Date on which a VFN Draw is to be made pursuant to Section 4.3(a).

“VFN Noteholder”: The Noteholder of a VFN.

“VFN Note Balance Adjustment Request”: As defined in Section 4.3(b)(i).

“VFN Principal Balance”: On any date, for any VFN or for any Series or Class of VFNs, as the context requires, the Note Balance thereof as of the opening of business on the first day of the then-current Interest Accrual Period for such Series or Class less (i) all amounts previously paid during such Interest Accrual Period on such Note with respect to principal plus (ii) the amount of any increase in the Note Balance of such Note during such Interest Accrual Period prior to such date, which amount shall not exceed the Maximum VFN Principal Balance.

“Voting Interests”: The aggregate voting power evidenced by the Notes, and each Outstanding Note’s Voting Interest within its Series equals the percentage equivalent of the fraction obtained by dividing that Note’s Note Balance by the aggregate Note Balance of all Outstanding Notes within such Series; provided, however, that where the Voting Interests are relevant in determining whether the vote of the requisite percentage of Noteholders necessary to effect any consent, waiver, request or demand shall have been obtained, the Voting Interests shall be deemed to be reduced by the amount equal to the Voting Interests (without giving effect to this provision) represented by the interests evidenced by any Note registered in the name of, or in the name of a Person or entity holding for the benefit of, the Issuer, the Depositor, the Receivables Seller or any Person that is an Affiliate of any of the Issuer, the Depositor or the Receivables Seller. The Indenture Trustee shall have no liability for counting a Voting Interest of any Person that is not permitted to be so counted hereunder pursuant to the definition of “Outstanding” unless a Responsible Officer of the Indenture Trustee has actual knowledge that such Person is the Issuer or the Receivables Seller or an Affiliate of either or both of the Issuer and the Receivables Seller.

For the avoidance of doubt, all actions, consents and votes under the terms and provisions of this Indenture (other than under any Indenture Supplement related to a specific Series) that require a certain percentage of Voting Interests of all Notes shall be deemed by each of the parties hereto and the Noteholders to require such designated percentage of Voting Interests of each Outstanding Series and, in the event any one Series fails to provide the required percentage of Voting Interests with respect to any such action, consent or vote, then such action, consent or vote shall be deemed by the parties hereto and the Noteholders to be not approved.

“Weighted Average Advance Rate”: With respect to any Class of Notes on any date of determination, a percentage equal to the weighted average of the Advance Rates applicable to the Receivables in the case of such Class (weighted based on the Receivable Balances of all Facility Eligible Receivables attributable to each separate Advance Type on such date). With respect to a Series of Notes, the “Weighted Average Advance Rate” shall equal the Weighted Average Advance Rate with respect to the Class within such Series with the highest Advance Rates.

“Weighted Average CV Adjusted Advance Rate”: With respect to any Class or Series on any date of determination, the lesser of (i) the product of (A) the Weighted Average Advance Rate, for such Class or Series on that date, and (B) a fraction, (1) the numerator of which equals the aggregate Receivable Balances of all Facility Eligible Receivables that have a positive Collateral Value with respect to such Class or Series on such date and (2) the denominator of which equals the aggregate Receivable Balances of all Receivables attributable to all Designated Pools and (ii) the related Trigger Advance Rate (or, when determined for a Series, the highest Trigger Advance Rate for any Class within such Series).

“WSFS”: As defined in Section 14.8 of this Indenture.

Section 1.2. Interpretation.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) reference to and the definition of any document (including this Indenture) shall be deemed a reference to such document as it may be amended, restated, supplemented or otherwise modified from time to time;

(b) all references to an “Article,” “Section,” “Schedule” or “Exhibit” are to an Article or Section hereof or to a Schedule or an Exhibit attached hereto;

(c) defined terms in the singular shall include the plural and vice versa and the masculine, feminine or neuter gender shall include all genders;

(d) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Indenture shall refer to this Indenture as a whole and not to any particular provision of this Indenture;

(e) unless otherwise specified herein, the term “or” has the inclusive meaning represented by the term “and/or” and the term “including” is not limiting;

(f) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding”;

(g) periods of days referred to in this Indenture shall be counted in calendar days unless Business Days are expressly prescribed and references in this Indenture to months and years shall be to calendar months and calendar years unless otherwise specified;

(h) accounting terms not otherwise defined herein and accounting terms partly defined herein to the extent not defined, shall have the respective meanings given to them under GAAP;

(i) “including” and words of similar import will be deemed to be followed by “without limitation”;

(j) references to any Transaction Document (including this Indenture) and any other agreement shall be deemed a reference to such Transaction Document or agreement as it may be amended or modified from time to time;

(k) references to any statute, law, rule or regulation shall be deemed a reference to such statute, law, rule or regulation as it may be amended or modified from time to time; and

(l) references to chapters, sections and definitions in the Freddie Mac Guide refer to the chapters, sections and definition references that exist in the Freddie Mac Guide as of the Closing Date, but to the extent that the chapters, sections and definition references change in subsequent amendments to the Freddie Mac Guide, references to the Freddie Mac Guide shall also include any successor or replacement chapter, section and definition references.

Section 1.3. Compliance Certificates and Opinions.

Upon any application or request by the Issuer to the Indenture Trustee to take any action under any provision of this Indenture, the Issuer will furnish to the Indenture Trustee (1) an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (2) unless the Indenture Trustee waives the requirement of delivery, an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture will include:

(a) a statement to the effect that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement to the effect that such individual has made such examination or investigation as is necessary to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.4. Form of Documents Delivered to Indenture Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, one or more specified Persons, one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless the Issuer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous. Any such certificate or opinion of, or representation by, counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.5. Acts of Noteholders.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action (each, an “Action”) provided by this Indenture to be given or taken by Noteholders of any Class may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such Action will become effective when such instrument or instruments are delivered to the Indenture Trustee, and, where it is hereby expressly required, to the Issuer. Such instrument or instruments and any such record (and the Action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments and so voting at any meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, will be sufficient for any purpose of this Indenture and (subject to Section 11.1) conclusive in favor of the Indenture Trustee and the Issuer, if made in the manner provided in this Section 1.5.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit will also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Indenture Trustee deems sufficient.

(c) The ownership of Notes will be proved by the Note Register.

(d) Any Action by the Noteholder will bind all subsequent Noteholders of such Noteholder’s Note, in respect of anything done or suffered to be done by the Indenture Trustee or the Issuer in reliance thereon whether or not notation of such Action is made upon such Note.

(e) Without limiting the foregoing, a Noteholder entitled hereunder to take any Action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or Action taken by a Noteholder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Noteholders of each such different part.

(f) Without limiting the generality of the foregoing, unless otherwise specified pursuant to one or more Indenture Supplements, a Noteholder, including a Depository that is the Noteholder of a Global Note representing Book-Entry Notes, may make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Noteholders, and a Depository that is the Noteholder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in or security entitlements to any such Global Note through such Depository’s standing instructions and customary practices.

(g) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in or security entitlements to any Global Note held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any Action provided in this Indenture to be made, given or taken by Noteholders. If such a record date is fixed, the Noteholders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such Action, whether or not such Noteholders remain Noteholders after such record date. No such Action shall be valid or effective if made, given or taken more than 90 days after such record date.

Section 1.6. Notices, etc., to Indenture Trustee, Issuer, Administrator and the Administrative Agent.

Any Action of Noteholders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with, the Indenture Trustee by any Noteholder or by the Issuer will be sufficient for every purpose hereunder if in writing (which shall include electronic transmission) and personally delivered, express couriered, electronically transmitted or mailed by registered or certified mail to the Indenture Trustee (or Citibank in any of its capacities) at its Corporate Trust Office, or the Issuer or the Administrator by the Indenture Trustee or by any Noteholder will be sufficient for every purpose hereunder (except with respect to notices to the Indenture Trustee of an Event of Default as provided in Section 8.1) if in writing (which shall include electronic transmission) and personally delivered, express couriered, electronically transmitted or mailed by registered or certified mail, addressed to it at (i) the Corporate Trust Office in the case of the Indenture Trustee or Citibank, N.A., solely for purposes of the transfer, surrender or exchanges of Notes, at 480 Washington Boulevard, 30th Floor, Jersey City, New Jersey 07310, Attention: Agency & Trust – PMT ISSUER TRUST – FHLMC SAF, and for all other purposes, at 388 Greenwich Street Trading, New York, NY 10013, Attention: Agency & Trust – PMT ISSUER TRUST – FHLMC SAF, Email: Valerie.Delgado@Citi.com, in any of its capacities, (ii) PennyMac Corp., 3043 Townsgate Road, Westlake Village, CA 91361, Attention: Pamela Marsh/Josh Smith, Email: pamela.marsh@pnmac.com, josh.smith@pnmac.com, in the case of the Administrator or the Servicer, (iii) Wilmington Savings Fund Society, FSB, as Owner Trustee, 500 Delaware Avenue, 11th Floor, Wilmington, DE 19802, Attention: Corporate Trust Administration PMT ISSUER TRUST – FHLMC SAF, Email: MBrzoska@wsfsbank.com, in the case of the Owner Trustee, (iv) to the Administrator (with a copy to the Owner Trustee), in the case of the Issuer and (iv) 745 Seventh Avenue, New York, NY, 10019, in the case of the Administrative Agent, or, in any case at any other address previously furnished in writing by any such party to the other parties hereto.

Section 1.7. Notices to Noteholders; Waiver.

(a) Where this Indenture, any Indenture Supplement or any Note provides for notice to registered Noteholders of any event, such notice will be sufficiently given (unless expressly provided otherwise herein, in such Indenture Supplement or in such Note) if in writing and mailed, first-class postage prepaid, sent by facsimile, sent by electronic transmission or personally delivered to each Noteholder of a Note affected by such event, at such Noteholder’s address as it appears in the Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Noteholders is given by mail, facsimile, electronic transmission or delivery, none of the failure to mail, send by facsimile, send by electronic transmission or deliver such notice, or any defect in any notice so mailed, to any particular Noteholders will affect the sufficiency of such notice with respect to other Noteholders and any notice that is mailed, sent by facsimile, sent by electronic transmission or delivered in the manner herein provided shall conclusively have been presumed to have been duly given.

Where this Indenture, any Indenture Supplement or any Note provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver will be the equivalent of such notice. Waivers of notice by Noteholders will be filed with the Indenture Trustee, but such filing will not be a condition precedent to the validity of any action taken in reliance upon such waiver.

(b) In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it will be impractical to mail notice of any event to any Noteholder of a Note when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as will be satisfactory to the Indenture Trustee and the Issuer will be deemed to be a sufficient giving of such notice.

(c) Where this Indenture provides for notice to each Note Rating Agency (if applicable), failure to give such notice will not affect any other rights or obligations created hereunder and will not under any circumstance constitute an Adverse Effect.

(d) The Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary each agree to accept and act upon instructions or directions pursuant to this Indenture or any document executed in connection herewith sent by unsecured email, facsimile transmission or other similar unsecured electronic methods; provided, however, that the Indenture Trustee shall have received an incumbency certificate (attached hereto as Exhibits F-1 through F-4) listing such person as a person designated to provide such instructions or directions, which incumbency certificate may be amended whenever a person is added or deleted from the listing. If such person elects to give the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary email or facsimile instructions (or instructions by a similar electronic method) and the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary in its discretion elects to act upon such instructions, the Indenture Trustee’s, Calculation Agent’s, Paying Agent’s and Securities Intermediary’s reasonable understanding of such instructions, as applicable, shall be deemed controlling.

(e) None of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be liable for any losses, costs or expenses arising directly or indirectly from the Indenture Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflicting with or being inconsistent with a prior written instruction except as a result of their respective willful misconduct, negligence or bad faith. Any Person providing such instructions or directions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, including the risk of Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary acting on unauthorized instructions, and the risk of interception and misuse by third parties and acknowledges and agrees that there may be more secure methods of transmitting such instructions than the method(s) selected by it and agrees that the security procedures (if any) to be followed in connection with its transmission of such instructions provide to it a commercially reasonable degree of protection in light of its particular needs and circumstances.

Section 1.8. Administrative Agent.

(a) Discretion of Administrative Agent. Any provision providing for the exercise of discretion of the Administrative Agent means that such discretion may be executed in the sole and absolute discretion exercised in good faith of the Administrative Agent, unless otherwise specified herein. In addition, for the avoidance of doubt, as further provided in the definition of “Administrative Agent” herein and notwithstanding any other provision in this Indenture to the contrary, any approvals, consents, votes or other rights exercisable by the Administrative Agent under this Indenture (other than any Indenture Supplement related to a specific Series) shall require the approval, consent, vote or other exercise of rights of each Person specified by name under the definition of “Administrative Agent” or in its stead its Affiliate or successor as noticed to the Indenture Trustee, unless otherwise specified in any Indenture Supplement related to a specific Series.

(b) Nature of Duties. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in this Indenture, a related Indenture Supplement or in the other Transaction Documents. The Administrative Agent shall not have by reason of this Indenture or any Transaction Document a fiduciary relationship in respect of any Noteholder. Nothing in this Indenture or any of the Transaction Documents, express or implied, is intended to or shall be construed to impose upon the Administrative Agent any obligations in respect of this Indenture or any of the other Transaction Documents except as expressly set forth herein or therein. Each Noteholder shall make its own independent investigation of the financial condition and affairs of the Issuer in connection with the purchase of any Note and shall make its own appraisal of the creditworthiness of the Issuer and the value of the Collateral, and the Administrative Agent shall not have any duty or responsibility, either initially or on a continuing basis, to provide any Noteholder with any credit or other information with respect thereto, whether coming into its possession before the Closing Date, as applicable, or at any time or times thereafter.

(c) Rights, Exculpation, Etc. The Administrative Agent and its directors, officers, agents or employees shall not be liable for any action taken or omitted to be taken by it under or in connection with this Indenture or the other Transaction Documents except as otherwise set forth in the Consent Agreement. Without limiting the generality of the foregoing, the Administrative Agent (i) may consult with legal counsel (including, without limitation, counsel to the Administrative Agent or counsel to the Issuer), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel or experts; (ii) makes no warranty or representation to any Noteholder and shall not be responsible to any Noteholder for any statements, certificates, warranties or representations made in or in connection with this Indenture or the other Transaction Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Indenture or the other Transaction Documents on the part of any Person, the existence or possible existence of any default or Event of Default, or to inspect the Collateral or other property (including, without limitation, the books and records) of any Person; (iv) shall not be responsible to any Noteholder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Indenture or the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto; and (v) shall not be deemed to have made any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Indenture Trustee’s Adverse Claim thereon, or any certificate prepared by the Issuer in connection therewith, nor shall the Administrative Agent be responsible or liable to the Noteholders for any failure to monitor or maintain any portion of the Collateral. Without limiting the foregoing and notwithstanding any understanding to the contrary, no Noteholder shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting under this Indenture, the Notes or any of the other Transaction Documents in its own interests as a Noteholder or otherwise.

(d) Reliance. The Administrative Agent shall be entitled to rely upon any written notices, statements, certificates, orders or other documents or any telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person (which shall mean an Authorized Representative in the case of the Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, the Administrative Agent, the Administrator, the Servicer and the Issuer), and with respect to all matters pertaining to this Indenture or any of the other Transaction Documents and its duties hereunder or thereunder, upon advice of counsel selected by it.

Section 1.9. Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and will not affect the construction hereof.

Section 1.10. Successors and Assigns.

All covenants and agreements in this Indenture by the Issuer will bind its successors and assigns, whether so expressed or not. All covenants and agreements of the Indenture Trustee in this Indenture shall bind its successors, co-trustees and agents of the Indenture Trustee.

Section 1.11. Severability of Provisions.

In case any provision in this Indenture or in the Notes will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 1.12. Benefits of Indenture.

Nothing in this Indenture or in any Notes, express or implied, will give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent or Paying Agent, the Note Registrar, the Securities Intermediary, the Calculation Agent, the Owner Trustee and the Noteholders of Notes (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13. Governing Law.

THIS INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS INDENTURE, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO WILL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO THE CONFLICT OF LAW PRINCIPLES THEREOF OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

THE SECURITIES INTERMEDIARY, THE ADMINISTRATOR AND THE ISSUER AGREE THAT THEY WILL NOT CHANGE THE APPLICABLE LAW IN FORCE WITH RESPECT TO ISSUES REFERRED TO IN ARTICLE 2(1) OF THE

HAGUE SECURITIES CONVENTION TO A STATE OTHER THAN THE STATE OF NEW YORK.

Section 1.14. Counterparts.

This Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts will together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Indenture by facsimile or other electronic means shall be effective as delivery of a manually executed counterpart of this Indenture.

This Indenture shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm of otherwise verify the validity or authenticity thereof.

Section 1.15. Submission to Jurisdiction; Waivers.

EACH OF THE PARTIES HERETO AND THE NOTEHOLDERS, BY THEIR ACCEPTANCE OF THE NOTES, HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS INDENTURE, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

(b) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH HEREIN OR AT SUCH OTHER ADDRESS OF WHICH EACH OTHER PARTY HERETO SHALL HAVE BEEN NOTIFIED IN WRITING, EXCEPT THAT WITH RESPECT TO THE INDENTURE TRUSTEE, CALCULATION AGENT, PAYING AGENT AND SECURITIES INTERMEDIARY, SERVICE OF PROCESS MAY ONLY BE MADE AS REQUIRED BY APPLICABLE LAW;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION;

(e) WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE TRANSACTIONS CONTEMPLATED HEREBY; AND

(f) AGREES THAT IN THE EVENT THAT ANY TERM OR PROVISION CONTAINED HEREIN SHALL CONFLICT WITH OR BE INCONSISTENT WITH ANY TERM OR PROVISION CONTAINED IN ANY INDENTURE SUPPLEMENT, THE TERMS AND PROVISIONS OF THE APPLICABLE INDENTURE SUPPLEMENT SHALL GOVERN WITH RESPECT TO THE RELATED SERIES OF NOTES, TO THE EXTENT OF SUCH CONFLICT.

Article II

The Trust Estate

Section 2.1. Contents of Trust Estate.

(a) Grant of Trust Estate. The Issuer has Granted the Trust Estate to the Indenture Trustee, and the Indenture Trustee has accepted this Grant, pursuant to the Granting Clause.

(b) Notification of Freddie Mac. Pursuant to the Consent Agreement, the Servicer has notified Freddie Mac that with respect to the Designated Servicing Contracts and Designated Pools as of the Closing Date as of the assignment, transfer of ownership and pledge of Receivables related to such Designated Servicing Contracts and such Designated Pools, including the related Advance Reimbursement Amounts, and that, subject to the conditions set forth in the Consent Agreement, each related Receivable is subject to the Indenture Trustee’s Security Interest and that none of the Advances related to the Designated Servicing Contracts and Designated Pools, if made prior to a Consent Withdrawal Date, are subject to any right of set-off or other claim of Freddie Mac, pursuant to the Consent Agreement. The Consent indicating the Security Interest of the Indenture Trustee in the Receivables relating to a particular Designated Pool shall be deleted, rescinded or modified when, and only when, all related Receivables have been paid in full or have been released from such Security Interest pursuant to this Indenture, or as otherwise provided in the Consent Agreement. In addition, each Determination Date Administrator Report shall include a list of the Receivables, and any such list or related trial balance or Schedule of Receivables, and any other list of the Receivables provided by the Servicer, the Receivables Seller or the Issuer to any third party shall include language indicating that the Receivables identified therein are subject to the Indenture Trustee’s Security Interest.

(c) Addition and Removal of Designated Servicing Contracts or Designated Pools.

(i) Addition of Designated Servicing Contracts or Designated Pools.

(A) The Receivables Seller or the Servicer may at any time designate any Servicing Contract as a Designated Servicing Contract or any Facility Eligible Pool serviced under a Designated Servicing Contract as a Designated Pool under the Receivables Sale Agreement, whereupon such Servicing Contract or Facility Eligible Pool shall become a “Designated Servicing Contract” or “Designated Pool” for purposes of this Indenture if (1) the Administrator has certified in writing to the Indenture Trustee that such Servicing Contract relates to a Facility Eligible Pool or such Pool is a Facility Eligible Pool, as applicable, (2) the Administrative Agent (in its sole discretion exercised in good faith) has approved such Servicing Contract or Facility Eligible Pool for addition, (3) as to any Servicing Contract or Facility Eligible Pool, Freddie Mac in its sole discretion has approved, pursuant to the Consent Agreement, that such Servicing Contract or Facility Eligible Pool be included as a Designated Servicing Contract or Designated Pool, (as applicable), and (4) written notice of such addition has been provided to the Note Rating Agencies for Outstanding Notes (if applicable). Prior to the addition of any Servicing Contract or Facility Eligible Pool as provided in this Section 2.1(c)(i), the Administrator must certify to the Indenture Trustee in writing that it has filed all financing statements or amendments to financing statements in each case in accordance with the requirements set forth in this Indenture and the Consent Agreement to ensure that the Indenture Trustee’s Security Interest in any Receivables related to any additional Designated Servicing Contracts or Designated Pools is perfected and of first priority.

(B) If any Servicing Contracts or Facility Eligible Pools are added as Designated Servicing Contracts or Designated Pools, as applicable, the Administrator shall update the Designated Pool Schedule and furnish it to the Indenture Trustee, and the most recently furnished schedule shall be maintained by the Indenture Trustee as the definitive Designated Pool Schedule.

(ii) Removal of Designated Servicing Contracts or Designated Pools.

(A) The Receivables Seller may remove any Designated Servicing Contract from the terms of this Indenture, or Designated Pool as a Designated Pool under Section 2(c) of the Receivables Sale Agreement, or in the case of a Permitted Refinancing, one or more Receivables related to the Mortgage Loans attributable to one or more Designated Pools, whereupon such agreement or Designated Pool shall no longer constitute a “Designated Servicing Contract” or “Designated Pool” for purposes of this Indenture (except that, unless the Issuer conducts a Permitted Refinancing, all previously transferred Receivables related to Advances made by the Servicer pursuant to that agreement or under that Pool prior to its removal shall continue to be part of the Trust Estate, in which case the Receivables Seller may not assign to another Person any previously transferred Receivables arising under the Designated Servicing Contract until all previously transferred Receivables that arose under that Designated Servicing Contract or that Pool that are included in the Trust Estate shall have been paid in full or sold in a Permitted Refinancing); provided that no such removal, including any Permitted Refinancing, shall be permitted unless the Collateral Test is satisfied after such removal; and provided, further, that the Receivables Seller shall be required to inform such other Person that it is prohibited from participating in or entering into an offering of the Receivables so assigned, any interest in such Receivables or any derivative rights related thereto, which offering would be subject to the registration requirements of the Securities Act, including any transaction structured to claim a “safe harbor” exemption to such registration requirements, such as Rule 144A or Regulation S. For the avoidance of doubt, the Receivable Seller may sell, contribute, assign, transfer and convey to any Person any Receivable related to Advances under a removed Designated Servicing Contract or removed Designated Pool not previously transferred to the Depositor and Granted to the Indenture Trustee. Prior to removing one or more Receivables related to Mortgage Loans attributable to any Designated Servicing Contract or Designated Pool, or removing any Designated Servicing Contract or Designated Pool as provided in this Section 2.1(c)(ii), the Issuer must (1) receive prior written approval for such removal from the Administrative Agent, which approval shall not be unreasonably withheld; provided, that such approval shall be deemed to be received if (i) the Collateral Test is satisfied after such removal, (ii) no Event of Default or Facility Early Amortization Event has occurred and is continuing and (iii) the Administrative Agent does not otherwise object within five (5) Business Days of receipt of the Issuer’s request for approval, (2) as to the removal of one or more Receivables relating to Mortgage Loans attributable to any Designated Servicing Contract or Designated Pool, Freddie Mac in its sole discretion, has approved, pursuant to the Consent Agreement, the removal of such Receivables, Designated Servicing Contract and/or Designated Pool, as applicable, and (3) send prior written notice of such removal to the Administrative Agent and each Note Rating Agency (if applicable).

(B) If any Designated Servicing Contracts or Designated Pools are removed, the Administrator shall update the Designated Pool Schedule and furnish it to the Indenture Trustee, and the most recently furnished schedule shall be maintained by the Indenture Trustee as the definitive Designated Pool Schedule.

(C) Upon the removal of any Receivable related to the Mortgage Loans attributable to one or more Designated Pools in accordance with this Section 2.1(c)(ii) such Receivable(s) shall no longer constitute Collateral for purposes of this Indenture, and the Indenture Trustee shall execute and deliver (upon its receipt of a direction from the Administrator in a form acceptable to the Indenture Trustee, and an Officer’s Certificate from the Administrator that such action is authorized or permitted by the terms of this Indenture, and all conditions precedent thereto have been satisfied) a release of lien in the form of Exhibit G, and such further instruments as the Issuer, the Servicer, the Administrator or Freddie Mac shall reasonably request to evidence such release, provided, however, that no Opinion of Counsel shall be required in connection with such act as long as an Officer’s Certificate has been provided to the Indenture Trustee in accordance with Section 1.3.

(d) Protection of Transfers to, and Back-up Security Interests of Depositor and Issuer. The Administrator shall take all actions as may be necessary to ensure that the Trust Estate is Granted to the Indenture Trustee pursuant to this Indenture. The Administrator, at its own expense, shall make all initial filings on or about the Closing Date hereunder and shall forward a copy of such filing or filings to the Indenture Trustee. The Issuer and the Administrator’s initial filings shall include the legend as specifically set forth in the Consent Agreement. In addition, and without limiting the generality of the foregoing, the Administrator, at its own expense, shall prepare and forward for filing, or shall cause to be forwarded for filing, all filings necessary to maintain, subject to the interests of Freddie Mac and, upon execution of an Acknowledgment Agreement and related amendments to the Transaction Documents, Fannie Mae, as set forth in this Indenture and the Consent Agreement, the effectiveness of any original filings necessary under the relevant UCC to perfect and maintain, the first priority status of the Indenture Trustee’s security interest in the Trust Estate, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by (A) any change of name of any of the Receivables Seller, the Servicer, the Depositor or the Issuer, (B) any change of location of the jurisdiction of any of the Receivables Seller, the Servicer, the Depositor or the Issuer, (C) any transfer of any interest of the Receivables Seller, the Depositor or the Issuer in any item in the Trust Estate or (D) any change under the applicable UCC or other Applicable Laws. The Administrator shall enforce the Depositor’s obligations pursuant to the Receivables Pooling Agreement, and the Receivables Seller’s and the Servicer’s obligations pursuant to the Receivables Sale Agreement, on behalf of the Issuer and the Indenture Trustee.

(e) Release of Receivables Following Receivables Sale Termination Date. The Indenture Trustee shall release to the Issuer all Receivables in the Trust Estate upon the occurrence of the Receivables Sale Termination Date, and shall execute all instruments of assignment, release or conveyance, prepared by the Issuer or the Receivables Seller, and delivered to the Indenture Trustee, as reasonably requested by the Issuer or the Receivables Seller.

Section 2.2. Receivable Files.

(a) Indenture Trustee. The Indenture Trustee agrees to hold, in trust on behalf of the Noteholders, upon the execution and delivery of this Indenture, electronic copies the following documents relating to each Receivable; provided, however, that the Indenture Trustee shall have no duty or obligation to verify, reconcile or otherwise examine the information contained in any documents in its possession:

(i) a copy of each Determination Date Administrator Report in electronic form listing each Receivable Granted to the Trust Estate, the applicable Advance Type for such Receivable and the corresponding Receivable Balance for such Receivable and any other information required in any related Indenture Supplement;

(ii) a copy of each Funding Certification delivered by the Administrator, which shall be maintained in electronic format;

(iii) the current Designated Pool Schedule;

(iv) the current Schedule of Receivables; and

(v) any other documentation provided for in any Indenture Supplement;

provided that the Indenture Trustee shall have no responsibility to ensure the validity or sufficiency of the Receivables.

(b) Administrator as Custodian. To reduce administrative costs, the Administrator will act as custodian for the benefit of the Noteholders of the following documents relating to each Receivable:

(i) a copy of the related Designated Servicing Contract and each amendment and modification thereto;

(ii) any documents other than those identified in Section 2.2(a) received from or made available by Freddie Mac, Servicer, securities administrator or other similar party in respect of such Receivable; and

(iii) any and all other documents that the Issuer, the Servicer or the Receivables Seller, as the case may be, shall keep on file, in accordance with its customary procedures, relating to such Receivable or the related Designated Pool or Designated Servicing Contract.

(c) Delivery of Updated Designated Pool Schedules. The Administrator shall deliver to the Indenture Trustee an updated Schedule 1 prior to the addition or deletion of any Designated Servicing Contract from the terms of this Indenture or any Facility Eligible Pool as a Designated Pool and the Indenture Trustee shall hold the most recently delivered version as the definitive Schedule 1. The Administrator represents and warrants, as of the date hereof and as of the date any new Servicing Contract is added as a Designated Servicing Contract or any Facility Eligible Pool is added as a Designated Pool, that Schedule 1, as it may be updated by the Administrator from time to time and delivered to the Indenture Trustee, is a true, complete and accurate list of all Designated Pools and the related Designated Servicing Contract.

In addition, the Administrator shall furnish to the Indenture Trustee an updated Schedule of Receivables on each Funding Date in electronic form, and the Indenture Trustee shall maintain the most recent Schedule of Receivables it receives, and send a copy to any Noteholder upon request.

(d) Marking of Records. The Administrator shall ensure that, from and after the time of the sale and/or contribution of the Initial Receivables and all Additional Receivables to the Depositor under the Receivables Sale Agreement and to the Issuer under the Receivables Pooling Agreement, and the Grant thereof to the Indenture Trustee pursuant to this Indenture, any records (including any computer records and back-up archives) maintained by or on behalf of the Receivables Seller or the Servicer that refer to any Receivable indicate clearly the interest of the Issuer and the Security Interest of the Indenture Trustee in such Receivable and that such Receivable is owned by the Issuer and subject to the Indenture Trustee’s Security Interest. Indication of the Issuer’s ownership of a Receivable and the Security Interest of the Indenture Trustee shall be deleted from or modified on such records when, and only when, such Receivable has been paid in full, repurchased, or assigned by the Issuer and released by the Indenture Trustee from its Security Interest.

Section 2.3. Indemnity Payments for Receivables Upon Breach.

(a) Upon discovery by the Issuer or the Administrator, or upon the actual knowledge of a Responsible Officer of the Indenture Trustee, of a breach of any of the representations and warranties of the Receivables Seller as to any Receivable set forth in Section 4(b) of the Receivables Sale Agreement, the party discovering such breach shall give prompt written notice to the other parties hereto. Upon notice of such a breach, the Administrator shall enforce the Issuer’s rights to require the Receivables Seller to deposit the Indemnity Payment with respect to the affected Receivable(s) into the Collection and Funding Account. This obligation shall pertain to all representations and warranties of the Receivables Seller as to the Receivables set forth in Section 4(b) of the Receivables Sale Agreement, whether or not the Receivables Seller has knowledge of the breach at the time of the breach or at the time the representations and warranties were made.

(b) Unless repurchased by the Receivables Seller pursuant to the Receivables Sale Agreement, the Receivables shall remain in the Trust Estate, regardless of any receipt of an Indemnity Payment in the Collection and Funding Account. The sole remedies of the Indenture Trustee and the Noteholders with respect to a breach of any of the representations and warranties of the Receivables Seller as to any Receivable set forth in Section 4(b) of the Receivables Sale Agreement shall be to enforce the obligation of the Issuer hereunder and the remedies of the Issuer (as assignee of the Depositor) against the Receivables Seller under the Receivables Sale Agreement. The Indenture Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the payment of any Indemnity Payment for any Receivable pursuant to this Section, except as otherwise provided in Section 11.2. For the avoidance of doubt, the Indenture Trustee shall have no duty to take any enforcement action against the Receivables Seller prior to an Event of Default.

(c) To the extent not prohibited by Applicable Law or the Consent Agreement, the Administrator and solely during the continuation of a Facility Early Amortization Event, the Indenture Trustee, are authorized to commence at the written direction of the Administrative Agent or Majority Noteholders of all Outstanding Notes, in its own name or in the name of the Issuer, legal proceedings to enforce any Receivable against any successor servicer or other appropriate party or to commence or participate in a legal proceeding (including without limitation a bankruptcy proceeding) relating to or involving a Receivable, the Receivables Seller or the Servicer; provided, however, that nothing contained herein shall obligate the Indenture Trustee to take or initiate such action or legal proceeding, unless indemnity reasonably satisfactory to it shall have been provided. The Administrator shall deposit or cause to be deposited into the Collection and Funding Account, on behalf of the Indenture Trustee and the Noteholders, all amounts realized in connection with any such action.

Section 2.4. Duties of Custodian with Respect to the Receivables Files.

(a) Safekeeping. The Indenture Trustee or the Administrator, in its capacity as custodian (each, a “Custodian”) pursuant to Section 2.2(c), shall hold the portion of the Receivable Files that it is required to maintain under Section 2.2 in its possession from time to time for the use and benefit of all present and future Noteholders, and maintain such accurate and complete accounts, records and computer systems pertaining to each Receivable File as shall enable the Calculation Agent and the Indenture Trustee to comply with this Indenture. The Administrator, as Custodian shall act with reasonable care, using that degree of skill and attention that it would exercise if it owned the Receivables itself. The Indenture Trustee, as Custodian, shall hold electronic copies of the Receivable Files that it is required to maintain with reasonable care and in accordance with its internal policies and procedures. Each Custodian shall promptly report to the Issuer any failure on its part to hold the Receivable Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. The Indenture Trustee shall have no responsibility or liability for any actions or omissions of the Administrator in its capacity as Custodian or otherwise. The Administrator shall have no responsibility or liability for any actions or omissions of the Indenture Trustee in its capacity as Custodian or otherwise.

(b) Maintenance of and Access to Records. Each Custodian shall maintain each portion of the Receivable File that it is required to maintain under this Indenture at its offices at the Corporate Trust Office (in the case of the Indenture Trustee) or those of PMC or an applicable Eligible Subservicer (in the case of the Administrator) as the case may be, or at such other office as shall be specified to the Indenture Trustee and the Issuer by thirty (30) days’ prior written notice. The Administrator shall take all actions necessary, or reasonably requested by the Administrative Agent, the Majority Noteholders of all Outstanding Notes or the Indenture Trustee, to amend any existing financing statements and continuation statements, and file additional financing statements to further perfect or evidence the rights, claims or security interests of the Indenture Trustee under any of the Transaction Documents (including the rights, claims or security interests of the Depositor and the Issuer under the Receivables Sale Agreement and the Receivables Pooling Agreement, respectively, which have been assigned to the Indenture Trustee). The Indenture Trustee and the Administrator, in their capacities as Custodian(s), shall make available to the Issuer, the Calculation Agent, any group of Interested Noteholders and the Indenture Trustee (in the case of the Administrator) or their duly authorized representatives, attorneys or auditors the portion of the Receivable Files that it is required to maintain under this Indenture and the accounts, books and records maintained by the Indenture Trustee or the Administrator with respect thereto as promptly as reasonably practicable following not less than five (5) Business Days’ prior written notice for examination during normal business hours and in a manner that does not unreasonably interfere with such Person’s ordinary conduct of business.

Neither a Custodian nor any of its directors, officers or employees shall be liable to anyone for any error of judgment, or for any act done or step taken or omitted to be taken by it (or any of its directors, officers of employees), or for any mistake of fact or law, or for anything which it may do or refrain from doing in connection herewith, unless such action constitutes gross negligence, willful misconduct or bad faith of such Custodian. Knowledge or information acquired by Citibank in its capacity as Custodian hereunder shall not be imputed to Citibank in any other capacity in which it may act hereunder or to any affiliate of Citibank and vice versa. The Custodian shall be deemed to have the same rights, immunities and protections as the Indenture Trustee hereunder, except that the Custodian shall not be subject to a prudent person standard under any circumstances.

Section 2.5. Application of Trust Money.

All money deposited with the Indenture Trustee or the Paying Agent pursuant to Section 4.2 shall be held in trust and applied by the Indenture Trustee or the Paying Agent, as the case may be, in accordance with the provisions of the Notes and this Indenture, to the payment to the Persons entitled thereto, of the principal, interest, fees, costs and expenses (or payments in respect of the New Receivables Funding Amount or other amount) for whose payment such money has been deposited with the Indenture Trustee or the Paying Agent.

Article III

Administration of Receivables; Reporting to Investors

Section 3.1. Duties of the Calculation Agent.

(a) General. The Calculation Agent shall initially be Citibank. The Calculation Agent is appointed for the purpose of making calculations and verifications as provided in this Section 3.1(a). The Calculation Agent, as agent for the Noteholders, shall provide all services necessary to fulfill the role of Calculation Agent as set forth in this Indenture.

By 2:00 p.m. New York City time on the second Business Day prior to each Payment Date or other Funding Date (or such other time as may be agreed to from time to time by the Servicer, the Administrator, the Indenture Trustee and the Administrative Agent), the Administrator shall have provided the applicable Determination Date Administrator Report, which shall include loan level data as applicable in respect of the information set forth below. By 2:00 p.m. New York City time on each Funding Date (or such other time as may be agreed to from time to time by the Servicer, the Indenture Trustee, the Calculation Agent, and the Administrative Agent), the Calculation Agent shall verify based upon information provided to the Indenture Trustee and the Calculation Agent by the Servicer pursuant to the Designated Servicing Contracts and the Transaction Documents, as well as each applicable Determination Date Administrator Report and all available reports required to be delivered by the Servicer for the applicable Designated Pool pursuant to the Transaction Documents, that the information set forth below (as reported in the applicable Determination Date Administrator Report) has been reasonably calculated and accurately reported by the Servicer in the applicable Determination Date Administrator Report and the Calculation Agent shall perform certain calculations as follows and provide, via e-mail, such verification to the Noteholders, the Administrative Agent and the Note Rating Agency (if any), in each case solely to the extent e-mail addresses for such parties have been provided to the Indenture Trustee:

(i) The aggregate unpaid principal balance of the Mortgage Loans in each Designated Pool as reported in the Freddie Mac reports for the previous calendar month;

(ii) (A) The aggregate Month-to-Date Available Funds collected, (B) the aggregate Advance Reimbursement Amounts, (C) the aggregate amount of Indemnity Payments and (D) the aggregate amount of proceeds collected during the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date in respect of Permitted Refinancings;

(iii) The aggregate of the Receivable Balances of the Additional Receivables funded during the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date for all Designated Pools;

(iv) The aggregate of the Receivable Balances for each of the Delinquency Advances, Escrow Advances, Judicial Escrow Advances, Non-Judicial Escrow Advances, Corporate Advances, Judicial Corporate Advances and Non-Judicial Corporate Advances, attributable to each Designated Pool, as of the close of business on the day before the related Determination Date, plus the Receivable Balances for the Delinquency Advances to be funded on the upcoming Funding Date;

(v) For each Designated Pool, the percentage equivalent of the quotient of (A) the aggregate of the Receivable Balances of all Receivables attributable to such Designated Pool divided by (B) the aggregate of the Receivable Balances of all Receivables included in the Trust Estate;

(vi) An indication (yes or no) as to whether the Collateral Test is satisfied for each Class and Series, and for the facility as a whole as of the close of business on the last day of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date;

(vii) [Reserved];

(viii) A list of each Facility Early Amortization Event and presenting a yes or no answer beside each indicating whether each possible Facility Early Amortization Event has occurred as of the end of the Monthly Advance Collection Period preceding the upcoming Payment Date or the Advance Collection Period preceding the upcoming Interim Payment Date;

(ix) If required by any VFN Noteholder, the aggregate New Receivables Funding Amount to be paid on the upcoming Funding Date, and the amount to be drawn on each Class of VFNs Outstanding in respect of such New Receivables Funding Amount and the portion of such New Receivables Funding Amount that is to be paid using Available Funds pursuant to Section 4.5(a)(1)(vii);

(x) If any Note is Outstanding, the amount, if any, to be paid on each such Class in reduction of the aggregate Principal Balance on the upcoming Payment Date or Interim Payment Date;

(xi) The amount of Fees to be paid on the upcoming Payment Date;

(xii) A list of each Receivable Granted to the Trust Estate, the applicable Advance Type for such Receivable and the corresponding Receivable Balance for such Receivable;

(xiii) The Required Expense Reserve and General Reserve Required Amount for each Series of Notes for the upcoming Payment Date or Interim Payment Date;

(xiv) The Fee Accumulation Amount, the Interest Accumulation Amount and the Target Amortization Principal Accumulation Amount for the upcoming Interim Payment Date;

(xv) The Weighted Average Advance Rate and Weighted Average CV Adjusted Advance Rate for each Series and Class of Notes and the Trigger Advance Rate for each Series and Class of Notes, if any, and the Facility Advance Rate (as defined in the related Indenture Supplement);

(xvi) The Class Invested Amount and, if applicable, the Series Invested Amount for each Series and Class for the upcoming Payment Date or Interim Payment Date;

(xvii) The Interest Payment Amount and the Target Amortization Amount for each Class of Outstanding Notes for the upcoming Payment Date, and the Senior Interest Amount, the Senior Cumulative Interest Shortfall Amount and the Subordinated Cumulative Interest Shortfall Amount for each Class of Notes for the Interest Accrual Period related to the upcoming Payment Date; and

(xviii) The aggregate Collateral Value of all Facility Eligible Receivables for each Outstanding Series and the sum for all Outstanding Series as of the close of business on the day before the related Determination Date, pro forma Collateral Value of Facility Eligible Receivables for each Outstanding Series and the sum for all Outstanding Series that will be created upon the funding of Delinquency Advances to be funded on the related Funding Date.

(b) Termination of Calculation Agent. The Issuer (with the consent of the Majority Noteholders of all Outstanding Notes) or the Noteholders of at least 66 2⁄3% of the Note Balance of the Outstanding Notes of each Series (in each case, measured by Voting Interests) may at any time terminate the Calculation Agent without cause upon sixty (60) days’ prior notice. If at any time the Calculation Agent shall fail to resign after written request therefor as set forth in this Section 3.1(b), or if at any time the Calculation Agent shall be legally unable to act, or shall suffer an Insolvency Event, then the Majority Noteholders of all Outstanding Notes may remove the Calculation Agent and if the same entity serves as both Calculation Agent and Indenture Trustee, such Noteholders shall also remove the Indenture Trustee as provided in Section 11.9(c). If the Calculation Agent resigns or is removed under the authority of the immediately preceding sentence, then a successor Calculation Agent shall be appointed pursuant to Section 11.9. The Issuer shall give each Note Rating Agency (if applicable) and the Noteholders notice of any such resignation or removal of the Calculation Agent and appointment and acceptance of a successor Calculation Agent. Notwithstanding the foregoing, no resignation, removal or termination of the Calculation Agent shall be effective until the resignation, removal or termination of the predecessor Calculation Agent and until the acceptance of appointment by the successor Calculation Agent as provided herein. Any successor Indenture Trustee appointed shall also be the successor Calculation Agent hereunder, if the predecessor Indenture Trustee served as Calculation Agent and no separate Calculation Agent is appointed. Notwithstanding anything to the contrary herein, the Indenture Trustee may not resign as Calculation Agent unless it also resigns as Indenture Trustee pursuant to Section 11.9(b).

(c) Successor Calculation Agents. Any successor Calculation Agent appointed hereunder shall execute, acknowledge and deliver to the Issuer and to its predecessor Calculation Agent an instrument accepting such appointment under this Indenture, and thereupon the resignation or removal of the predecessor Calculation Agent shall become effective and such successor Calculation Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Indenture, with like effect as if originally named as Calculation Agent. The predecessor Calculation Agent shall deliver to the successor Calculation Agent all documents and statements held by it under this Indenture. The Issuer and the predecessor Calculation Agent shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Calculation Agent all such rights, powers, duties and obligations. Upon acceptance of appointment by a successor Calculation Agent as provided in this Section, the Issuer shall mail notice of the succession of such successor Calculation Agent under this Indenture to all Noteholders at their addresses as shown in the Note Register and shall give notice by mail to each applicable Note Rating Agency. If the Issuer fails to mail such notice within ten (10) days after acceptance of appointment by the successor Calculation Agent, the successor Calculation Agent shall cause such notice to be mailed at the expense of the Administrator.

Section 3.2. Reports by Administrator and Indenture Trustee.

(a) Determination Dates; Determination Date Administrator Reports. The Indenture Trustee shall report to the Administrator, upon request (or such other time as may be agreed to from time to time by the Administrator, the Servicer, the Indenture Trustee and the Administrative Agent), the amount of Available Funds that will be available to be applied toward New Receivables Funding Amounts or to pay principal on any applicable Notes on the upcoming Payment Date or Interim Payment Date. If the Administrator supplies no information to the Indenture Trustee in its Determination Date Administrator Report concerning New Receivables Funding Amounts or payments on any Variable Funding Note in respect of an Interim Payment Date, then the Indenture Trustee shall apply no Available Funds to pay New Receivables Funding Amounts or to make payment on any Note on such Interim Payment Date.

By no later than 3:00 p.m. New York City time on the second (2nd) Business Day prior to each Funding Date that is a VFN Draw Date (or such other time as may be agreed to from time to time by the Administrator, the Servicer, the Indenture Trustee and the Administrative Agent) or the second (2nd) Business Day prior to each Funding Date that is not a VFN Draw Date (or such other time as may be agreed to from time to time by the Administrator, the Servicer, the Indenture Trustee and the Administrative Agent), the Administrator shall prepare and deliver to the Issuer, the Indenture Trustee, the Calculation Agent, the Administrative Agent, each VFN Noteholder, and the Paying Agent a report (the “Determination Date Administrator Report”) (in electronic form) setting forth each data item required to be calculated or verified by the Calculation Agent pursuant to Section 3.1(a).

(b) Payment Date Report. By no later than 3:00 p.m. New York City time on each Payment Date (or such other time as may be agreed to from time to time by the Servicer, the Administrator, the Indenture Trustee and the Administrative Agent), the Indenture Trustee shall prepare and deliver by electronic means (including posting on its website to the Issuer, the Calculation Agent, the Administrator, the Paying Agent, the Administrative Agent, each VFN Noteholder and each Note Rating Agency (if applicable, with respect to the related Series of Notes) a report (the “Payment Date Report”) reporting the following for such Payment Date and the related Monthly Advance Collection Period preceding such Payment Date to the extent such information is received from the Servicer:

(i) the amount on deposit in the Collection and Funding Account as of the opening of business on the first day of such Monthly Advance Collection Period;

(ii) the aggregate amount of all Collections deposited into the Collection and Funding Account during such Monthly Advance Collection Period;

(iii) the aggregate amount of Indemnity Payments deposited into the Collection and Funding Account during such Monthly Advance Collection Period;

(iv) the total of all (A) payments in respect of each Class of Notes (separately identifying interest and principal paid on each Class) made on the Payment Date and each Interim Payment Date that occurred during the Monthly Advance Collection Period, (B) all New Receivables Funding Amounts paid in respect of Additional Receivables during such Monthly Advance Collection Period separately identifying the portion thereof paid from funds in the Collection and Funding Account and the portion thereof paid using proceeds of fundings of an increase in VFN Principal Balance(s) for each Class of VFNs, and (C) all Excess Cash Amounts paid to the Depositor as holder of the Owner Trust Certificate on the Payment Date and each Interim Payment Date that occurred during such Monthly Advance Collection Period;

(v) the amount transferred from the Collection and Funding Account to the Note Payment Account in respect of the Payment Date that occurred during such Monthly Advance Collection Period;

(vi) the amount on deposit in the Accumulation Account and any other Trust Accounts set forth under any Indenture Supplement as of the close of business on the last Interim Payment Date before such Payment Date;

(vii) the aggregate amount of Collections received during the Monthly Advance Collection Period;

(viii) the amount of Available Funds for such Payment Date (the sum of the items reported in clause (vi), plus the items reported in clause (vii));

(ix) the amount on deposit in the General Reserve Fund for each Series, and, if applicable, the amount the Indenture Trustee is to withdraw from each such General Reserve Fund and deposit into the Note Payment Account on such Payment Date for application to the related Series of Notes;

(x) the amount of each payment required to be made by the Indenture Trustee or the Paying Agent pursuant to Section 4.5 on such Payment Date, including an identification, for each Class of Notes, as applicable, and for all Outstanding Notes in the aggregate, of

(A) any Cumulative Interest Shortfall Amount for each Class of Notes and for all Outstanding Notes of each Series in the aggregate;

(B) the Senior Interest Amount for each Class of Notes for the Interest Accrual Period related to such Payment Date;

(C) the Interest Payment Amount for each Class of Notes and for all Outstanding Notes of each Series in the aggregate;

(D) the General Reserve Required Amount for each Series of Notes then Outstanding;

(E) the Target Amortization Amount to be paid on such Payment Date on each Class of Outstanding Notes that is in its Target Amortization Period; and

(F) the unpaid Note Balance for each Class and Series of Notes and for all Outstanding Notes in the aggregate (before and after giving effect to any principal payments to be made on such Payment Date);

(xi) the amount of Fees to be paid on such Payment Date;

(xii) (A) the Collateral Value of all Facility Eligible Receivables, as of the close of business on the last day of such Monthly Advance Collection Period and as of the close of business on such Payment Date for each Outstanding Series of Notes, (B) the amount on deposit in the Collection and Funding Account, the Accumulation Account, any other Trust Accounts set forth in any related Indenture Supplement and the Note Payment Account as of the close of business on the last day of such Monthly Advance Collection Period and as of the close of business on such Payment Date, and (C) an indication (yes or no) as to whether the Collateral Test was satisfied at such time and whether it will be satisfied as of the close of business on such Payment Date after all payments and distributions described in Section 4.5(a); and

(xiii) the Senior Interest Amount, the Senior Cumulative Interest Shortfall Amount and the Subordinated Cumulative Interest Shortfall Amount for each Series and Class of Notes for the Interest Accrual Period related to the upcoming Payment Date.

The Payment Date Report shall also state any other information required pursuant to any related Indenture Supplement necessary for the Paying Agent and the Indenture Trustee to make the payments required by Section 4.5(a) and all information necessary for the Indenture Trustee to make available to Noteholders pursuant to Section 3.5.

(c) Interim Payment Date Reports. By no later than 3:00 p.m. New York City time on each Interim Payment Date on which there is a VFN Outstanding and on which the Full Amortization Periods have not yet begun and on which payments pursuant to clause (iv) with respect to a Class of Notes are being made, the Indenture Trustee shall prepare and deliver to the Issuer, the Calculation Agent, the Administrator, the Paying Agent, the Administrative Agent and each VFN Noteholder a report (an “Interim Payment Date Report”) in electronic form, reporting the following for such Interim Payment Date and the Advance Collection Period preceding such Interim Payment Date:

(i) (A) the amount on deposit in the Collection and Funding Account as of the close of business on the last day before the beginning of such Advance Collection Period and (B) the amounts on deposit in the Accumulation Account and any other Trust Accounts set forth in any Indenture Supplement, as of the close of business on the immediately preceding Payment Date or Interim Payment Date;

(ii) the aggregate amount of all Collections received and deposited into the Collection and Funding Account during such Advance Collection Period;

(iii) the aggregate amount of Indemnity Payments deposited into the Collection and Funding Account during such Advance Collection Period;

(iv) the aggregate amount of deposits into the Collection and Funding Account from the Note Payment Account in respect of the Payment Date, if any, that occurred during such Advance Collection Period;

(v) the total of all (A) payments in respect of each Class of Notes (separately identifying interest and principal paid on each Class of Variable Funding Notes) made on the Payment Date or Interim Payment Date that occurred during such Advance Collection Period, (B) all New Receivables Funding Amounts that were paid in respect of Additional Receivables during such Advance Collection Period, separately identifying the portion thereof paid from funds on deposit in the Collection and Funding Account and the portion thereof paid using proceeds of an increase in VFN Principal Balance(s) for each Class of VFNs, and (C) all Excess Cash Amounts paid to the Depositor as holder of the Owner Trust Certificate on the Payment Date or Interim Payment Date that occurred during such Advance Collection Period;

(vi) the amount transferred from the Collection and Funding Account to the Note Payment Account in respect of the Payment Date, if any, that occurred during such Advance Collection Period;

(vii) the amount of Available Funds for such Interim Payment Date (calculated as the sum of the items reported in clauses (i)(B) and (vi));

(viii) the amount on deposit in the General Reserve Fund for each Series and the General Reserve Required Amount for such General Reserve Fund, and the amount to be deposited into each General Reserve Fund on such Interim Payment Date;

(ix) the amounts required to be deposited on such Interim Payment Date into the Accumulation Account and any other Trust Account referenced in any related Indenture Supplement, respectively;

(x) the amount of Available Funds to be applied toward the New Receivables Funding Amount of Additional Receivables on the upcoming Interim Payment Date pursuant to Section 4.4(e);

(xi) the amount to be applied to reduce the aggregate VFN Principal Balance of each Class of VFNs on such Interim Payment Date (as reported to the Indenture Trustee by the Administrator);

(xii) the amount of any Excess Cash Amount paid to the Depositor as holder of the Owner Trust Certificate on such Interim Payment Date;

(xiii) the Collateral Value of all Facility Eligible Receivables as of the end of such Advance Collection Period and as of the close of business on such Interim Payment Date for each Outstanding Series of Notes and the amount on deposit in the Collection and Funding Account, the Accumulation Account, the Note Payment Account and any other Trust Account referenced in a related Indenture Supplement as of the end of business on the last day of such Advance Collection Period and as of the close of business on such Interim Payment Date;

(xiv) an indication (yes or no) as to whether the Collateral Test was satisfied as of the end of business on the last day of such Advance Collection Period and whether it will be satisfied at such time after effecting the payments described in Section 4.4; and

(xv) any other amounts specified in an Indenture Supplement.

(d) No Duty to Verify or Recalculate. Notwithstanding anything contained herein to the contrary, none of the Calculation Agent (except as described in Section 3.1(a)), the Indenture Trustee or the Paying Agent shall have any obligation to verify or recalculate any information provided to them by the Administrator or any other Person, and may rely on such information in making the allocations and payments to be made pursuant to Article IV. The Indenture Trustee may reasonably rely without investigation on the most recent Determination Date Administrator Report provided to the Indenture Trustee by the Administrator in preparing the Payment Date Reports.

Section 3.3. Annual Statement as to Compliance; Notice of Default; Agreed Upon Procedures Reports.

(a) Annual Officer’s Certificates.

(i) The Receivables Seller shall deliver to each Note Rating Agency (if applicable) and the Indenture Trustee, on or before March 31 of each calendar year, beginning in March 2024, an Officer’s Certificate executed by a Responsible Officer of the Receivables Seller, stating that (A) a review of the activities of the Receivables Seller during the preceding 12-month period ended December 31 (or, in the case of the first such statement, from the Closing Date through December 31, 2023) and of its performance under this Indenture and the Receivables Sale Agreement has been made under the supervision of the officer executing the Officer’s Certificate, and (B) the Receivables Seller has fulfilled all its obligations under this Indenture and the Receivables Sale Agreement in all material respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

(ii) The Administrator shall deliver to each Note Rating Agency (if applicable) and the Indenture Trustee, on or before March 31 of each calendar year, beginning in March 2024, an Officer’s Certificate executed by a Responsible Officer of the Administrator, stating that (A) a review of the activities of the Issuer, the Depositor and the Administrator during the preceding 12-month period ended December 31 (or, in the case of the first such certificate, from the Closing Date through December 31, 2023) and of its performance under this Indenture, the Receivables Sale Agreement and the Receivables Pooling Agreement has been made under the supervision of the officer executing the Officer’s Certificate, and (B) the Administrator has fulfilled all its obligations under this Indenture in all material respects throughout such period or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof.

(b) Notice of Default. The Indenture Trustee shall make available to the Noteholders on its website and deliver to the Issuer and the Administrative Agent, and the Issuer shall deliver to each Note Rating Agency (if applicable) promptly after a Responsible Officer has obtained actual knowledge thereof, but in no event later than five (5) Business Days thereafter or such shorter time period as may be required by any Note Rating Agency, written notice specifying the nature and status of any Target Amortization Event, Event of Default or Facility Early Amortization Event, as applicable, under this Indenture, the Subservicer Side Letter and the Consent Agreement.

(c) Annual Regulation AB/USAP Report. The Servicer shall, on or before the last Business Day of the fifth month following the end of each of the Servicer’s fiscal years (December 31), beginning in 2024, deliver to the Administrative Agent and the Issuer a copy of the results of any Regulation AB required attestation report contemplated under 17 C.F.R. Section 240.13a-18 or Uniform Single Attestation Program for Mortgage Bankers or similar review conducted on the Servicer by its accountants and any other reports reasonably requested by the Administrative Agent.

(d) Agreed Upon Procedures Report. Within 45 days of the end of each calendar quarter of the Servicer, beginning with the calendar quarter ending in June 2023, the Servicer shall cause the Verification Agent to furnish, a report with respect to the prior calendar month or prior calendar quarter, as applicable, to the Administrative Agent and each Note Rating Agency (if applicable), (i) to the effect that the Verification Agent has applied certain procedures, to be determined at the discretion of the Administrative Agent after consultation with the Servicer and shall be incorporated as Exhibit C hereto after the Closing Date, including re-performance of certain accounting procedures performed by the Servicer pursuant to Designated Servicing Contracts and examination of certain documents and records related to the disbursement and reimbursement of Advances with respect to the Designated Pools under the related Designated Servicing Contracts and this Indenture and that, on the basis of such agreed-upon procedures, the Verification Agent is of the opinion that the servicing (including the allocation of Collections) has been conducted in compliance with the terms and conditions set forth in Article IV, except for such exceptions as it believes to be immaterial and such other exceptions as shall be set forth in such statement, and (ii) detailing for such calendar quarter the items set forth in the Letter of Engagement, to be executed between the Verification Agent, the Administrative Agent, the Servicer and PennyMac Loan Services, LLC.

In addition, each report shall set forth the agreed upon procedures performed and the results of such procedures. Upon the written request of any Noteholder, the Indenture Trustee shall request a copy of such report from the Verification Agent and, solely upon receipt thereof, the Indenture Trustee shall make such report available to each Noteholder by posting such report to its website. Furthermore, in the event that the Verification Agent’s expense in producing a report as required hereunder exceeds the amount reimbursable to it pursuant to Section 4.5, such excess shall be payable by the Servicer, at the Servicer’s own expense, upon receipt by the Servicer of written notification of, and request for, such amount from the Verification Agent.

(e) [Reserved].

(f) Annual Lien Opinion. No later than April 30th of each fiscal year of the Administrator, beginning with the fiscal year ending in 2023, the Administrator shall deliver to the Administrative Agent an Opinion of Counsel from outside counsel to the effect that the Indenture Trustee has a perfected security interest in the Collateral, and that, based on a review of UCC search reports (copies of which shall be attached thereto), there are no UCC-1 filings indicating an Adverse Claim with respect to such Receivables that has not been released.

(g) Other Information. In addition, the Administrator shall forward to the Administrative Agent, upon its reasonable request, such other information, documents, records or reports (in each case to the extent available and to the extent permitted to be disclosed) respecting (i) PMC or any of its Affiliates party to the Transaction Documents, (ii) the condition or operations, financial or otherwise, of PMC or any of its Affiliates party to the Transaction Documents, (iii) the Designated Servicing Contracts, the Designated Pools, the related Mortgage Loans and the Receivables or (iv) the transactions contemplated by the Transaction Documents, including access to the Servicer’s management and records; provided, however, that any on-site access shall be subject to the provisions of Section 3.4. The Administrative Agent shall and shall cause its respective representatives to hold in confidence all such information except to the extent disclosure may be required by Applicable Law (and all reasonable applications for confidential treatment are unavailing) or the Administrative Agent may reasonably determine that such disclosure is consistent with its obligations hereunder; provided, however, that the Administrative Agent may disclose on a confidential basis any such information to its agents, attorneys and auditors in connection with the performance of its responsibilities hereunder.

Section 3.4. Access to Certain Documentation and Information.

(a) Access to Receivables Information. The Custodians shall provide the Noteholders with access to the documentation relating to the Receivables as provided in Section 2.4(b). In each case, access to documentation relating to the Receivables shall be afforded without charge but only upon reasonable request and during normal business hours at the offices of the Custodians and in a manner that does not unreasonably interfere with a Custodian’s conduct of its regular business. Nothing in this Section 3.4 shall impair the obligation of the Custodians to observe any Applicable Law prohibiting disclosure of information regarding the Trust Estate and the failure of the Custodians to provide access as provided in this Section 3.4 as a result of such obligation shall not constitute a breach of this Section.

Notwithstanding anything to the contrary contained in this Section 3.4, Section 2.4, or in any other Section hereof, the Servicer, on reasonable prior written notice of not less than five (5) Business Days so long as an Event of Default or Facility Early Amortization Event has not occurred and is continuing (one (1) Business Day during the continuation of an Event of Default or Facility Early Amortization Event), shall permit the Verification Agent, the Indenture Trustee or any agent or independent certified public accountants selected by the Indenture Trustee, during the Servicer’s normal business hours, and in a manner that does not unreasonably interfere with the Servicer’s conduct of its regular business, to examine all the books of account, records, reports and other papers of the Servicer relating to the Mortgage Loans, Designated Servicing Contracts, the Designated Pools and the Receivables, to make copies and extracts therefrom, and to discuss the Servicer’s affairs, finances and accounts relating to the Mortgage Loans, Designated Servicing Contracts, the Designated Pools and the Receivables with the Servicer’s officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes the Servicer’s accountants to discuss with such representatives such affairs, finances and accounts), all at such times and as often as reasonably may be requested, subject to the fourth paragraph of Section 3.4(a); provided that (i) the Servicer shall not be required to disclose or provide any information that it is prohibited from disclosing or providing by Applicable Law or contract (including the Freddie Mac Guide, the Freddie Mac Purchase Documents and the applicable Designated Servicing Contract); (ii) any such Person seeking access to any information or documentation pursuant to this Section 3.4 shall and shall direct their respective representatives to hold in confidence all such information in accordance with Section 14.14 of this Indenture; and (iii) the Servicer shall be given reasonable prior notice of any meeting with its accountants and shall have the right to have its representatives present at any such meeting. Unless a related Target Amortization Event, an Event of Default that has not been waived by the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and the Administrative Agent or a Facility Early Amortization Event that has not been waived by the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, 100% of the VFN Noteholders and the Administrative Agent shall have occurred, or the Notes of any Class have been downgraded below “investment grade” by each related Note Rating Agency (if applicable) or any related Note Rating Agency (if applicable) shall have withdrawn its rating of any Class of Notes, any out-of-pocket costs and expenses incident to the exercise by the Indenture Trustee or any Noteholder of any right under this Section 3.4 shall be borne by the requesting Noteholder(s). The parties hereto acknowledge that the Indenture Trustee shall not exercise any right pursuant to this Section 3.4 unless directed to do so by a group of Interested Noteholders, and the Indenture Trustee has been provided with indemnity satisfactory to it by such Interested Noteholders. The Indenture Trustee shall have no liability for action or inaction in accordance with the preceding sentence.

In the event that such rights are exercised (i) following a related Target Amortization Event, (ii) following the occurrence of a Facility Early Amortization Event that has not been waived by, together, the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, 100% of the VFN Noteholders and the Administrative Agent, (iii) following the occurrence of an Event of Default that has not been waived by the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and the Administrative Agent, (iv) after a related Note Rating Agency has withdrawn its rating of any Class of Notes or (v) while the Notes of any Class have a rating below “investment grade” by such Note Rating Agency, all out-of-pocket costs and expenses incurred by the Indenture Trustee shall be borne by the Servicer. Prior to any such payment, the Servicer shall be provided with commercially reasonable documentation of such costs and expenses.

Notwithstanding anything contained in this Section 3.4 to the contrary, in no event shall the books of account, records, reports and other papers of the Servicer, the Receivables Seller, the Depositor or the Issuer relating to the Mortgage Loans, Designated Servicing Contracts, the Designated Pools and the Receivables be examined by independent certified public accountants at the direction of the Indenture Trustee or any Interested Noteholder pursuant to the exercise of any right under this Section 3.4 more than one time during any 12-month period, unless (A) a Target Amortization Event, (B) a Facility Early Amortization Event that has not been waived by, together, the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, 100% of the VFN Noteholders and the Administrative Agent has occurred during such twelve-month period, (C) an Event of Default has occurred that has not been waived by the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and the Administrative Agent during such twelve-month period, or (D) the Notes of any Class have been downgraded below “investment grade” by a related Note Rating Agency (without regard to any supplemental credit enhancement) or such Note Rating Agency shall have withdrawn its rating of any Class of Notes, in which case more than one examination may be conducted during a twelve-month period, but such extra audits shall be at the sole expense of the Noteholder(s) requesting such audit(s).

(b) Access to Issuer. The Issuer agrees that, on reasonable prior written notice not less than five (5) Business Days so long as an Event of Default or Facility Early Amortization Event has not occurred and is continuing (one (1) Business Day during the continuation of an Event of Default or Facility Early Amortization Event), it will permit any representative of the Indenture Trustee, Verification Agent or the Administrative Agent, to examine all of its books of account, records, reports, and other papers, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants, and to discuss its affairs, finances and accounts its officers, employees, and independent certified public accountants, all at such reasonable times and as often as may be reasonably requested, subject to the fourth paragraph of Section 3.4(a); provided, that the Issuer shall not be required to disclose or provide any information that it is prohibited from disclosing or providing by Applicable Law or contract (including the Freddie Mac Guide, the Freddie Mac Purchase Documents and the applicable Designated Servicing Contract). The Indenture Trustee, the Verification Agent and the Administrative Agent shall and shall direct their respective representatives to hold in confidence all such information in accordance with Section 14.14 of this Indenture. Without limiting the generality of the foregoing, neither the Indenture Trustee, the Verification Agent or the Administrative Agent shall disclose information to any of its Affiliates or any of their respective directors, officers, employees and agents, that may provide any servicer advance financing to PMC, the Depositor, the Issuer or any of their Affiliates, except in such Affiliate’s capacity as Noteholder.

Section 3.5. Indenture Trustee to Make Reports Available.

(a) Monthly Reports on Indenture Trustee’s Website. Notwithstanding any other provision of this Indenture that requires Citibank, in any capacity, to deliver or provide to any Person each Payment Date Report and Interim Payment Date Report (and, at its option, any additional files containing the same information in an alternative format), Citibank, in any capacity, shall be entitled in lieu of such delivery, make such report available each month to any interested parties, including, without limitation, the Verification Agent and Freddie Mac, via the Indenture Trustee’s internet website and such other information as the Indenture Trustee may have in its possession, but only with the use of a password provided by the Indenture Trustee. All such information provided to the Indenture Trustee or the Calculation Agent for posting to the Indenture Trustee’s website should be sent to Valerie.Delgado@Citi.com with subject reference “PMT ISSUER TRUST – FHLMC SAF-For Posting”, and be in a form or format that will allow such information to the posted to the Indenture Trustee’s website. In connection with providing access to the Indenture Trustee’s internet website, the Indenture Trustee may require registration and the acceptance of a disclaimer. The Indenture Trustee’s internet website shall initially be located at www.sf.citidirect.com. Assistance in using the Indenture Trustee’s website can be obtained by calling the Indenture Trustee’s investor relations desk at 1-888-855-9695. Parties that are unable to use the above distribution option are entitled to have a paper copy mailed to them via first class mail or by overnight courier by calling the investor relations desk and requesting a copy. The Indenture Trustee shall have the right to change the way the Payment Date Reports and Interim Payment Date Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Indenture Trustee shall provide timely and adequate notification to all above parties regarding any such changes. The Indenture Trustee shall not be required to make available via its website (or otherwise) any information that in its judgment is confidential, may include any Nonpublic Personal Information or could otherwise violate Applicable Law, or could result in personal liability to the Indenture Trustee. In addition, the Indenture Trustee shall have no liability for the failure to include or post any information that it has not actually received or is not in a form or format that will allow it to post any such information on its website.

(b) Annual Reports. Within sixty (60) days after the end of each calendar year, the Indenture Trustee shall furnish to each Person (upon the written request of such Person), who at any time during the calendar year was a Noteholder a statement containing (i) information regarding payments of principal, interest and other amounts on such Person’s Notes, aggregated for such calendar year or the applicable portion thereof during which such person was a Noteholder and (ii) such other customary information as may be deemed necessary or desirable for Noteholders to prepare their tax returns. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. The Indenture Trustee shall prepare and provide to the Internal Revenue Service and to each Noteholder any information reports required to be provided under federal income tax law, including without limitation IRS Form 1099.

Article IV

The Trust Accounts; Payments

Section 4.1. Trust Accounts.

The Indenture Trustee shall establish and maintain, or cause to be established and maintained, the Trust Accounts, each of which shall be an Eligible Account, for the benefit of the Secured Parties. All amounts held in the Trust Accounts shall, to the extent permitted by this Indenture and Applicable Laws, be invested in Permitted Investments by the depository institution or trust company then maintaining such Account only upon written direction of the Administrator to the Indenture Trustee; provided, however, that in the event the Administrator fails to provide such written direction to the Indenture Trustee, and until the Administrator provides such written direction, the Indenture Trustee shall not invest funds on deposit in any Trust Account. Funds deposited into a Trust Account on a Business Day after 1:30 p.m. New York City time will not be invested until the following Business Day, and funds deposited prior to 1:30 p.m. Eastern Time may not be invested until the following Business Day depending on the cut off time for the selected investment. Investments held in Permitted Investments in the Trust Accounts shall not be sold or disposed of prior to their maturity (unless a Facility Early Amortization Event has occurred and is continuing). Earnings on investment of funds in any Trust Account shall be remitted by the Indenture Trustee upon the Administrator’s written direction to the account or other location of the Administrator’s designation on the first (1st) Business Day of the month following the month in which such earnings on investment of funds is received; provided, that the Indenture Trustee shall be entitled to the benefit of any income or gain in the Trust Accounts for the Business Day immediately preceding each Interim Payment Date or Payment Date, as applicable. Any losses and investment expenses relating to any investment of funds in any Trust Account shall be for the account of the Administrator, which shall deposit or cause to be deposited the amount of such loss (to the extent not offset by income from other investments of funds in the related Trust Account) in the related Trust Account promptly upon the realization of such loss. The taxpayer identification number associated with each of the Trust Accounts shall be that of the Issuer, and the Issuer shall report for federal, state and local income tax purposes the income, if any, earned on funds in the relevant Trust Account. The Administrator hereby acknowledges that all amounts on deposit in each Trust Account (excluding investment earnings on deposit in the Trust Accounts), are held in trust by the Indenture Trustee for the benefit of the Noteholders, subject to any express rights of the Issuer set forth herein, and shall remain at all times during the term of this Indenture under the sole dominion and control of the Indenture Trustee.

So long as the Indenture Trustee complies with the provisions of this Section 4.1, the Indenture Trustee shall not be liable for the selection of investments or for investment losses incurred thereon by reason of investment performance, liquidation prior to stated maturity or otherwise. The Indenture Trustee shall have no liability in respect of losses incurred as a result of the liquidation of any investment prior to its stated maturity or the failure to be provided with timely written investment direction.

In order to comply with the laws, rules, regulations and executive orders in effect from time to time applicable to banking institutions, including those relating to the funding of terrorist activities and money laundering, including Section 326 of the USA Patriot Act of the United States (“Banking Law”), the Indenture Trustee is required to obtain, verify, record and update certain information relating to individuals and entities which maintain a business relationship with the Indenture Trustee. Accordingly, each of the parties agrees to provide to the Indenture Trustee upon its request from time to time such identifying information and documentation as may be available for such party in order to enable the Indenture Trustee to comply with Banking Law.

All parties to this Indenture agree, and each Noteholder of each Series by its acceptance of the related Note will be deemed to have agreed, that such Noteholder shall have no claim or interest in the amounts on deposit in any Trust Account created under this Indenture or any related Indenture Supplement related to an unrelated Series except as expressly provided herein or therein.

The Indenture Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be for the Indenture Trustee’s economic self-interest for (a) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (b) using Affiliates to effect transactions in certain Permitted Investments and (c) effecting transactions in certain Permitted Investments (but in any case not as an advisor or agent for the Issuer or any similar capacity for the Issuer). Such compensation is not payable or reimbursable under this Indenture.

Section 4.2. Collections and Disbursements of Advances by Servicer.

(a) The Servicer shall deposit into the Collection and Funding Account all Advance Reimbursement Amounts in respect of Advances collected by the Servicer with respect to any Designated Pool pursuant to a related Designated Servicing Contract no later than two (2) Business Days after the Servicer’s receipt thereof. To the extent the Indenture Trustee receives for deposit Advance Reimbursement Amounts in the Collection and Funding Account later than 2:00 p.m. New York City time on a Business Day, such funds shall be deemed to have been received on the following Business Day.

If Freddie Mac remits any payments directly to a Trust Account, the Servicer shall identify any amounts remitted that do not constitute Collateral. Upon any such identification, the Servicer shall promptly give the Indenture Trustee and the Administrative Agent written notice thereof and reasonable supporting documentation. Within two (2) Business Days, but as soon as reasonably practicable, of the Indenture Trustee’s receipt of written direction from the Servicer and written confirmation from the Administrative Agent, the Indenture Trustee shall withdraw such amounts that do not constitute Collateral and remit such amounts to such accounts as may be designated in writing by the Servicer to the Indenture Trustee.

(b) Payment Dates. On each Payment Date, the Indenture Trustee shall transfer from the Collection and Funding Account to the Note Payment Account all Available Funds or Series Available Funds then on deposit in the Collection and Funding Account. Except in the case of Redemption Amounts, which may be remitted by the Issuer directly to the Note Payment Account, none of the Servicer, the Administrator, the Issuer, the Calculation Agent nor the Indenture Trustee shall remit to the Note Payment Account, and each shall take all reasonable actions to prevent other Persons from remitting to the Note Payment Account, amounts which do not constitute payments, collections or recoveries received, made or realized in respect of the Receivables or the initial cash deposited by the Noteholders with the Indenture Trustee on the date hereof, and the Indenture Trustee will return to the Issuer or the Servicer any such amounts upon receiving written evidence reasonably satisfactory to the Indenture Trustee that such amounts are not a part of the Trust Estate.

(c) Delegated Authority to Make Delinquency Advances. The Receivables Seller and the Servicer hereby irrevocably appoint the Noteholder(s) of any Outstanding VFN with the authority (but no obligation) to advance to the Servicer such amounts as are in order that the Servicer may make any Delinquency Advance to the extent the Servicer fails to make such Delinquency Advance with respect to a Designated Pool when required to do so pursuant to the related Designated Servicing Contract.

Section 4.3. Funding of Additional Receivables.

(a) Funding Certifications. By no later than 3:00 p.m. New York City time on the second (2nd) Business Day prior to each Funding Date that is a VFN Draw Date and a Payment Date (or such other time as may be agreed to from time to time by the Servicer, the Indenture Trustee and the Administrative Agent) or on the second (2nd) Business Day prior to each Funding Date that is a VFN Draw Date but not a Payment Date (or such other time as may be agreed to from time to time by the Servicer, the Indenture Trustee and the Administrative Agent), the Administrator shall prepare and deliver to the Issuer, the Indenture Trustee, the Calculation Agent and the Administrative Agent (and, on any Interim Payment Date, each applicable VFN Noteholder) a certification (each, a “Funding Certification”) containing a list of each Funding Condition and presenting a “yes” or “no” answer beside each indicating whether such Funding Condition has been satisfied and shall state in writing the amount to be funded on that Funding Date.

(b) VFN Draws, Discretionary Paydowns and Permanent Reductions.

With respect to each VFN:

(i) Except as may be further specified in the related Indenture Supplement, by no later than 3:00 p.m. New York City time on the second (2nd) Business Day prior to any Payment Date or by no later than 3:00 p.m. New York City time on the second (2nd) Business Day prior to any Interim Payment Date, during the Revolving Period for such

VFN on which any applicable Variable Funding Note Class is Outstanding, the Administrator, on behalf of the Issuer, may deliver, or cause to be delivered, to each Noteholder of such Variable Funding Notes and to the Indenture Trustee a report (a “VFN Note Balance Adjustment Request”) for such upcoming Funding Date, requesting such Noteholders to fund a VFN Principal Balance increase on any Class or Classes of VFNs in the amount(s) specified in such request, which request shall instruct the Indenture Trustee to recognize an increase in the related VFN Principal Balance, but not in excess of the related Maximum VFN Principal Balance. The VFN Note Balance Adjustment Request shall also state the amount, if any, of any principal payment to be made on each Outstanding Class of VFNs on the upcoming Interim Payment Date or Payment Date.

(ii) From time to time, but not exceeding once per calendar month, during the Revolving Period for such VFN, the Issuer may notify the Administrative Agent of a permanent reduction in the Maximum VFN Principal Balance by indicating such reduction on the VFN Note Balance Adjustment Request. Following such permanent reduction, the applicable VFN Noteholders shall only be required to fund increases in the VFN Principal Balance up to such reduced Maximum VFN Principal Balance. Furthermore, following a reduction in the Maximum VFN Principal Balance pursuant to this clause (ii), the Issuer shall not at any time be permitted to request an increase in the Maximum VFN Principal Balance.

(iii) If the related Funding Certification indicates that all Funding Conditions have been met, the applicable VFN Noteholders shall fund the VFN Principal Balance increase by remitting pro rata (based on such Noteholder’s percentage of the VFN Principal Balance) the amount stated in the request to the Indenture Trustee by 12:00 p.m. (noon) New York City time on the related Funding Date, whereupon the Indenture Trustee shall adjust its records to reflect the increase of the VFN Principal Balance (which increase shall be the aggregate of the amounts received by the Indenture Trustee from the applicable VFN Noteholders) by 2:00 p.m. New York City time on such Funding Date, so long as, after such increase and after giving effect to Receivables to be purchased, the Collateral Test will continue to be satisfied, determined based on the VFN Note Balance Adjustment Request and Determination Date Administrator Report. The Indenture Trustee shall be entitled to rely conclusively on any VFN Note Balance Adjustment Request and the related Determination Date Administrator Report and Funding Certification. The Indenture Trustee shall make available on its website to the Issuer or its designee and each applicable VFN Noteholder, notice on such Funding Date as reasonably requested by the Issuer of any increase in the VFN Principal Balance, provided that such notice is sent to Valerie.Delgado@Citi.com with subject reference “PMT ISSUER TRUST – FHLMC SAF-For Posting.” The Indenture Trustee shall apply and remit any such payment by the VFN Noteholders toward the payment of the related New Receivables Funding Amount as described in Section 4.3(c). If on any Funding Date there is more than one Series with Outstanding Variable Funding Notes, VFN draws on such Funding Date shall be made on a pro rata basis among all applicable Outstanding Series of VFNs in their Revolving Periods based on their respective available Borrowing Capacities, unless otherwise provided in the related Indenture Supplement and any applicable Note Purchase Agreement. If any VFN Noteholder does not fund its share of a requested VFN draw, one or more other VFN Noteholders may fund all or a portion of such draw, but no other VFN Noteholder shall have any obligation to do so. Draws on VFNs of different Classes within the same Series need not be drawn pro rata relative to each other.

(c) Payment of New Receivables Funding Amounts.

(i) Subject to its receipt of a duly executed Funding Certification from the Administrator pursuant to Section 4.3(a) stating that all Funding Conditions have been satisfied, the Indenture Trustee shall remit to the Issuer (or the Issuer’s designee), by the close of business New York City time on each Funding Date, the amount of the aggregate New Receivables Funding Amount for Additional Receivables to be funded on such Funding Date, using the following sources of funding in the following order:

(A) any funds on deposit in the Collection and Funding Account minus the Required Expense Reserve;

(B) if such Funding Date is a Payment Date, Available Funds allocated for such purpose pursuant to Section 4.5(a)(1)(vi);

(C) if such Funding Date is an Interim Payment Date, Available Funds allocated for such purpose pursuant to Section 4.4(e); and

(D) any amounts paid by VFN Noteholders in respect of such New Receivables Funding Amount as described in Section 4.3(b).

(ii) Subject to its receipt of a duly executed Funding Certification from the Administrator pursuant to Section 4.3(a) indicating that all Funding Conditions have been satisfied, the Indenture Trustee shall remit to the Issuer (or the Issuer’s designee) by the close of business on each Interim Payment Date or Payment Date occurring at any time when not all Outstanding Notes are in Full Amortization Periods, the amount of the aggregate New Receivables Funding Amount for Additional Receivables to be funded on such Interim Payment Date or Payment Date, using (i) Available Funds allocated for such purpose pursuant to Section 4.5(a)(1)(vi) and (ii) any amounts paid by VFN Noteholders in respect of such New Receivables Funding Amount as described in Section 4.3(a).

(iii) Except with respect to Delinquency Advance Receivables eligible for funding on a Funding Date prior to disbursement of the related Delinquency Advances pursuant to Section 4.3(e), the Servicer shall not, and the Administrator shall not and shall not permit the Issuer or the Depositor to, request funding for any Receivables except to the extent that the related Advances shall have been disbursed in accordance with the Freddie Mac Guide prior to the receipt of the related New Receivables Funding Amount. Unless and until (i) a Facility Early Amortization Event shall have occurred which has not been waived or (ii) a VFN Noteholder or the Majority Noteholders of all the Notes instruct the Indenture Trustee by a written notice that no portion of the New Receivables Funding Amount may be paid by the Indenture Trustee without first receiving a written certification that all of the related Delinquency Advances have been previously disbursed by the Receivables Seller (a “Cease Pre-Funding Notice”), which may be delivered at any time as deemed necessary by such Noteholder(s) in the exercise of its or their sole and absolute discretion, the Indenture Trustee may pay the New Receivables Funding Amount for Delinquency Advances on any Funding Date. If a Cease Pre-Funding Notice has been delivered, then no Delinquency Advance Receivables may be funded until all the related Delinquency Advances have been deposited into the appropriate Principal and Interest Custodial Account and remitted to Freddie Mac in accordance with the Freddie Mac Guide and the Receivables Seller shall have delivered a written certification to such effect to the Indenture Trustee with respect to all related Advances.

(d) Delinquency Advance Disbursement Account. Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain an Eligible Account in the name of the Issuer as the Delinquency Advance Disbursement Account. The Delinquency Advance Disbursement Account shall at all times qualify as an Eligible Account. If, at any time, the Delinquency Advance Disbursement Account has ceased to qualify as an Eligible Account, the Indenture Trustee shall within sixty (60) days of the actual knowledge of a Responsible Officer of the Indenture Trustee or through receipt of such notice to the Indenture Trustee that the Delinquency Advance Disbursement Account has ceased to qualify as an Eligible Account, establish a new Delinquency Advance Disbursement Account qualifying as an Eligible Account and transfer any cash and any investments on deposit into such newly established Delinquency Advance Disbursement Account. The taxpayer identification number associated with the Delinquency Advance Disbursement Account shall be that of the Issuer and the Receivables Seller will report for Federal, state and local income tax purposes, the income, if any, on funds on deposit in the Delinquency Advance Disbursement Account. Subject to Section 4.1, funds on deposit from time to time in the Delinquency Advance Disbursement Account shall remain uninvested. The Indenture Trustee shall have and is hereby directed by the Issuer to exercise the sole and exclusive right to disburse funds from the Delinquency Advance Disbursement Account and each of the Servicer, Administrator and Issuer hereby acknowledges and agrees that it shall have no right to provide payment or withdrawal instructions with respect to the Delinquency Advance Disbursement Account or to otherwise direct the disposition of funds from time to time on deposit in the Delinquency Advance Disbursement Account.

(e) Pre-Funding of Delinquency Advances. On any Funding Date during the Revolving Period for any Series or Class of Notes, the Issuer (or the Servicer on its behalf) may request that all or a portion of the New Receivables Funding Amount be applied in satisfaction of the Servicer’s obligation to make Delinquency Advances with respect to a Designated Pool under the applicable Designated Servicing Contracts. Prior to (i) the occurrence of a Facility Early Amortization Event or (ii) the receipt by the Indenture Trustee of a Cease Pre-Funding Notice, the Indenture Trustee shall apply the portion of the New Receivables Funding Amount requested by the Issuer (or the Servicer on its behalf) to “Noteholders’ Amounts” (as defined below) in accordance with this Section 4.3(e). Not later than 3:00 p.m. New York City time on the second Business Day preceding each Funding Date (or such other time as may be agreed to from time to time by the Servicer, the Indenture Trustee and the Administrative Agent), the Issuer (or the Servicer on its behalf) shall deliver a disbursement report (the “Disbursement Report”) to the Indenture Trustee and the Administrative Agent setting forth in reasonable detail (A) the aggregate amount of Delinquency Advances required to be advanced by the Servicer with respect to each Designated Pool under the applicable Designated Servicing Contract on such Funding Date for which the Servicer desires pre-funding in accordance with this Section 4.3(e) (each such amount, a “Delinquency Advance Amount”), (B) the payment or wiring instructions as described in Schedule 2 hereto for the Principal and Interest Custodial Account relating to each Designated Pool with respect to which the Servicer is obligated to disburse Delinquency Advance Amount on such Funding Date, (C) the Series New Receivables Funding Amount for each Series and the full New Receivables Funding Amount, that would apply to each Delinquency Advance Amount if such Delinquency Advance Amount were a Delinquency Advance Receivable (such Collateral Value, the “Noteholders’ Amount”), and (D) a calculation for each Delinquency Advance Amount of the excess of such Delinquency Advance Amount over the Noteholders’ Amount (such excess, the “Issuer Amount”). Not later than 10:00 a.m. New York City time on each Funding Date, (x) the Issuer (or the Servicer on its behalf) shall deposit to the Delinquency Advance Disbursement Account in cash or immediately available funds, an amount equal to the sum of the Issuer Amounts with respect to each Designated Pool and (y) the Indenture Trustee shall transfer to the Delinquency Advance Disbursement Account, out of the proceeds of the New Receivables Funding Amount, an amount equal to the sum of the Noteholders’ Amounts with respect to each Designated Pool. Not later than 5:00 p.m. New York City time on each Funding Date, the Indenture Trustee will, solely from funds on deposit in the Delinquency Advance Disbursement Account, remit the Delinquency Advance Amount with respect to each Designated Pool to the applicable Principal and Interest Custodial Accounts listed in the related Disbursement Report. Notwithstanding anything to the contrary contained herein, the Indenture Trustee shall not transfer any funds from the Collection and Funding Account to the Delinquency Advance Disbursement Account or disburse any Delinquency Advance Amount on any Funding Date unless it shall have confirmed receipt of the sum of the Issuer Amounts described on the related Disbursement Report.

(f) Limited Funding Dates. On any Limited Funding Date, subject to its receipt of a duly executed Funding Certification from the Administrator pursuant to Section 4.3(a) stating that all Funding Conditions have been satisfied, the Indenture Trustee shall, by the close of business New York City time on each Limited Funding Date occurring during the Revolving Period for any Series or Class of Notes, (i) remit to the Issuer (or the Issuer’s designee) the amount of the aggregate New Receivables Funding Amount for Additional Receivables to be funded on such Limited Funding Date, using only funds on deposit in the Collection and Funding Account minus the Required Expense Reserve, and (ii) thereafter, release any Excess Cash Amount to the Depositor as holder of the Owner Trust Certificate it being understood that no such Excess Cash Amounts may be paid to the Depositor under this clause (f) if, (i) after the payment of such cash amounts, the Collateral Test would no longer be satisfied, (ii) a Funding Interruption Event shall have occurred and is continuing or (iii) the occurrence of an event which with the giving of notice or the passage of time, or both, would result in a Target Amortization Event in respect of any Series of Notes. Notwithstanding anything to the contrary herein, no draws on Variable Funding Notes may be made on a Limited Funding Date, and no payments on any Notes shall be made on a Limited Funding Date, as Limited Funding Dates shall not be treated as Interim Payment Dates but instead shall be for the sole purpose of funding new Receivables and releasing Excess Cash Amounts to the extent permissible under the terms of this Indenture.

Notwithstanding anything to the contrary herein or in any other Transaction Document, unless the Indenture Trustee has received notice of a Consent Withdrawal Date, the Indenture Trustee shall be under no obligation to confirm that the Consent has not been withdrawn.

Further, the Indenture Trustee shall be entitled to rely on any Funding Certification and will not be bound to make any investigation into the accuracy thereof.

Section 4.4. Interim Payment Dates.

On each Interim Payment Date, the Indenture Trustee shall allocate and pay or deposit (as specified below) all Available Funds held in the Collection and Funding Account as set forth below, in the following order of priority, without regard to amounts deposited pursuant to any preceding clause, and in the amounts set forth in the Interim Payment Date Report for such Interim Payment Date:

(a) to the Accumulation Account, amounts necessary to be deposited therein such that the amount on deposit in such account equals the Fee Accumulation Amount for such Interim Payment Date;

(b) to the Accumulation Account, amounts necessary to be deposited therein such that the amount on deposit in such account equals the Interest Accumulation Amount for such Interim Payment Date;

(c) to the General Reserve Fund for each Series, the amount required to be deposited therein so that, after giving effect to such deposit, the amount standing to the credit of such General Reserve Fund shall be equal to the related General Reserve Required Amount;

(d) if a Facility Early Amortization Event has not occurred or if occurred, such Facility Early Amortization Event has been waived, to the Accumulation Account, amounts necessary to be deposited therein such that the amount on deposit in such account equals the Target Amortization Amount for the next Payment Date in respect of each Class of Notes that is in its Target Amortization Period, not including any such Class for which the related Indenture Supplement provides that there will be no intra-month reservation of Target Amortization Principal Accumulation Amounts;

(e) to be retained in the Collection and Funding Account, the aggregate New Receivables Funding Amount for any Facility Eligible Receivables to be funded on such Interim Payment Date (without duplicating any portion of such New Receivables Funding Amount to be paid using the proceeds of a borrowing on any Class of VFN); provided that no New Receivables Funding Amounts will be released to fund new Receivables under this clause (e) unless the Funding Conditions have been met;

(f) unless a Full Amortization Period is in effect, to pay down the VFN Principal Balance of each Outstanding Class of VFNs pro rata, based on their respective Note Balances, the amount necessary to satisfy the Collateral Test after giving effect to the allocations, payments and distributions in clauses (a) through (e) above;

(g) to pay down the VFN Principal Balance of each Outstanding Class of VFNs pro rata, based on their respective Note Balances, such amount as may be designated by the Administrator; and

(h) any Net Excess Cash Amount to or at the direction of the Depositor as holder of the Owner Trust Certificate, it being understood that no such Net Excess Cash Amounts may be paid to the Depositor under this clause (h) if, (i) after the payment of such cash amounts, the Collateral Test would no longer be satisfied, (ii) a Funding Interruption Event shall have occurred and is continuing or (iii) the occurrence of an event which with the giving of notice or the passage of time, or both, would result in a Target Amortization Event in respect of any Series of Notes.

Section 4.5. Payment Dates.

(a) On each Payment Date, the Indenture Trustee shall transfer the related Available Funds on deposit in the Collection and Funding Account and the Accumulation Account for such Payment Date to the Note Payment Account. On each Payment Date, the Paying Agent shall apply such Available Funds (and other amounts as specifically noted in clause (v) below) in the following order of priority and in the amounts set forth in the Payment Date Report for such Payment Date (provided that amounts on deposit in the Accumulation Account representing Target Amortization Principal Accumulation Amounts may only be used to pay the Target Amortization Amounts of the Classes for which the related Indenture Supplement provides that there will be intra-month reservation of Target Amortization Principal Accumulation Amounts (pro rata based on their respective Target Amortization Principal Accumulation Amounts)):

(1) If a Facility Early Amortization Event has not occurred or if occurred, such Facility Early Amortization Event has been waived:

(i) to the Indenture Trustee (in all its capacities), the Indenture Trustee Fee, and to the Owner Trustee (to the extent not otherwise paid pursuant to the Trust Agreement or the Administration Agreement), the Owner Trustee Fee payable on such Payment Date, plus (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit) all reasonable and documented out-of-pocket expenses and indemnification amounts owed to the Indenture Trustee (in all capacities) and Citibank (in all capacities) and the Owner Trustee on such Payment Date, from funds in the Accumulation Account, with respect to expenses and indemnification amounts to the extent such expenses and indemnification amounts have been invoiced or noticed to the Administrator, first, out of amounts on deposit in the Accumulation Account which were deposited into the Accumulation Account on an Interim Payment Date specifically for such items and then, any remaining unpaid amounts out of other Available Funds;

(ii) to each Person (other than the Indenture Trustee or the Owner Trustee or the Calculation Agent) entitled to receive Fees or Series Fees or Undrawn Fees on such date, the Fees or Series Fees or Undrawn Fees payable to any such Person with respect to the related Monthly Advance Collection Period or Interest Accrual Period, as applicable, plus (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit or Increased Costs Limit, as appropriate, and allocated pro rata based on the amounts due to each such Person and subject in the case of Series Fees to the applicable Series Fee Limit) all reasonable and documented out-of-pocket expenses and indemnification amounts owed for Administrative Expenses of the Issuer and for Increased Costs or any other amounts (including Undrawn Fees) due to any Noteholder and any Series Fees due as specified in an Indenture Supplement, subject to the related Series Fee Limit, pursuant to the Transaction Documents with respect to expenses, indemnification amounts, Increased Costs, Undrawn Fees, Series Fees and other amounts to the extent such expenses, indemnification amounts, Increased Costs, Undrawn Fees, Series Fees and other due and payable amounts have been invoiced or noticed to the Administrator and the Indenture Trustee and subject to the applicable Expense Limit and to the extent such amounts were deposited into the Accumulation Account on a preceding Interim Payment Date, and thereafter from other Available Funds, if necessary;

(iii) to the Noteholders of each Series of Notes, pro rata based on their respective interest entitlement amounts, the related Cumulative Interest Shortfall Amounts attributable to unpaid Senior Interest Amounts from prior Payment Dates, and the Senior Interest Amount for the current Payment Date, for each such Class; provided that if the amount of Available Funds on deposit in the Collection and Funding Account on such day is insufficient to pay any amounts in respect of any Class pursuant to this clause (iii), the Indenture Trustee shall withdraw from the General Reserve Fund for such Class an amount equal to the lesser of the amount then on deposit in such General Reserve Fund and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall, with all such amounts paid to a Series under this clause (iii) allocated among the Classes of such Series as provided in the related Indenture Supplement;

(iv) to the General Reserve Fund for each Series, any amount required to be deposited therein so that, after giving effect to such deposit, the amount on deposit in such General Reserve Fund on such day equals the related General Reserve Required Amount;

(v) to the Noteholders of each Class of Notes for which the Target Amortization Period has commenced, the Target Amortization Amount for such Class on such Payment Date, first payable from any amounts on deposit in the Accumulation Account in respect of such Class, allocated pro rata among any such Classes based on their respective Target Amortization Amounts, and thereafter payable from other Available Funds or proceeds of draws on VFNs or other companion Notes described in the related Indenture Supplement, pro rata based on their respective Target Amortization Amounts;

(vi) to the Collection and Funding Account, for disbursement to the Issuer (or the Issuer’s designee), the aggregate New Receivables Funding Amount for any Facility Eligible Receivables to be funded on such Payment Date (without duplicating any portion of such New Receivables Funding Amount to be paid using the proceeds of an increase in any VFN Principal Balance);

(vii) to the extent necessary to satisfy the Collateral Test, (1) to pay down the respective VFN Principal Balances of each Outstanding Class of VFNs, pro rata based on their respective Note Balances, until the earlier of satisfaction of the Collateral Test or reduction of all VFN Principal Balances to zero, and thereafter (2) to reserve cash in the Collection and Funding Account to the extent necessary to satisfy the Collateral Test;

(viii) to the Noteholders of each Series of Notes and pro rata based on their respective Note Balances, the amount necessary to reduce the accrued and unpaid Subordinated Interest Amounts for each such Series to zero, with amounts paid on a Series pursuant to this clause being allocated among the Classes within such Series as specified in the related Indenture Supplement;

(ix) pro rata, based on their respective due and payable, invoiced or reimbursable amounts and without regard to the applicable Expense Limit or Series Fee, (A) to the Indenture Trustee (in all its capacities) and the Owner Trustee for any amounts payable to the Indenture Trustee and the Owner Trustee pursuant to this Indenture or the Trust Agreement to the extent not paid under clause (i) above, (B) to the Verification Agent for any amounts payable to the Verification Agent pursuant to this Indenture to the extent not paid under clause (ii) above, (C) to the Securities Intermediary for any indemnification amounts owed to the Securities Intermediary as described in Section 4.9; (D) all Administrative Expenses of the Issuer not paid under clause (ii) above; (E) to the Noteholders of any Notes to cover Increased Costs, pro rata among multiple Series based on their respective Increased Costs amounts (and among multiple Classes, allocated within any Series as described in the related Indenture Supplement); (F) any Series Fees due pursuant to Indenture Supplement in excess of the applicable Series Fee Limit; or (G) any other amounts payable pursuant to this Indenture or any other Transaction Document and not paid under clause (ii) above;

(x) if and to the extent so directed by the Administrator on behalf of the Issuer, to the Noteholders of each Class of VFNs, an amount to be applied to pay down the respective VFN Principal Balances equal to the lesser of (A) the amount specified by the Administrator and (B) the amount necessary to reduce the VFN Principal Balances to zero, paid pro rata among each VFN Classes based on their respective Note Balances; and

(xi) any Net Excess Cash Amount to or at the direction of the Depositor as holder of the Owner Trust Certificate, to the extent that the Collateral Test would not, following any such payment, be breached; provided that amounts due and owing to the Owner Trustee and not previously paid hereunder or under any other Transaction Document shall be paid prior to such payment and further provided that (A) no Funding Interruption Event shall have occurred and be continuing and (B) no event shall have occurred which with the giving of notice of the passage of time or both, would result in a Target Amortization Event in respect of any Series of Notes.

(2) If a Facility Early Amortization Event has occurred and is continuing unwaived, the Available Funds shall be allocated in the following order of priority:

(i) to the Indenture Trustee (in all its capacities), the Indenture Trustee Fee, and to the Owner Trustee (to the extent not otherwise paid pursuant to the Trust Agreement or the Administration Agreement), the Owner Trustee Fee payable on such Payment Date, plus (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit) all reasonable and documented out-of-pocket expenses and indemnification amounts owed to the Indenture Trustee (in all capacities) and the Owner

Trustee on such Payment Date, from funds in the Accumulation Account, with respect to expenses and indemnification amounts to the extent such expenses and indemnification amounts have been invoiced or noticed to the Administrator and to the extent of amounts on deposit in the Accumulation Account which were deposited into the Accumulation Account on an Interim Payment Date specifically for such items and thereafter from other Available Funds, if necessary;

(ii) to each Person (other than the Indenture Trustee or the Owner Trustee) entitled to receive Fees on such date, the Fees payable to any such Person with respect to the related Monthly Advance Collection Period or Interest Accrual Period, as applicable, plus (subject, in the case of expenses and indemnification amounts, to the applicable Expense Limit and allocated pro rata based on the amounts due to each such Person) all reasonable out-of-pocket expenses and indemnification amounts owed for Administrative Expenses of the Issuer with respect to expenses, indemnification amounts and other amounts to the extent such expenses, indemnification amounts and other amounts are due and payable have been invoiced or noticed to the Administrator and the Indenture Trustee and to the extent such amounts were deposited into the Accumulation Account on a preceding Interim Payment Date, but not including any Series Fees or Undrawn Fees and thereafter from other Available Funds, if necessary;

(iii) thereafter, all remaining Available Funds shall be allocated among all Outstanding Series based on their respective Series Invested Amounts as of the date the Full Amortization Period commenced, and the amount so allocated to each Series (each the related “Series Available Funds”) shall be allocated in the following order of priority:

(A) for Series Fees payable pursuant to the related Indenture Supplement;

(B) any Undrawn Fees payable to any VFNs included in the related Series;

(C) to the Noteholders of the related Series of Notes, the related Cumulative Interest Shortfall Amounts attributable to unpaid Senior Interest Amounts from prior Payment Dates and the Senior Interest Amount for the current Payment Date, for each related Class; provided that if the amount of Available Funds on deposit in the Collection and Funding Account on such day is insufficient to pay any amounts in respect of any related Class pursuant to this clause (iii)(C) the Indenture Trustee shall withdraw from the General Reserve Fund for such Class an amount equal to the lesser of the amount then on deposit in such General Reserve Fund and the amount of such shortfall for disbursement to the Noteholders of such Class in reduction of such shortfall, with all such amounts paid to a Series under this clause (iii)(C) allocated among the Classes of such Series as provided in the related Indenture Supplement;

(D) to the Noteholders of the related Series of Notes, remaining Series Available Funds up to the aggregate unpaid Note Balances to reduce Note Balances in the order specified in the related Indenture Supplement, until all such Note Balances have been reduced to zero;

(E) to the Noteholders of the related Series of Notes, the amount necessary to reduce the accrued and unpaid Subordinated Interest Amounts for such Series to zero, with amounts paid on a Series pursuant to this clause being allocated among the Classes within such Series as specified in the related Indenture Supplement; and

(F) to be allocated to other Series to run steps (A) through (E) above for such other Series, to the extent the Series Available Funds for such other Series were insufficient to make such payments, allocated among such other Series pro rata based on the amounts of their respective shortfalls.

(iv) out of all remaining Available Funds, pro rata, based on their respective due and payable and invoiced or reimbursable amounts and without regard to the applicable Expense Limit, (A) to the Indenture Trustee (in all its capacities) and the Owner Trustee (in all capacities) for any amounts payable to the Indenture Trustee and the Owner Trustee pursuant to this Indenture or the Trust Agreement, as applicable to the extent not paid under clause (i) above, (B) to the Verification Agent for any amounts payable to the Verification Agent pursuant to this Indenture to the extent not paid under clause (ii) above, (C) to the Securities Intermediary for any indemnification amounts owed to the Securities Intermediary as described in Section 4.9; (D) all Administrative Expenses of the Issuer not paid under clause (ii) above; and (E) to the Noteholders of any Notes to cover Increased Costs, pro rata among multiple Classes based on their respective Increased Costs amounts or any other amounts payable pursuant to this Indenture or any other Transaction Document and not paid under clause (ii) above;

(v) to pay any other amounts required to be paid before Net Excess Cash Amounts pursuant to one or more Indenture Supplements; and

(vi) any Net Excess Cash Amount to or at the direction of the Depositor as holder of the Owner Trust Certificate.

(b) [Reserved].

(c) On each Payment Date, the Indenture Trustee shall instruct the Paying Agent to pay to, or as directed by, each Noteholder of record on the related Record Date the amount to be paid to such Noteholder in respect of the related Note on such Payment Date by wire transfer to an account specified in writing by such Noteholder to the Indenture Trustee no later than five (5) Business Days prior to the related Record Date.

(d) Notwithstanding anything to the contrary in this Indenture, the Indenture Supplement providing for the issuance of any Series of Notes within which there are one or more Classes of Notes may specify the allocation of payments among such Classes payable pursuant to Sections 4.4 and 4.5 hereof, providing for the subordination of such payments on the subordinated Series or Class, and any such provision in such an Indenture Supplement shall have the same effect as if set forth in this Indenture and any related Indenture Supplement, all to the extent an Issuer Tax Opinion is delivered as to such Series at its issuance.

(e) On each Payment Date, the Indenture Trustee shall pay to each Noteholder of record on the related Record Date the amount to be paid to such Noteholder in respect of the related Note on such Payment Date by wire transfer to an account specified in writing by such Noteholder to the Indenture Trustee no later than five (5) Business Days prior to the related Record Date.

(f) On each Payment Date, the Indenture Trustee shall make available, in the same manner as described in Section 3.5, a report stating all amounts paid to the Indenture Trustee (in all its capacities) or Citibank (in all its capacities) pursuant to this Section 4.5 on such Payment Date.

Section 4.6. General Reserve Fund.

(a) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain a General Reserve Fund or Trust Accounts for each Series, each of which shall be an Eligible Account, for the benefit of the Secured Parties of such Series. If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. On or prior to the Issuance Date for each Series, the Issuer shall cause an amount equal to the related General Reserve Required Amount(s), if applicable, to be deposited into the related General Reserve Fund(s). Thereafter, on each Payment Date and Interim Payment Date, the Indenture Trustee shall withdraw Available Funds from the Note Payment Account and deposit them into each such General Reserve Fund pursuant to, and to the extent required by, Section 4.5(a) and the related Indenture Supplement.

(b) On each Payment Date, an amount equal to the aggregate of amounts described in clauses (i), (ii) and (iii) of Section 4.5(a)(1) or clauses (i), (ii) and (iii)(A) through (C) of Section 4.5(a)(2) allocable to the related Series, as appropriate, and which is not payable out of Available Funds due to an insufficiency of Available Funds, shall be withdrawn from such General Reserve Fund by the Indenture Trustee and remitted to the Note Payment Account for payment in respect of the related Class’ allocable share of such items as described in Section 4.5(a) or the related Indenture Supplement. On any Payment Date on which amounts are withdrawn from the General Reserve Fund pursuant to Section 4.5(a), no funds shall be withdrawn from the Collection and Funding Account (or from the Note Payment Account for deposit into the Collection and Funding Account) to pay New Receivables Funding Amounts or amounts to the Issuer pursuant to Section 4.3 if, after giving effect to the withdrawals described in the preceding sentences, the amount then standing to the credit of such General Reserve Fund is less than the related General Reserve Required Amount. All Collections received in the Collection and Funding Account shall be deposited into the related General Reserve Funds until the amount on deposit in each General Reserve Fund equals the related General Reserve Required Amount, if applicable, as described in Section 4.5 and the related Indenture Supplement. For purposes of the foregoing the portion of any such fees and expenses payable under clause (i) or (ii) shall equal the related Series Allocation Percentage of the amounts payable under such clause.

(c) If on any Payment Date the amount on deposit in a General Reserve Fund is equal to or greater than the aggregate Note Balance for the related Series (after payment on such Payment Date of the amounts described in Section 4.5) the Indenture Trustee will withdraw from such General Reserve Fund the aggregate Note Balance amount for such Series and remit it to the Noteholders of the Notes of such Series in reduction of the aggregate Note Balance for all Classes of Notes of such Series that are Outstanding. On the Stated Maturity Date for the latest maturing Class in a Series, the balance on deposit in the General Reserve Fund shall be applied as a principal payment on the Notes of that Series to the extent necessary to reduce the aggregate Note Balance for that Series to zero. On any Payment Date after payment in full of all principal payable in respect of the related Series or Class of Notes, so long as no Facility Early Amortization Event has occurred and is continuing with respect to any other Series or Class of Notes, the Indenture Trustee shall withdraw any remaining amounts from each General Reserve Fund the amount by which the balance of the General Reserve Fund exceeds the related General Reserve Required Amount and pay such amount to the Depositor as holder of the Owner Trust Certificate. Amounts paid to Depositor or its designee pursuant to the preceding sentence shall be automatically released from the Security Interest.

(d) Amounts held in a General Reserve Fund shall be invested in Permitted Investments at the written direction of the Administrator as provided in Section 4.1; provided, however, if no such direction is provided, all amounts shall remain uninvested.

(e) On any Payment Date, after payment of all amounts pursuant to Section 4.5(a), if the Collateral Test is not satisfied or if a Facility Early Amortization Event shall have occurred (unless such Facility Early Amortization Event shall have been waived), the Indenture Trustee shall withdraw from each General Reserve Fund the amount by which the amount standing to the credit of such General Reserve Fund exceeds the related General Reserve Required Amount, and shall apply such excess to reduce the Note Balances of the Notes of the related Series, pursuant to Section 4.5(b). Such principal payments shall be made pro rata based on Note Balances to multiple Classes within a Series, except that in a Full Amortization Period such principal payment shall be made in accordance with the terms and provisions of the related Indenture Supplement. On any Payment Date following the payment in full of all principal payable in respect of the related Series or Class of Notes, the Indenture Trustee shall withdraw any remaining amounts from the related General Reserve Fund and distribute it to the Depositor as holder of the Owner Trust Certificate. Amounts paid to the Depositor or its designee pursuant to the preceding sentence shall be released from the Security Interest.

(f) If on any Funding Date, the amount on deposit in one or more General Reserve Funds is less than the related General Reserve Required Amounts, if applicable, then the Administrator may direct the Indenture Trustee to transfer from the Collection and Funding Account to such General Reserve Funds an amount equal to the amount by which the respective General Reserve Required Amounts, if applicable, exceed the respective amounts then on deposit in the related General Reserve Funds.

Section 4.7. Collection and Funding Account and Accumulation Account.

(a) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Collection and Funding Account, which shall be an Eligible Account, for the benefit of the Secured Parties. If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. The Indenture Trustee shall deposit and withdraw Available Funds from the Collection and Funding Account pursuant to, and to the extent required by, Section 4.4 and Section 4.5.

(b) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Accumulation Account, which shall be an Eligible Account, for the benefit of the Noteholders. If any such account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. The Indenture Trustee shall withdraw Available Funds from the Collection and Funding Account and deposit them into each such Trust Account pursuant to, and to the extent required by, Section 4.5.

(c) On each Payment Date, an amount equal to the aggregate of amounts described in Section 4.5(a) shall be withdrawn from the Accumulation Account by the Indenture Trustee and remitted for payments as described therein.

(d) The Indenture Trustee shall withdraw, on each Payment Date and Interim Payment Date and use as Available Funds, the amount by which the amount then on deposit in the Accumulation Account exceeds the sum of the Fee Accumulation Amount, the Interest Accumulation Amount and the Target Amortization Principal Accumulation Amount, in each case, after giving effect to all payments required to be made from such Trust Accounts and the Note Payment Account on such date.

Section 4.8. Note Payment Account.

(a) Pursuant to Section 4.1, the Indenture Trustee shall establish and maintain the Note Payment Account, which shall be an Eligible Account, for the benefit of the Noteholders. If the Note Payment Account loses its status as an Eligible Account, the funds in such account shall be moved to an account that qualifies as an Eligible Account within thirty (30) days. The Note Payment Account shall be funded to the extent that (i) the Issuer shall remit to the Indenture Trustee the Redemption Amount for a Class of Notes pursuant to Section 13.1, (ii) the Indenture Trustee shall remit thereto any Available Funds from the Collection and Funding Account pursuant to Section 4.2(b), (iii) the Indenture Trustee shall remit thereto any Available Funds from the Accumulation Account pursuant to Section 4.5 and (iv) the Indenture Trustee shall transfer amounts from the General Reserve Fund pursuant to, and to the extent required by, Section 4.6.

(b) On each Payment Date, an amount equal to the aggregate of amounts described in Section 4.5(a) shall be withdrawn from the Note Payment Account by the Indenture Trustee and remitted to the Noteholders and other Persons or accounts described therein for payment as described in that Section, and upon payments of all sums payable hereunder as described in Section 4.5(a), as applicable, any remaining amounts then on deposit in the Note Payment Account shall be released from the Security Interest and paid to Depositor or its designee.

(c) Amounts held in the Note Payment Account may be invested in Permitted Investments at the direction of the Administrator as provided in Section 4.1; provided, however, that if no such direction is provided, all amounts shall remain uninvested.

Section 4.9. Securities Accounts.

(a) Securities Intermediary. The Issuer and the Indenture Trustee hereby appoint Citibank, as Securities Intermediary with respect to the Trust Accounts. The Security Entitlements and all Financial Assets credited to the Trust Accounts, including without limitation all amounts, securities, investments, Financial Assets, investment property and other property from time to time deposited in or credited to such account and all proceeds thereof, held from time to time in the Trust Accounts will continue to be held by the Securities Intermediary for the Indenture Trustee for the benefit of the Noteholders. Upon the termination of this Indenture, the Indenture Trustee shall inform the Securities Intermediary of such termination. By acceptance of their Notes or interests therein, the Noteholders and all beneficial owners of Notes shall be deemed to have appointed Citibank, as Securities Intermediary. Citibank hereby accepts such appointment as Securities Intermediary.

(i) With respect to any portion of the Trust Estate that is credited to the Trust Accounts, the Securities Intermediary agrees that:

(A) with respect to any portion of the Trust Estate that is held in deposit accounts, each such deposit account shall be subject to the security interest granted pursuant to this Indenture, and the Securities Intermediary shall comply with instructions originated by the Indenture Trustee directing dispositions of funds in the deposit accounts without further consent of the Issuer and otherwise shall be subject to the exclusive custody and control of the Securities Intermediary, and the Securities Intermediary shall have sole signature authority with respect thereto;

(B) any and all assets credited to the Trust Accounts shall be treated by the Securities Intermediary as Financial Assets;

(C) any portion of the Trust Estate that is, or is treated as, a Financial Asset shall be physically delivered (accompanied by any required endorsements) to, or credited to an account in the name of, the Securities Intermediary or other eligible institution maintaining any Trust Account in accordance with the Securities Intermediary’s customary procedures such that the Securities Intermediary or such other institution establishes a Security Entitlement in favor of the Indenture Trustee, for the benefit of the Noteholders, with respect thereto over which the Securities Intermediary or such other institution has “control” (as defined in the UCC); and

(D) it will use reasonable efforts to promptly notify the Indenture Trustee and the Issuer if any other Person claims that it has a property interest in a Financial Asset in any Trust Account and that it is a violation of that Person’s rights for anyone else to hold, transfer or deal with such Financial Asset.

(ii) The Securities Intermediary hereby confirms that (A) each Trust Account is an account to which Financial Assets are or may be credited, and the Securities Intermediary shall, subject to the terms of this Indenture treat the Indenture Trustee as entitled to exercise the rights that comprise any Financial Asset credited to any Trust Account, (B) any portion of the Trust Estate in respect of any Trust Account will be promptly credited by the Securities Intermediary to such account, and (C) all securities or other property underlying any Financial Assets credited to any Trust Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another Securities Account maintained in the name of the Securities Intermediary, and in no case will any Financial Asset credited to any Trust Account be registered in the name of the Issuer or the Administrator, payable to the order of the Issuer or the Administrator or specially endorsed to any of such Persons.

(iii) If at any time the Securities Intermediary shall receive an Entitlement Order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Issuer or the Administrator or any other Person. If at any time the Indenture Trustee notifies the Securities Intermediary in writing that this Indenture has been discharged in accordance herewith, then thereafter if the Securities Intermediary shall receive any order from the Issuer directing transfer or redemption of any Financial Asset relating to any Trust Account, the Securities Intermediary shall comply with such Entitlement Order without further consent by the Indenture Trustee or any other Person.

(iv) In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in any Trust Account or any Financial Asset or Security Entitlement credited thereto, the Securities Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Indenture Trustee. The Financial Assets and Security Entitlements credited to the Accounts will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any Person other than the Indenture Trustee (on behalf of the Secured Parties) in the case of the Trust Accounts.

(v) There are no other agreements entered into between the Securities Intermediary in such capacity, and the Securities Intermediary agrees that it will not enter into any agreement with, the Issuer, the Administrator, or any other Person (other than the Indenture Trustee) with respect to any Trust Account. In the event of any conflict between this Indenture (or any provision of this Indenture) and any other agreement now existing or hereafter entered into (other than the Consent Agreement), the terms of this Indenture shall prevail.

(vi) The rights and powers granted herein to the Indenture Trustee have been granted in order to perfect its interest in the Trust Accounts and the Security Entitlements to the Financial Assets credited thereto, and are powers coupled with an interest and will not be affected by the bankruptcy of the Issuer, the Administrator or the Receivables Seller nor by the lapse of time. The obligations of the Securities Intermediary hereunder shall continue in effect until the interest of the Indenture Trustee in the Trust Accounts and in such Security Entitlements, has been terminated pursuant to the terms of this Indenture and the Indenture Trustee has notified the Securities Intermediary of such termination in writing.

(b) Definitions; Choice of Law. Capitalized terms used in this Section 4.9 and not defined herein shall have the meanings assigned to such terms in the New York UCC. For purposes of Section 8-110(e) of the New York UCC, the “securities intermediary’s jurisdiction” shall be the State of New York. The Securities Intermediary, the Administrator and the Issuer agree that they will not change the applicable law in force with respect to issues referred to in Article 2(1) of the Hague Securities Convention to a state other than the State of New York.

(c) Limitation on Liability. None of the Securities Intermediary or any director, officer, employee or agent of the Securities Intermediary shall be under any liability to the Indenture Trustee or the Noteholders for any action taken, or not taken, in good faith pursuant to this Indenture, or for errors in judgment; provided, however, that this provision shall not protect the Securities Intermediary against any liability to the Indenture Trustee or the Noteholders which would otherwise be imposed by reason of the Securities Intermediary’s willful misconduct, bad faith or negligence in the performance of its obligations or duties hereunder. The Securities Intermediary and any director, officer, employee or agent of the Securities Intermediary may rely in good faith on any document of any kind which, on its face, is properly executed and submitted by any Person (which in the in the case of the Administrator, Servicer or Issuer shall be a Responsible Officer) respecting any matters arising hereunder. The Securities Intermediary shall be under no duty to inquire into or investigate the validity, accuracy or content of such document.

(d) Representations, Warranties and Covenants of the Securities Intermediary. The Securities Intermediary represents and warrants that, as of the date hereof, the Securities Intermediary has a physical office in the United States and is engaged in a business or other regular activity of maintaining Securities Accounts. The Securities Intermediary agrees that, at all times while this Indenture is in effect, it shall maintain a physical office in the United States that satisfies the criteria set forth in Article 4(1)(a) or (b) of the Hague Securities Convention.

Section 4.10. Notice of Adverse Claims.

Except for the claims and interests of the Secured Parties in the Trust Accounts, the Securities Intermediary has no actual knowledge of any claim to, or interest in, any Trust Account or in any financial asset credited thereto. If any Person asserts any Adverse Claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Trust Account or in any financial asset carried therein of which a Responsible Officer of the Securities Intermediary has actual knowledge, the Securities Intermediary will promptly notify the Noteholders, the Indenture Trustee and the Issuer thereof.

Section 4.11. No Gross Up.

No Person, including the Issuer, shall be obligated to pay any additional amounts to the Noteholders or Note Owners as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges. In addition, the Indenture Trustee will withhold on payments of Fees to Non-U.S. Noteholders unless such Noteholder provides a correct, complete and executed U.S. Internal Revenue Service Form W-8ECI or is eligible for benefits under an income tax treaty with the United States that eliminates U.S. federal income taxation on U.S. source Fees and such Non-U.S. Noteholder provides a correct, complete and executed U.S. Internal Revenue Service Form W-8BEN-E. The Indenture Trustee may rely on such U.S. Internal Revenue Service Form W-8ECI or W-8BEN-E to evidence the Noteholders’ eligibility.

Section 4.12. Facility Early Amortization Events; Target Amortization Events.

Upon the occurrence of a Facility Early Amortization Event, the Revolving Period or Target Amortization Period for all Classes and Series of the Notes shall automatically terminate and the Full Amortization Period for all Outstanding Notes shall commence without further action on the part of any Person, unless, together, the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and 100% of the VFN Noteholders, notify the Indenture Trustee, as soon as reasonably practicable, that they have waived the occurrence of such Facility Early Amortization Event and consent to the continuation of the Revolving Period or Target Amortization Periods (in the case of any Notes still in their Revolving Periods or Target Amortization Periods). Upon the occurrence of a Target Amortization Event with respect to a Class or Series, the Notes of such Class or Series shall enter their Target Amortization Periods and as a result shall be paid principal in Target Amortization Amounts under Section 4.5(a)(1)(v) on subsequent Payment Dates unless the requisite parties pursuant to the Indenture Supplement related to that Series notify the Indenture Trustee that they have waived the occurrence of such Target Amortization Event and consent to the continuation of the Revolving Periods (in the case of any Notes still in their Revolving Periods). The Administrator shall notify the Indenture Trustee and the Administrative Agent immediately upon the occurrence of any Facility Early Amortization Event or Target Amortization Event. The Administrative Agent shall use commercially reasonable efforts to notify the Indenture Trustee promptly upon becoming aware of the occurrence of any Facility Early Amortization Event or Target Amortization Event.

Article V

Note Forms

Section 5.1. Forms Generally.

The Notes will have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or the applicable Indenture Supplement and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with applicable laws or regulations or with the rules of any securities exchange, or as may, consistently herewith, be determined by the Issuer, as evidenced by the Issuer’s execution of such Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

The Definitive Notes and the Global Notes representing the Book-Entry Notes will be typewritten or printed on green bond or other security paper, or may be produced in any other manner, all as determined by the Issuer, as evidenced by the Issuer’s execution of such Notes.

Section 5.2. Forms of Notes.

(a) Forms Generally. Subject to Section 5.2(b), each Note will be in one of the forms approved from time to time by or pursuant to an Indenture Supplement. Without limiting the generality of the foregoing, the Indenture Supplement for any Series of Notes shall specify whether the Notes of such Series, or of any Class within such Series, shall be issuable as Definitive Notes or as Book-Entry Notes.

(b) Issuer Certificate. Before the delivery of a Note to the Indenture Trustee for authentication in any form approved by or pursuant to an Issuer Certificate, the Issuer will deliver to the Indenture Trustee the Issuer Certificate by or pursuant to which such form of Note has been approved, which Issuer Certificate will have attached thereto a true and correct copy of the form of Note which has been approved thereby. Any form of Note approved by or pursuant to an Issuer Certificate must be acceptable as to form to the Indenture Trustee, such acceptance to be evidenced by the Indenture Trustee’s authentication of Notes in that form or a Certificate of Authentication signed by an Indenture Trustee Authorized Officer and delivered to the Issuer.

(c) (i) Rule 144A Notes. Notes offered and sold by the Issuer (other than Regulation S Notes) shall bear a legend generally to the effect that resales of such Notes or interests therein may be made only to qualified institutional buyers in transaction exempt from the registration requirements of the Securities Act in reliance on Rule 144A (each, a “Rule 144A Note”) and shall be issued initially in the form of (A) one or more permanent Global Notes in fully registered form (each, a “Rule 144A Global Note”), substantially in the form attached hereto as Exhibit A-1 or (B) one or more permanent Definitive Notes in fully registered form (each, a “Rule 144A Definitive Note”), substantially in the form attached hereto as Exhibit A-2. The aggregate principal amounts of the Rule 144A Global Notes or Rule 144A Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee, or the Depository or its nominee, as the case may be, as hereinafter provided.

(ii) Regulation S Notes. Notes sold in offshore transactions in reliance on Regulation S (each, a “Regulation S Note”) shall be issued in the form of (A) one or more permanent Global Notes in fully registered form (each, a “Regulation S Global Note”), substantially in the form attached hereto as Exhibit A-3 or (B) one or more permanent Definitive Notes in fully registered form (each, a “Regulation S Definitive Note”), substantially in the form attached hereto as Exhibit A-4. The aggregate principal amounts of the Regulation S Global Notes or the Regulation S Definitive Notes may from time to time be increased or decreased by adjustments made on the records of the Indenture Trustee or the Depository or its nominee, as the case may be, as hereinafter provided.

Section 5.3. Form of Indenture Trustee’s Certificate of Authentication.

The form of Indenture Trustee’s Certificate of Authentication for any Note issued pursuant to this Indenture will be substantially as follows:

INDENTURE TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Series or Class designated herein referred to in the within-mentioned Indenture and Indenture Supplement.

CITIBANK, N.A., not in its individual capacity, but solely as Indenture Trustee

By:
Authorized Signatory

Dated:

Section 5.4. Book-Entry Notes.

(a) Issuance of Book-Entry Notes. (i) If the Issuer establishes pursuant to Sections 5.2 and 6.1 that the Notes of a particular Series or Class are to be issued as Book-Entry Notes, then the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver, one or more definitive Global Notes, which, unless otherwise provided in the applicable Indenture Supplement (1) will represent, and will be denominated in an amount equal to the aggregate, Initial Note Balance of the Outstanding Notes of such Series or Class to be represented by such Global Note or Notes, or such portion thereof as the Issuer will specify in an Issuer Certificate, (2) will be registered in the name of the Depository for such Global Note or Notes or its nominee, (3) will be delivered by the Indenture Trustee or its agent to the Depository or pursuant to the Depository’s instruction (and which may be held by the Indenture Trustee as custodian for the Depository, if so specified in the related Indenture Supplement or Depository Agreement), (4) applicable, will bear a legend substantially to the following effect: “Unless this Note is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein” and (5) may bear such other legend as the Issuer, upon advice of counsel, deems to be applicable.

(ii) The Note Registrar and the Indenture Trustee may deal with the Depository as the sole Noteholder of the Book-Entry Notes for all purposes of this Indenture and will not be obligated to the Note Owners, except as stated in Section 14.12.

(iii) The rights of the Note Owners may be exercised only through the Depository and will be limited to those established by Applicable Law and agreements between the Note Owners and the Depository and/or its participants under the Depository Agreement.

(iv) If this Section 5.4(a) conflicts with other terms of this Indenture, this Section 5.4(a) will control.

(v) The Depository will make book-entry transfers among its participants and receive and transmit payments of principal of and interest on the Book-Entry Notes to the participants.

(vi) The Indenture Trustee, the Note Registrar, and the Paying Agent shall have no responsibility or liability for any actions taken or not taken by the Depository.

(vii) If this Indenture requires or permits actions to be taken based on instructions or directions of the Noteholders of a stated percentage of Note Balance of the Notes, the Depository will be deemed to represent those Noteholders only if it has received instructions to that effect from Note Owners and/or the Depository’s participants owning or representing, the required percentage of the beneficial interest of the Notes and has delivered the instructions to the Indenture Trustee.

(viii) The Issuer in issuing Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Indenture Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Noteholders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will promptly notify the Indenture Trustee in writing of any change in the “CUSIP” numbers.

(b) Transfers of Global Notes only to Depository Nominees. Notwithstanding any other provisions of this Section 5.4 or of Section 6.5, and subject to the provisions of paragraph (c) below, unless the terms of a Global Note or the applicable Indenture Supplement expressly permit such Global Note to be exchanged in whole or in part for individual Notes, a Global Note may be transferred, in whole but not in part and in the manner provided in Section 6.5, only to a nominee of the Depository for such Global Note, or to the Depository, or a successor Depository for such Global Note selected or approved by the Issuer, or to a nominee of such successor Depository.

(c) Limited Right to Receive Definitive Notes. Except under the limited circumstances described below, Note Owners of beneficial interests in Global Notes will not be entitled to receive Definitive Notes. With respect to Notes issued within the United States, unless otherwise specified in the applicable Indenture Supplement, or with respect to Notes issued outside the United States, if specified in the applicable Indenture Supplement:

(i) If at any time the Depository for a Global Note notifies the Issuer that it is unwilling or unable to continue to act as Depository for such Global Note or if at any time the Depository for the Notes for such Series or Class ceases to be a Clearing Corporation, the Issuer will appoint a successor Depository with respect to such Global Note. If a successor Depository for such Global Note is not appointed by the Issuer within ninety (90) days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer will execute, and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3 requesting the authentication and delivery of individual Notes of such Series or Class in exchange for such Global Note, will authenticate and deliver, individual Notes of such Series or Class of like tenor and terms in an aggregate Initial Note Balance equal to the Initial Note Balance of the Global Note in exchange for such Global Note.

(ii) The Issuer may at any time and in its sole discretion determine that the Notes of any Series or Class or portion thereof issued or issuable in the form of one or more Global Notes will no longer be represented by such Global Note or Notes. In such event the Issuer will execute, and the Indenture Trustee or its agent in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3 for the authentication and delivery of individual Notes of such Series or Class in exchange in whole or in part for such Global Note, will authenticate and deliver individual Notes of such Series or Class of like tenor and terms in definitive form in an aggregate Initial Note Balance equal to the Initial Note Balance of such Global Note or Notes representing such Series or Class or portion thereof in exchange for such Global Note or Notes.

(iii) If specified by the Issuer pursuant to Section 5.2 and 6.1 with respect to Notes issued or issuable in the form of a Global Note, the Depository for such Global Note may surrender such Global Note in exchange in whole or in part for individual Notes of such Series or Class of like tenor and terms in definitive form on such terms as are acceptable to the Issuer and such Depository. Thereupon the Issuer will execute, and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver, without service charge, (A) to each Person specified by such Depository a new Note or Notes of the same Series or Class of like tenor and terms and of any authorized denomination as requested by such Person in an aggregate Initial Note Balance equal to the Initial Note Balance of the portion of the Global Note or Notes specified by the Depository and in exchange for such Person’s beneficial interest in the Global Note; and (B) to such Depository a new Global Note of like tenor and terms and in an authorized denomination equal to the difference, if any, between the Initial Note Balance of the surrendered Global Note and the aggregate Initial Note Balance of Notes delivered to the Noteholders thereof.

(iv) If any Event of Default has occurred and is continuing with respect to such Global Notes, and Owners of Notes evidencing more than 50% of the Global Notes of that Series or Class (measured by Voting Interests) advise the Indenture Trustee and the Depository that a Global Note is no longer in the best interest of the Note Owners, the Owners of Global Notes of that Series or Class may exchange their beneficial interests in such Notes for Definitive Notes in accordance with the exchange provisions herein.

(v) In any exchange provided for in any of the preceding four paragraphs, the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under

Section 6.3, authenticate and deliver Definitive Notes in definitive registered form in authorized denominations. Upon the exchange of the entire Initial Note Balance of a Global Note for Definitive Notes, such Global Note will be canceled by the Indenture Trustee or its agent. Except as provided in the preceding paragraphs, Notes issued in exchange for a Global Note pursuant to this Section will be registered in such names and in such authorized denominations as the Depository for such Global Note, pursuant to instructions from its direct or indirect participants or otherwise, will instruct the Indenture Trustee or the Note Registrar. The Indenture Trustee or the Note Registrar will deliver such Notes to the Persons in whose names such Notes are so registered.

Section 5.5. Beneficial Ownership of Global Notes.

Until Definitive Notes have been issued to the applicable Noteholders to replace any Global Notes with respect to a Series or Class pursuant to Section 5.4 or as otherwise specified in any applicable Indenture Supplement:

(a) the Issuer and the Indenture Trustee may deal with the applicable clearing agency or Depository and the Depository Participants for all purposes (including the making of distributions) as the authorized representatives of the respective Note Owners; and

(b) the rights of the respective Note Owners will be exercised only through the applicable Depository and the Depository Participants and will be limited to those established by Applicable Law and agreements between such Note Owners and the Depository and/or the Depository Participants. Pursuant to the operating rules of the applicable Depository, unless and until Definitive Notes are issued pursuant to Section 1.1, the Depository will make book-entry transfers among the Depository Participants and receive and transmit distributions of principal and interest on the related Notes to such Depository Participants.

For purposes of any provision of this Indenture requiring or permitting actions with the consent of, or at the direction of, Noteholders evidencing a specified percentage of the Note Balance of Outstanding Notes, such direction or consent may be given by Note Owners (acting through the Depository and the Depository Participants) owning interests in or security entitlements to Notes evidencing the requisite percentage of principal amount of Notes.

Section 5.6. Notices to Depository.

Whenever any notice or other communication is required to be given to Noteholders with respect to which Book-Entry Notes have been issued, unless and until Definitive Notes will have been issued to the related Note Owners, the Indenture Trustee will give all such notices and communications to the applicable Depository, and shall have no obligation to report directly to such Note Owners.

Article VI

The Notes

Section 6.1. General Provisions; Notes Issuable in Series; Terms of a Series or Class Specified in an Indenture Supplement.

(a) Amount Unlimited. The aggregate Initial Note Balance of Notes which may be authenticated and delivered and Outstanding under this Indenture is not limited.

(b) Series and Classes. The Notes may be issued in one or more Series or Classes up to an aggregate Note Balance for such Series or Class as from time to time may be authorized by the Issuer. All Notes of each Series or Class under this Indenture will in all respects be equally and ratably entitled to the benefits hereof with respect to such Series or Class without preference, priority or distinction on account of (1) the actual time of the authentication and delivery, or (2) Stated Maturity Date of the Notes of such Series or Class, except as specified in the applicable Indenture Supplement for such Series or Class of Notes.

Each Note issued must be part of a Series of Notes for purposes of allocations pursuant to the related Indenture Supplement. A Series of Notes is created pursuant to an Indenture Supplement. A Class of Notes is created pursuant to an Indenture Supplement for the applicable Series.

Each Series and Class of Notes will be secured by the Trust Estate.

Each Series of Notes may, but need not be, subdivided into multiple Classes. Notes belonging to a Class in any Series may be entitled to specified payment priorities over other Classes of Notes in that Series.

(c) Provisions Required in Indenture Supplement. Before the initial issuance of Notes of each Series, there shall also be established in or pursuant to an Indenture Supplement provision for:

(i) the Series designation;

(ii) the Initial Note Balance of such Series of Notes and of each Class, if any, within such Series, and the Maximum VFN Principal Balance for such Series (if it is a Series or Class of Variable Funding Notes);

(iii) whether such Notes are subdivided into Classes;

(iv) whether such Series of Notes are Term Notes, Variable Funding Notes or a combination thereof;

(v) the Note Interest Rate at which such Series of Notes or each related Class of Notes will bear interest, if any, or the formula or index on which such rate will be determined, including all relevant definitions, and the date from which interest will accrue;

(vi) the Expected Repayment Date and the Stated Maturity Date for such Series of Notes or each related Class of Notes;

(vii) any Target Amortization Events with respect to such Series of Notes or any related Class;

(viii) if applicable, the Target Amortization Amount for each related Class of such Series of Notes;

(ix) if applicable, the appointment by the Indenture Trustee of an Authenticating Agent in one or more places other than the location of the office of the Indenture Trustee with power to act on behalf of the Indenture Trustee and subject to its direction in the authentication and delivery of such Notes in connection with such transactions as will be specified in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement creating such Series;

(x) if such Series of Notes or any related Class will be issued in whole or in part in the form of a Global Note or Global Notes, the terms and conditions, if any, in addition to those set forth in Section 5.4, upon which such Global Note or Global Notes may be exchanged in whole or in part for other Definitive Notes; and the Depository for such Global Note or Global Notes (if other than the Depository specified in Section 1.1);

(xi) the subordination, if any, of such Series of Notes or any related Class(es) to any other Notes of any other Series or of any other Class within the same Series;

(xii) if such Series of Notes or any related Class is to have the benefit of any Derivative Agreement, the terms and provisions of such agreement;

(xiii) [Reserved];

(xiv) the Record Date for any Payment Date of such Series of Notes or any related Class, if different from the last day of the month before the related Payment Date for a Definitive Note or the last Business Day before the related Payment Date for a Book-Entry Note;

(xv) if applicable, under what conditions any additional amounts will be payable to Noteholders of the Notes of such Series; and

(xvi) any other terms of such Notes as stated in the related Indenture Supplement;

all upon such terms as may be determined in or pursuant to an Indenture Supplement with respect to such Series or Class of Notes.

(d) Forms of Series or Classes of Notes. The form of the Notes of each Series or Class will be established pursuant to the provisions of this Indenture and the related Indenture Supplement creating such Series or Class. The Notes of each Series or Class will be distinguished from the Notes of each other Series or Class in such manner, reasonably satisfactory to the Indenture Trustee, as the Issuer may determine.

Section 6.2. Denominations.

The Notes of each Series or Class will be issuable in such denominations and currency as will be provided in the provisions of this Indenture or in or pursuant to the applicable Indenture Supplement. In the absence of any such provisions with respect to the Notes of any Series or Class, the Notes of that Series or Class will be issued in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof.

Section 6.3. Execution, Authentication and Delivery and Dating.

(a) The Notes will be executed on behalf of the Issuer by an Issuer Authorized Officer, by manual, electronic or facsimile signature.

(b) Notes bearing the manual, electronic or facsimile signatures of individuals who were an Issuer Authorized Officer at the time of such execution will bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices before the authentication and delivery of such Notes or did not hold such offices at the date of issuance of such Notes.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes executed by the Issuer to the Indenture Trustee for authentication; and the Indenture Trustee will, upon delivery of an Issuer Certificate, authenticate and deliver such Notes as provided in this Indenture and not otherwise.

(d) Before any such authentication and delivery, the Indenture Trustee will be entitled to receive, in addition to any Officer’s Certificate and Opinion of Counsel required to be furnished to the Indenture Trustee pursuant to Section 1.3, the Issuer Certificate and any other opinion or certificate relating to the issuance of the Series or Class of Notes required to be furnished pursuant to Section 5.2 or Section 6.10.

(e) The Indenture Trustee will not be required to authenticate such Notes if the issue thereof will adversely affect the Indenture Trustee’s own rights, duties or immunities under the Notes and this Indenture.

(f) Unless otherwise provided in the form of Note for any Series or Class, all Notes will be dated the date of their authentication.

(g) No Note will be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a Certificate of Authentication substantially in the form provided for herein executed by the Indenture Trustee by manual signature of an authorized signatory, and such certificate upon any Note will be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

Section 6.4. Temporary Notes.

(a) Pending the preparation of definitive Notes of any Series or Class, the Issuer may execute, and, upon receipt of the documents required by Section 6.3, together with an Issuer’s Certificate, the Indenture Trustee will authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Issuer may determine, as evidenced by the Issuer’s execution of such Notes.

(b) If temporary Notes of any Series or Class are issued, the Issuer will cause permanent Notes of such Series or Class to be prepared without unreasonable delay. After the preparation of permanent Notes, the temporary Notes of such Series or Class will be exchangeable for permanent Notes of such Series or Class upon surrender of the temporary Notes of such Series or Class at the office or agency of the Issuer in a Place of Payment, without charge to the Noteholder; and upon surrender for cancellation of any one or more temporary Notes the Issuer will execute and the Indenture Trustee or its agent will, in accordance with Section 6.3 and with the Issuer Certificate delivered to the Indenture Trustee or its agent under Section 6.3, authenticate and deliver in exchange therefore a like Initial Note Balance of permanent Notes of such Series or Class of authorized denominations and of like tenor and terms. Until so exchanged the temporary Notes of such Series or Class will in all respects be entitled to the same benefits under this Indenture as permanent Notes of such Series or Class.

Section 6.5. Registration, Transfer and Exchange.

(a) Note Register. The Indenture Trustee, acting as Note Registrar (in such capacity, the “Note Registrar”), shall keep or cause to be kept a register (herein sometimes referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Issuer will provide for the registration of Notes, or of Notes of a particular Series or Class, and for transfers of Notes. Any such register will be in written form or in any other form capable of being converted into written form within a reasonable time. At all reasonable times the information contained in such register or registers will be available for inspection by the Issuer or the Indenture Trustee at the Corporate Trust Office. The Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent and any agents of any of them, may treat a Person in whose name a Note is registered as the owner of such Note for the purpose of receiving payments in respect of such Note and for all other purposes, and none of the Issuer, the Indenture Trustee, the Note Registrar, the Paying Agent or any agent of any of them, shall be affected by notice to the contrary. None of the Issuer, the Indenture Trustee, any agent of the Indenture Trustee, any Paying Agent or the Note Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership.

(b) Exchange of Notes. Subject to Section 5.4, upon surrender for transfer of any Note of any Series or Class at the Place of Payment, the Issuer may execute, and, upon receipt of the documents required by Section 6.3 and such surrendered Note, together with an Issuer’s Certificate, the Indenture Trustee will authenticate and deliver, in the name of the designated transferee or transferees, one or more new Notes of such Series or Class of any authorized denominations, of a like aggregate Initial Note Balance and Stated Maturity Date and of like terms. Subject to Section 5.4, Notes of any Series or Class may be exchanged for other Notes of such Series or Class of any authorized denominations, of a like aggregate Initial Note Balance and Stated Maturity Date and of like terms, upon surrender of the Notes to be exchanged at the Place of Payment. Whenever any Notes are so surrendered for exchange, the Issuer will execute, and the Indenture Trustee or the related Authenticating Agent will authenticate and deliver the Notes which the Noteholders making the exchange are entitled to receive.

(c) Issuer Obligations. All Notes issued upon any transfer or exchange of Notes will be the valid and legally binding obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

(d) Endorsement of Notes to be Transferred or Exchanged. Every Note presented or surrendered for transfer or exchange will (if so required by the Issuer, the Note Registrar or the Indenture Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer, the Indenture Trustee, and the Note Registrar duly executed, by the Noteholder thereof or such Noteholder’s attorney duly authorized in writing, with such signature guaranteed by an “eligible guarantor institution” meeting the requirements of the Securities Transfer Agent’s Medallion Program (“STAMP”).

(e) No Service Charge. Unless otherwise provided in the Note to be transferred or exchanged, no service charge will be assessed against any Noteholder for any transfer or exchange of Notes, but the Issuer, the Indenture Trustee, and the Note Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Notes before the transfer or exchange will be complete, other than exchanges pursuant to Section 5.4 not involving any transfer.

(f) Deemed Representations by Transferees of Rule 144A Notes. Each transferee (including the initial Noteholder or Owner) of a Rule 144A Note or of a beneficial interest therein shall be deemed by accepting such Note or beneficial interest, to have made all the certifications, representations and warranties set forth in the Transferee Certificate attached to Exhibit B-1 attached hereto.

(g) Deemed Representations by Transferees of Regulation S Notes. Each transferee (including the initial Noteholder or Owner) of a Regulation S Note or of a beneficial therein shall be deemed by accepting such Note or beneficial interest, to have made all the certifications, representations and warranties set forth in the Transferee Certificate attached to Exhibit B-2 attached hereto.

(h) Conditions to Transfer. No sale, pledge or other transfer (a “Transfer”) of any Notes shall be made unless that Transfer is made in a transaction that does not constitute an offering of the Notes or the Receivables, any interest in either of them or any derivative rights related thereto, which offering would be subject to the registration requirements of the Securities Act, including any transaction structured to claim a “safe harbor” exemption to such registration requirements, such as Rule 144A or Regulation S. The Note Registrar, the Indenture Trustee, Administrator, on behalf of the Issuer, shall refuse to register a Transfer (other than in connection with the initial issuance thereof by the Issuer) unless the Note Registrar receives either:

(i) the Regulation S Note Transfer Certificate or Rule 144A Note Transfer Certificate and such other information as may be required pursuant to this Section 6.5; or

(ii) if the Transfer is to be made to an Issuer Affiliate in a transaction that is exempt from registration under the Securities Act, an Opinion of Counsel reasonably satisfactory to the Issuer and the Note Registrar to the effect that such Transfer may be made without registration under the Securities Act (which Opinion of Counsel shall not be an expense of the Trust Estate or of the Issuer, the Indenture Trustee or the Note Registrar in their respective capacities as such).

In addition, no Note or any interest therein may be Transferred to any Person unless (i) the transferring Noteholder has provided prior written notice to the Issuer, the Servicer and the Indenture Trustee of the proposed Transfer and (ii) the prospective Transferee has been consented to by the Servicer, which consent shall not be unreasonably withheld, delayed or conditioned.

Each Noteholder, by accepting a Note or beneficial interest therein, is deemed to agree that its interest will not be acquired with a view to any public offering or distribution thereof, and that such Noteholder will not offer to sell or otherwise dispose of Notes acquired by it (or any interest therein) in a transaction that constitutes an offering of the Notes or the Receivables, any interest in either of them or any derivative rights related thereto, which offering would be subject to the registration requirements of the Securities Act, including any transaction structured to claim a “safe harbor” exemption to such registration requirements, such as Rule 144A or Regulation S.

None of the Administrator, the Issuer, the Indenture Trustee or the Note Registrar is obligated to register or qualify the Notes under the Securities Act or any other securities law or to take any action not otherwise required under this Indenture to permit the transfer of any Note without registration or qualification. Any Noteholder of a Note desiring to effect such a Transfer shall, and upon acquisition of such a Note shall be deemed to have agreed to, indemnify the Indenture Trustee, the Note Registrar, the Administrator, the Servicer and the Issuer against any liability that may result if the Transfer is not so exempt or is not made in accordance with the Securities Act and applicable state securities laws.

In connection with any Transfer of Notes in reliance on Rule 144A, the Administrator shall furnish upon request of a Noteholder to such Noteholder and any prospective purchaser designated by such Noteholder the information required to be delivered under paragraph (d)(4) of Rule 144A.

In the event that a Note is transferred to a Person that does not meet the requirements of this Section 6.5 and/or the requirements of the related Indenture Supplement, such transfer will be of no force and effect, will be void ab initio, and will not operate to transfer any right to such Person, notwithstanding any instructions to the contrary to the Issuer, the Indenture Trustee or any intermediary; and the Indenture Trustee shall not make any payment on such Note for as long as such Person is the Noteholder of such Note and the Indenture Trustee shall have the right to compel such Person to transfer such Note to a Person who does meet the requirements of this Section 6.5.

(i) Transfers of Ownership Interests in Global Notes. Transfers of beneficial interests in a Global Note representing Book-Entry Notes may be made only in accordance with the rules and regulations of the Depository (and, in the case of a Regulation S Global Note, prior to the end of the Distribution Compliance Period, only to beneficial owners who are not “U.S. persons” (as such term is defined in Regulation S) in accordance with the rules and regulations of Euroclear or Clearstream) and the transfer restrictions contained in the legend on such Global Note and exchanges or transfers of interests in a Global Note may be made only in accordance with the following:

(i) General Rules Regarding Transfers of Global Notes. Subject to clauses (ii) through (vi) of this Section 6.5(i), Transfers of a Global Note representing Book-Entry Notes shall be limited to Transfers of such Global Note in whole, but not in part, to nominees of the Depository or to a successor of the Depository or such successor’s nominee.

(ii) Rule 144A Global Note to Regulation S Global Note. If an owner of a beneficial interest in a Rule 144A Global Note related to a Series and/or Class deposited with or on behalf of the Depository wishes at any time to exchange its interest in such Rule 144A Global Note for an interest in a Regulation S Global Note for that Series and/or Class, or to transfer its interest in such Rule 144A Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Regulation S Global Note for that Series and/or Class, such Note Owner (or transferee), provided such Note Owner (or transferee) is not a “U.S. person” (as such term is defined in Regulation S), may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest in such Rule 144A Global Note for a beneficial interest in the applicable Regulation S Global Note for that Series and/or Class. Upon the receipt by the Indenture Trustee, of (A) instructions from the Depository directing the Indenture Trustee, to cause to be credited a beneficial interest in the applicable Regulation S Global Note in an amount equal to the beneficial interest in such Rule 144A Global Note to be exchanged but not less than the minimum denomination applicable to the owner’s Notes held through a Regulation S Global Note, (B) a written order given in accordance with the Depository’s procedures containing information regarding the participant account of the Depository and, in the case of a transfer pursuant to and in accordance with Regulation S, the Euroclear or Clearstream account to be credited with such increase and (C) a certificate (each, a “Regulation S Note Transfer Certificate”) in the form of Exhibit B-2 hereto given by the Note Owner or its transferee stating that the exchange or transfer of such interest has been made in compliance with the transfer restrictions applicable to the Global Notes, including the requirements that the Note Owner or its transferee is not a “U.S. person” (as such term is defined in Regulation S) and the transfer is made pursuant to and in accordance with Regulation S, then the Indenture Trustee and the Note Registrar, shall reduce the principal amount of the Rule 144A Global Note for the related Series and/or Class and increase the principal amount of the applicable Regulation S Global Note for the related Series and/or Class by the aggregate principal amount of the beneficial interest in the Rule 144A Global Note to be exchanged, and shall instruct Euroclear or Clearstream, as applicable, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the applicable Regulation S Global Note for the related Series and/or Class equal to the reduction in the principal amount of the Rule 144A Global Note for the related Series and/or Class.

(iii) Regulation S Global Note to Rule 144A Global Note. If an owner of a beneficial interest in a Regulation S Global Note related to a Series and/or Class deposited with or on behalf of the Depository wishes at any time to transfer its interest in such Regulation S Global Note to a Person who wishes to take delivery thereof in the form of an interest in a Rule 144A Global Note for such Series and/or Class, such owner’s transferee may, subject to the rules and procedures of the Depository, exchange or cause the exchange of such interest for an equivalent beneficial interest in a Rule 144A Global Note for such Series and/or Class. Upon the receipt by the Indenture Trustee and the Note Registrar, of (A) instructions from the Depository directing the Indenture Trustee and the Note Registrar, to cause to be credited a beneficial interest in a Rule 144A Global Note in an amount equal to the beneficial interest in such Regulation S Global Note to be exchanged but not less than the minimum denomination applicable to such owner’s Notes held through a Rule 144A Global Note, to be exchanged, such instructions to contain information regarding the participant account with the Depository to be credited with such increase, and (B) a certificate (each, a “Rule 144A Note Transfer Certificate”) in the form of Exhibit B-1 hereto given by the transferee of such beneficial interest, then the Indenture Trustee will reduce the principal amount of the Regulation S Global Note and increase the principal amount of the Rule 144A Global Note for the related Series and/or Class by the aggregate principal amount of the beneficial interest in the Regulation S Global Note for the related Series and/or Class to be transferred and the Indenture Trustee and the Note Registrar, shall instruct the Depository, concurrently with such reduction, to credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Note for the related Series and/or Class equal to the reduction in the principal amount of the Regulation S Global Note for the related Series and/or Class.

(iv) Transfers of Interests in Rule 144A Global Note. An owner of a beneficial interest in a Rule 144A Global Note may transfer such interest in the form of a beneficial interest in such Rule 144A Global Note in accordance with the procedures of the Depository without the provision of written certification.

(v) Transfers of Interests in Regulation S Global Note. An owner of a beneficial interest in a Regulation S Global Note may transfer such interest in the form of a beneficial interest in such Regulation S Global Note in accordance with the applicable procedures of Euroclear and Clearstream without the provision of written certification.

(vi) Regulation S Global Note to Regulation S Definitive Note. Subject to Section 5.4(c) hereof, an owner of a beneficial interest in a Regulation S Global Note for the related Series and/or Class deposited with or on behalf of a Depository may at any time transfer such interest for a Regulation S Definitive Note upon provision to the Indenture Trustee, the Issuer and the Note Registrar of a Regulation S Note Transfer Certificate.

(vii) Rule 144A Global Note to Rule 144A Definitive Note. Subject to Section 5.4(c) hereof, an owner of a beneficial interest in a Rule 144A Global Note deposited with or on behalf of a Depository may at any time transfer such interest for a Rule 144A Definitive Note, upon provision to the Indenture Trustee, the Issuer and the Note Registrar of a Rule 144A Note Transfer Certificate.

(j) Transfers of Definitive Notes. In the event of any Transfer of a Regulation S Definitive Note, a Regulation S Note Transfer Certificate shall be provided prior to the Indenture Trustee’s or Note Registrar’s registration of such Transfer. In the event of any Transfer of a Rule 144A Definitive Note, a Rule 144A Note Transfer Certificate shall be provided prior to the Indenture Trustee’s or Note Registrar’s registration of such Transfer.

(k) ERISA Restrictions. Neither the Note Registrar nor the Indenture Trustee shall register the Transfer of any Definitive Note unless the prospective transferee has delivered to the Indenture Trustee and the Note Registrar a certification to the effect that either (i) it is not, and is not acquiring, holding or transferring the Notes or any interest therein on behalf of, or using assets of, an “employee benefit plan” as defined in Section 3(3) of ERISA, that is subject to Title I of ERISA, a “plan” as defined in and subject to Section 4975 of the Code, a “plan asset entity” the assets of which is deemed to hold the assets of any such “employee benefit plan” or “plan” pursuant to 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”) (each employee benefit plan, plan or plan asset entity, a “Plan”), or a governmental, Non-U.S., non-electing church or other plan which is subject to any U.S. federal, state, local or other law that is substantially similar to Title I of ERISA or Section 4975 of the Code (“Similar Law”), or (ii) (A)(x) if, as of the date of issuance, the Class of Notes receives a rating by a Note Rating Agency, then as of the date of transfer or purchase, such Notes are rated at least investment grade by a Note Rating Agency, and (y) it believes that such Notes are properly treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations and agrees to so treat such Notes and (B) the transferee’s acquisition, holding and subsequent disposition of the Notes or any interest therein will satisfy the requirements of ERISA Prohibited Transaction Class Exemption (“PTCE”) 84-14 (relating to transactions effected by a qualified professional asset manager), PTCE 90-1 (relating to investments by insurance company pooled separate accounts), PTCE 91-38 (relating to investments in bank collective investment funds), PTCE 95-60 (relating to transactions involving insurance company general accounts), PTCE 96-23 (relating to transactions directed by an in-house professional asset manager), the statutory prohibited transaction exemption for service providers set forth in Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code or a similar class, statutory or administrative exemption and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (or, in the case of a governmental, non-U.S., non-electing church or other plan subject to such Similar Law, will not violate any such Similar Law). In the case of any Book-Entry Note, each transferee of such Note or any beneficial interest therein by virtue of its acquisition of such Note will be deemed to represent either (i) or (ii) above. Further, each transferee of a Note or any interest therein that is or acting on behalf of, or using assets of, a Plan will represent and warrant that (i) none of the Issuer, the Administrative Agent or any of their respective affiliates has provided any investment advice within the meaning of Section 3(21) of ERISA (and regulations thereunder) to such transferee, or to any fiduciary or other person making the decision to invest the assets of such transferee (“Fiduciary”), in connection with its acquisition of the Note (unless an applicable ERISA prohibited transaction exemption is available to cover the acquisition and holding of the Note or the transaction is not otherwise prohibited), and (ii) the Fiduciary is exercising its own independent judgment in evaluating the investment in the Note.

(l) No Liability of Indenture Trustee for Transfers. To the extent permitted under Applicable Law, the Indenture Trustee (in any of its capacities) shall be under no liability to any Person for any registration of transfer of any Note that is in fact not permitted by this Section 6.5 or for making any payments due to the Noteholder thereof or taking any other action with respect to such Noteholder under the provisions of this Indenture so long as the transfer was registered by the Indenture Trustee and the Note Registrar in accordance with the requirements of this Indenture.

(m) [Reserved].

(n) [Reserved].

(o) Inclusion of Legends in Notes. Administrative Agent, Issuer and Servicer will cause at all times each of the Notes to prominently include the legends substantially as set forth below:

THE HOLDER OF THIS NOTE SHALL BE (I) SUBJECT TO, AND BY ACCEPTANCE OF THIS NOTE RATIFIES AND REAFFIRMS, THE PROVISIONS CONTAINED IN THE CONSENT AGREEMENT DATED AS OF AUGUST 10, 2023 (AS MAY BE AMENDED FROM TIME TO TIME, THE “CONSENT AGREEMENT”) BY AND AMONG FREDDIE MAC, ISSUER, SERVICER, DEPOSITOR, ADMINISTRATIVE AGENT AND INDENTURE TRUSTEE AND (II) SUBJECT TO (A) ALL RIGHTS, POWERS AND PREROGATIVES OF FREDDIE MAC, ALL AS MORE PARTICULARLY SET FORTH IN THE CONSENT AGREEMENT, (B) THE TERMS AND PROVISIONS OF THE PURCHASE DOCUMENTS AS DEFINED IN THE FREDDIE MAC SINGLE-FAMILY SELLER/SERVICER GUIDE, AS IT MAY BE AMENDED FROM TIME TO TIME, OTHER THAN AS SET FORTH IN THE EXPRESS PROVISIONS OF THE CONSENT AGREEMENT, AND (C) ALL CLAIMS OF FREDDIE MAC ARISING OUT OF OR RELATING TO ANY AND ALL BREACHES, DEFAULTS, AND OUTSTANDING OBLIGATIONS OF ISSUER, SERVICER, DEPOSITOR, ADMINISTRATIVE AGENT AND INDENTURE TRUSTEE (OTHER THAN FREDDIE MAC’S LIMITED PAYMENT SUBORDINATION AND ITS LIMITED SUBORDINATION OF ITS RIGHT OF SETOFF PURSUANT TO THE EXPRESS TERMS AND PROVISIONS OF THE CONSENT AGREEMENT). FURTHER, THE HOLDER EXPRESSLY ACKNOWLEDGES AND AGREES THAT (I) (A) IT IS NOT ENTITLED TO THE BENEFITS OF PROTECTED PURCHASER STATUS PURSUANT TO ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE (“UCC”) AND EXPRESSLY AND IRREVOCABLY WAIVES THE RIGHT TO

OPT INTO ARTICLE 8 OF THE UCC, TO THE EXTENT APPLICABLE, (SINGULARLY AND COLLECTIVELY, THE “UCC RIGHT”) AND (B) SHALL NOT CAUSE THE ADMINISTRATIVE AGENT OR THE INDENTURE TRUSTEE (DIRECTLY OR INDIRECTLY) TO ASSERT THE UCC RIGHT ON ITS BEHALF (II) IT IS NOT A THIRD PARTY BENEFICIARY OF THE CONSENT AGREEMENT, (III) IT HAS NO RIGHT TO ASSERT ANY CLAIM, RIGHT, DAMAGE OR REMEDY OR TO CAUSE THE ADMINISTRATIVE AGENT OR THE INDENTURE TRUSTEE (DIRECTLY OR INDIRECTLY) TO ASSERT ANY CLAIM, RIGHT, DAMAGE OR REMEDY ARISING OUT OF OR RELATING TO THE CONSENT AGREEMENT (SINGULARLY AND COLLECTIVELY, THE “CONSENT AGREEMENT RIGHT”), (IV) IT SHALL INDEMNIFY AND HOLD HARMLESS FREDDIE MAC IN THE EVENT HOLDER ASSERTS A CONSENT AGREEMENT RIGHT OR THE UCC RIGHT AND (V) NOTWITHSTANDING ANYTHING IN THIS NOTE TO THE CONTRARY, FREDDIE MAC IS AN EXPRESS AND INTENDED THIRD PARTY BENEFICIARY OF THE AFORESAID PROVISIONS AND SUCH PROVISIONS SHALL NOT BE MODIFIED WITHOUT THE EXPRESS WRITTEN CONSENT OF FREDDIE MAC. ANY PARTICIPATION, ASSIGNMENT OR ASSUMPTION OF THIS NOTE CONTRARY TO THE PRECEDING TERMS AND PROVISIONS SHALL BE NULL AND VOID AB INITIO.

EACH HOLDER OF THIS NOTE, BY ACCEPTING THIS NOTE OR BENEFICIAL INTEREST THEREIN, IS DEEMED TO AGREE THAT IT WILL NOT PARTICIPATE IN OR ENTER INTO AN OFFERING OF THE NOTES, ANY INTEREST IN THE NOTES OR ANY DERIVATIVE RIGHTS RELATED THERETO, WHICH OFFERING WOULD BE SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, INCLUDING ANY TRANSACTION STRUCTURED TO CLAIM A “SAFE HARBOR” EXEMPTION TO SUCH REGISTRATION REQUIREMENTS, SUCH AS RULE 144A OR REGULATION S.

Freddie Mac shall be an express and intended third party beneficiary of this Section 6.5(o) and shall be entitled to rely upon this Section 6.5(o) in all respects. Section 6.5(o) shall not be amended or modified without the express written consent of Freddie Mac.

Section 6.6. Mutilated, Destroyed, Lost and Stolen Notes.

(a) If (1) any mutilated Note is surrendered to the Indenture Trustee or the Note Registrar, or the Issuer, the Note Registrar or the Indenture Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (2) there is delivered to the Issuer, the Note Registrar or the Indenture Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer, the Note Registrar or the Indenture Trustee that such Note has been acquired by a protected purchaser, the Issuer may execute, and, upon receipt of the documents required by Section 6.3, together with an Issuer’s Certificate, the Indenture Trustee will authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of like tenor, Series or Class, Stated Maturity Date and Initial Note Balance, bearing a number not contemporaneously Outstanding.

(b) In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note on a Payment Date in accordance with Section 4.5.

(c) Upon the issuance of any new Note under this Section, the Issuer, the Indenture Trustee, or the Note Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Indenture Trustee) connected therewith.

(d) Every new Note issued pursuant to this Section in lieu of any mutilated, destroyed, lost or stolen Note will constitute an original additional contractual obligation of the Issuer, whether or not the mutilated, destroyed, lost or stolen Note will be at any time enforceable by anyone, and will be entitled to all the benefits of this Indenture equally and proportionately with any and all other Notes of the same Series or Class duly issued hereunder.

(e) The provisions of this Section are exclusive and will preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 6.7. Payment of Interest; Interest Rights Preserved; Withholding Taxes.

(a) Unless otherwise provided with respect to such Note pursuant to Section 6.1, interest payable on any Note will be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on the most recent Record Date.

(b) Subject to Section 6.7(a), each Note delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Note will carry the rights to interest accrued or principal accreted and unpaid, and to accrue or accrete, which were carried by such other Note.

(c) The right of any Noteholder to receive interest on or principal of any Note shall be subject to any applicable withholding or deduction imposed pursuant to the Code or other applicable tax law, including foreign withholding and deduction. Any amounts properly so withheld or deducted shall be treated as actually paid to the appropriate Noteholder. In addition, in order to receive payments on its Notes free of U.S. federal withholding and backup withholding tax, each Noteholder shall timely furnish the Indenture Trustee on behalf of the Issuer, (1) any applicable IRS Form W-9, W-8BEN, W-8BEN-E, W-8ECI or W-8IMY (with any applicable attachments) and (2) any documentation that is required under Section 1471 or 1472 of the Code to enable the Issuer, the Indenture Trustee and any other agent of the Issuer to determine their duties and liabilities with respect to any taxes they may be required to withhold in respect of such Note or the Noteholder of such Note or beneficial interest therein, in each case, prior to the first Payment Date after such Noteholder’s acquisition of Notes and at such time or times required by Applicable Law or that the Indenture Trustee on behalf of the Issuer or their respective agents may reasonably request, and shall update or replace such IRS form or documentation in accordance with its terms or its subsequent amendments. Each Noteholder will provide the applicable replacement IRS form or documentation every three (3) years (or sooner if there is a transfer to a new Noteholder or if required by Applicable Law). In each case above, the applicable IRS form or documentation shall be properly completed and signed under penalty of perjury.

Section 6.8. Persons Deemed Owners.

The Issuer, the Indenture Trustee, the Note Registrar and any agent of the Issuer, the Indenture Trustee or the Note Registrar may treat the Person in whose name the Note is registered in the Note Registrar as the owner of such Note for the purpose of receiving payment of principal of and (subject to Section 6.7) interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and neither the Issuer, the Indenture Trustee, the Note Registrar, nor any agent of the Issuer, the Indenture Trustee, or the Note Registrar will be affected by notice to the contrary.

Section 6.9. Cancellation.

All Notes surrendered for payment, redemption, transfer, conversion or exchange will, if surrendered to any Person other than the Indenture Trustee, be delivered to the Indenture Trustee and, if not already canceled, will be promptly canceled by it. The Issuer may at any time deliver to the Indenture Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Issuer may have acquired in any manner whatsoever, and all Notes so delivered will be promptly canceled by the Indenture Trustee. No Note will be authenticated in lieu of or in exchange for any Notes canceled as provided in this Section, except as expressly permitted by this Indenture. The Indenture Trustee will dispose of all canceled Notes in accordance with its customary procedures.

Section 6.10. New Issuances of Notes.

(a) Issuance of New Notes. The Issuer may, from time to time, direct the Indenture Trustee, on behalf of the Issuer, to issue new Notes of any Series or Class, so long as the conditions precedent set forth in Section 6.10(b) are satisfied if, at the time of issuance, other Notes have already been issued and remain Outstanding. On or before the Issuance Date of new Notes of any Series or Class of Notes, the Issuer shall execute and deliver the required Indenture Supplement which shall incorporate the principal terms with respect to such additional Series or Class of Notes. The Indenture Trustee shall execute the Indenture Supplement without the consent of any Noteholders, the Issuer shall execute the Notes of such Series or Class and the Notes of such Series or Class shall be delivered to the Indenture Trustee (along with the other deliverables required hereunder) for authentication and delivery. Notwithstanding the foregoing, the conditions to the issuance of the new Notes contemplated by Section 6.10(b) shall not apply to the issuance of any Series of Notes on the Closing Date.

(b) Conditions to Issuance of New Notes. The issuance of the Notes of any Series or Class after the Closing Date pursuant to this Section 6.10 shall be subject to the satisfaction of the following conditions:

(i) no later than ten (10) Business Days before the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee, each VFN Noteholder and each Note Rating Agency (if applicable) that has rated any Outstanding Note that will remain Outstanding after the new issuance, notice of such new issuance;

(ii) on or prior to the date that the new issuance is to occur, the Issuer delivers to the Indenture Trustee and each Note Rating Agency (if applicable) that has rated any Outstanding Note that will remain Outstanding after the new issuance, an Issuer Certificate to the effect that the Issuer reasonably believes that the new issuance will not cause an Adverse Effect on any Outstanding Notes, and an Issuer Tax Opinion with respect to such proposed issuance, and an Opinion of Counsel:

(A) to the effect that all instruments furnished to the Indenture Trustee conform to the requirements of this Indenture and constitute sufficient authority hereunder for the Indenture Trustee to authenticate and deliver such Notes;

(B) to the effect that the form and terms of such Notes have been established in conformity with the provisions of this Indenture;

(C) to the effect that all conditions precedent set forth in the Indenture to the issuance of such Notes have been met; and

(D) covering such other matters as the Indenture Trustee may reasonably request;

(iii) on or prior to the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee and each Note Rating Agency (if applicable) that is at that time rating Outstanding Notes that will remain Outstanding after the new issuance, an Opinion of Counsel to the effect that the Issuer has the requisite power and authority to issue such Notes and such Notes have been duly authorized and delivered by the Issuer and, assuming due authentication and delivery by the Indenture Trustee, constitute legal, valid and binding obligations of the Issuer enforceable in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other Applicable Laws and legal principles affecting creditors’ rights generally from time to time in effect and to general equitable principles, whether applied in an action at law or in equity) and are entitled to the benefits of this Indenture, equally and ratably with all other Outstanding Notes, if any, of such Series or Class subject to the terms of this Indenture and each Indenture Supplement;

(iv) if any additional conditions to the new issuance are specified in writing to the Issuer by a Note Rating Agency (if applicable) that is at that time rating any Outstanding Note that will remain Outstanding after the new issuance, the Issuer satisfies such conditions, if they are applicable to such notes;

(v) either (1) the Issuer obtains written confirmation from each Note Rating Agency that is at that time rating any Outstanding Note at the request of the Issuer that will remain Outstanding after the new issuance that the new issuance will not have a Ratings Effect on any Outstanding Notes that are rated by such Note Rating Agency at the request of the Issuer or (2) if the Administrator and the Administrative Agent determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such written confirmation described in the foregoing clause (1), (a) the Administrator shall provide notice of such new issuance to the related Note Rating Agency and (b) each of the parties that would be Administrative Agent after giving effect to the new issuance shall have provided their prior written consent to such new issuance which may be given in reliance in part on the Issuer’s Certificate delivered pursuant to Section 6.10(b)(ii) above;

(vi) a Facility Early Amortization Event shall not have occurred and be continuing, as evidenced by an Issuer’s Certificate, unless (a) the proceeds of such new Notes are applied in whole or in part to redeem all other Outstanding Notes and/or (b) the Noteholders of any Notes that will remain Outstanding consent to such issuance of new notes;

(vii) on or prior to the date that the new issuance is to occur, the Issuer will have delivered to the Indenture Trustee an Indenture Supplement and, if applicable, the Issuer Certificate;

(viii) any Class of VFN must have the same Stated Maturity Date, Expected Repayment Date and the same method of calculation of its Target Amortization Amount as any and all other Outstanding Classes of VFNs;

(ix) for any new Series with respect to which there is a new Administrative Agent not currently set forth under the terms of the definition of “Administrative Agent,” the Administrative Agent shall have consented to the issuance of such Series, unless the Notes in respect of which the existing Administrative Agent’s consent is required, are paid in full and all related commitments terminated in writing by the Issuer and any remaining accrued commitment fees paid in full to such terminated Administrative Agent, in connection with the issuance of the new Series with the different Administrative Agent; and

(x) any other conditions specified in the applicable Indenture Supplement; provided, however, that any one of the aforementioned conditions may be eliminated (other than clause (v) (above) and the requirement for an Issuer Tax Opinion) or modified as a condition precedent to any new issuance of a Series or Class of Notes if the Issuer has obtained approval from each Note Rating Agency (if applicable) that is at that time rating any Outstanding Notes that will remain Outstanding after the new issuance.

(c) No Notice or Consent Required to or from Existing Noteholders and Owners. Except as provided in Section 6.10(a) above, the Issuer and the Indenture Trustee will not be required to provide prior notice to or to obtain the consent of any Noteholder or Note Owner of Notes of any Outstanding Series or Class to issue any additional Notes of any Series or Class.

(d) Other Provisions. There are no restrictions on the timing or amount of any additional issuance of Notes of an Outstanding Series or Class within a Series, of Notes, so long as the conditions described in Section 6.10(a) are met or waived. If the additional Notes are in a Series or Class of Notes that has the benefit of a Derivative Agreement, the Issuer will enter into a Derivative Agreement for the benefit of the additional Notes.

(e) Sale Proceeds. The proceeds of sale of any new Series of Notes shall be wired to the Collection and Funding Account, and the Indenture Trustee shall disburse such sale proceeds at the direction of the Administrator on behalf of the Issuer, except to the extent such funds are needed to satisfy the Collateral Test. The Administrator on behalf of the Issuer may direct the Issuer to apply such proceeds to reduce pro rata based on Invested Amounts, the VFN Principal Balance of any Classes of Variable Funding Notes, or to redeem any Series of Notes in accordance with Section 13.1. In the absence of any such direction, the proceeds of such sale shall be distributed to the Depositor or at the Depositor’s direction on the Issuance Date for the newly issued Notes. The Administrator shall deliver to the Indenture Trustee a report demonstrating that the release of sale proceeds pursuant to the Issuer’s direction will not cause a failure of the Collateral Test, as a precondition to the Indenture Trustee releasing such proceeds.

(f) Increase or Reduction in Maximum VFN Principal Balance. The increase or reduction in the Maximum VFN Principal Balance in respect of any Outstanding Class of Notes, the increase or decrease of any Advance Rates in respect thereof and/or the increase or decrease of interest rates in respect thereof shall not constitute an issuance of “new Notes” for purpose of this Section 6.10.

Article VII

Satisfaction and Discharge; Cancellation of Notes Held by the Issuer or Depositor or Originator

Section 7.1. Satisfaction and Discharge of Indenture.

This Indenture will cease to be of further effect with respect to any Series or Class of Notes (except as to any surviving rights of transfer or exchange of Notes of that Series or Class expressly provided for herein or in the form of Note for that Series or Class), and the Indenture Trustee, on demand of and at the expense of the Issuer, will execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) all Notes of that Series or Class theretofore authenticated and delivered (other than (i) Notes of that Series or Class which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 6.6, and (ii) Notes of that Series or Class for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from that trust) have been delivered to the Indenture Trustee canceled or for cancellation or have been redeemed in accordance with Article XIII hereof or the applicable Indenture Supplement (in which case, such redeemed Notes shall be deemed to have been canceled and shall be immediately surrendered to the Indenture Trustee in exchange for the related redemption price (provided that the Indenture Trustee shall have no liability for its failure to receive such surrendered Note));

(b) with respect to the discharge of this Indenture for each Series or Class the Issuer has paid or caused to be paid all sums payable hereunder (including payments to the Indenture Trustee (in all its capacities) and Citibank (in all capacities) pursuant to Section 11.7 with respect to the Notes or in respect of Fees and any and all other amounts due and payable pursuant to this Indenture (including any payments to Citibank (in any of its capacities); and

(c) the Issuer has delivered to the Indenture Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Notes of that Series or Class have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any Series or Class of Notes, the obligations of the Administrator to the Indenture Trustee with respect to any Series or Class of Notes under Section 11.7 and of the Issuer to the Securities Intermediary under Section 4.8, and the obligations and rights of the Indenture Trustee under Section 7.2 and Section 11.3, respectively, will survive such satisfaction and discharge.

Section 7.2. Application of Trust Money.

All money and obligations deposited with the Indenture Trustee pursuant to Section 7.1 and all money received by the Indenture Trustee in respect of such obligations will be held in trust and applied by it or the Paying Agent, in accordance with the provisions of the Class of Notes in respect of which it was deposited and this Indenture and the related Indenture Supplement, to the payment to the Persons entitled thereto, of the principal and interest for whose payment that money and obligations have been deposited with or received by the Indenture Trustee or the Paying Agent.

Section 7.3. Cancellation of Notes Held by the Issuer, the Depositor or the Receivables Seller.

If the Issuer, the Receivables Seller, the Depositor or any of their respective Affiliates holds any Notes, that Noteholder may, subject to any provision of a related Indenture Supplement limiting the repayment of such Notes by notice from that Noteholder to the Indenture Trustee, cause the Notes to be repaid and canceled, whereupon the Notes will no longer be Outstanding.

Article VIII

Events of Default and Remedies

Section 8.1. Events of Default.

“Event of Default” means, any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or effected by operation of Applicable Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) Default (which default continues for a period of two (2) Business Days following written or electronic notice from the Indenture Trustee or the Administrative Agent) in the payment (i) of any principal, interest or any Fees due and owing on any Payment Date (including without limitation the full aggregate amount of any Target Amortization Amounts due on such Payment Date), or (ii) in full of all accrued and unpaid interest and the Outstanding Note Balance of the Notes of any Series or Class on or before the applicable Stated Maturity Date;

(b) the Servicer shall fail to comply with the deposit and remittance requirements set forth in any Designated Servicing Contract (subject to any cure period provided therein) or Section 4.2(a) (and such failure under Section 4.2(a) continues unremedied for a period of two (2) Business Days after a Responsible Officer of the Servicer obtains actual knowledge of such failure, or receives written notice from the Indenture Trustee or any Noteholder of such failure);

(c) any failure of the Receivables Seller to pay the related Indemnity Payment which continues unremedied for a period of two (2) Business Days after the earlier to occur of (x) actual discovery by a Responsible Officer of the Receivables Seller or (y) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Receivables Seller, the Administrator, the Servicer or the Depositor, respectively;

(d) the occurrence of an Insolvency Event as to the Issuer, the Administrator, the Receivables Seller, the Servicer or the Depositor;

(e) the Issuer or the Trust Estate shall have become subject to registration as an “investment company” within the meaning of the Investment Company Act as determined by a court of competent jurisdiction in a final and non-appealable order;

(f) the Depositor sells, transfers, pledges or otherwise disposes of the Owner Trust Certificate (except to an Affiliate of the Depositor) other than pursuant to the terms and provisions of the Transaction Documents, whether voluntarily or by operation of Applicable Law, foreclosure or other enforcement by a Person of its remedies against the Receivables Seller, the Servicer or the Depositor, except with the consent of the Administrative Agent;

(g) (i) any material provision of any Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Issuer, the Depositor, the Administrator, the Receivables Seller or any of their respective Affiliates intended to be a party thereto, (ii) the validity or enforceability of any Transaction Document shall be contested by the Issuer, the Depositor, the Administrator, the Receivables Seller or any of their respective Affiliates, (iii) a proceeding shall be commenced by the Issuer, the Depositor, the Administrator, the Receivables Seller or any of their respective Affiliates or any governmental body having jurisdiction over the Issuer, the Depositor, the Administrator, the Receivables Seller or any of their respective Affiliates, seeking to establish the invalidity or unenforceability of any Transaction Document, or (iv) the Issuer, the Depositor, the Administrator, the Receivables Seller or any of their respective Affiliates shall deny in writing that it has any liability or obligation purported to be created under any Transaction Document;

(h) the Administrator or any Affiliate thereof has taken any action, or failed to take any action, the omission of which could reasonably be expected to impair the interests of the Issuer in the Receivables or the security interest or rights of the Indenture Trustee in the Trust Estate, or to cause or permit the transactions contemplated by the Receivables Sale Agreement to be characterized as a financing rather than a true sale for purposes of bankruptcy or similar laws; provided, however, that if the event is capable of being cured in all respects by corrective action and has not resulted in an Adverse Effect on the Indenture Trustee’s security interests in the Trust Estate, such event shall not become an Event of Default unless it remains uncured for one (1) Business Day following its occurrence; or

(i) the occurrence of a Facility Early Amortization Event.

Upon the occurrence of any such event none of the Administrator, the Servicer nor the Depositor shall be relieved from performing its obligations in a timely manner in accordance with the terms of this Indenture, and each of the Administrator, the Servicer and the Depositor shall provide the Indenture Trustee, each Note Rating Agency (if applicable) for each Note then Outstanding and the Noteholders prompt notice of such failure or delay by it, together with a description of its effort to perform its obligations. Each of the Administrator, the Servicer and the Depositor shall promptly notify the Indenture Trustee in writing of any Event of Default or an event which with notice, the passage of time or both would become an Event of Default of which it has actual knowledge. For purposes of this Section 8.1, the Indenture Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Indenture Trustee assigned to and working in the Corporate Trust Office has actual knowledge thereof or unless written notice of any event which is in fact such an Event of Default is received by the Indenture Trustee from the Administrative Agent and such notice references the Notes, the Trust Estate or this Indenture. The Indenture Trustee shall provide notice of defaults in accordance with Section 3.3(b) and Section 11.2.

Notwithstanding anything contained herein to the contrary and for the avoidance of doubt, default in the payment of any Subordinated Interest Amounts or Subordinated Cumulative Interest Shortfall Amounts at any time shall not constitute an Event of Default under this Indenture.

Section 8.2. Acceleration of Maturity; Rescission and Annulment.

(a) If an Event of Default of the kind specified in clause (d) or (e) of Section 8.1 occurs, the unpaid principal amount of all of the Notes shall automatically become immediately due and payable without notice, presentment or demand of any kind. If any other Event of Default occurs and is continuing (including a Payment Default), then and in each and every such case, either the Indenture Trustee, at the written direction of either 100% of the VFN Noteholders or the Majority Noteholders of each Series, by notice in writing to the Issuer (and to the Indenture Trustee if given by the Noteholders), may declare the Note Balance of all the Outstanding Notes and all interest and principal accrued and unpaid (if any) thereon and all other amounts due and payable under any Transaction Document to be due and payable immediately, and upon any such declaration each Note will become and will be immediately due and payable, anything in this Indenture, the related Indenture Supplement(s) or in the Notes to the contrary notwithstanding. Such payments are subject to the allocation, deposits and payment sections of this Indenture and of the related Indenture Supplement(s).

(b) [Reserved].

(c) At any time after such a declaration of acceleration has been made or an automatic acceleration has occurred with respect to the Notes of any Series or Class and before a judgment or decree for payment of the money due has been obtained by the Indenture Trustee as hereafter provided in this Article VIII, the Majority Noteholders of all Outstanding Notes, by written notice to the Issuer and the Indenture Trustee, may rescind and annul such declaration and its consequences if:

(i) the Issuer has paid or deposited with the Indenture Trustee a sum sufficient to pay (A) all overdue installments of interest on such Notes, (B) the principal of such Notes which has become due otherwise than by such declaration of acceleration, and interest thereon at the rate or rates prescribed therefor by the terms of such Notes, to the extent that payment of such interest is lawful, (C) interest upon overdue installments of interest at the rate or rates prescribed therefore by the terms of such Notes to the extent that payment of such interest is lawful, and (D) all sums paid by the Indenture Trustee hereunder and the reasonable compensation, expenses and disbursements of the Indenture Trustee or Citibank (in any of its capacities), their agents and counsel, all other amounts due to the Indenture Trustee under Section 4.5; and

(ii) all Events of Default, other than the nonpayment of the principal of such Notes which has become due solely by such acceleration, have been cured or waived as provided in Section 8.15.

No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 8.3. Collection of Indebtedness and Suits for Enforcement by Indenture Trustee.

The Issuer covenants that if an Event of Default of the kind described in Section 8.1(a) occurs, in addition to the remedies set forth in Section 8.2, then the Issuer will pay such further amount as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and Citibank (in any of its capacities), their agents and counsel and all other amounts due to the Indenture Trustee and Citibank (in all its capacities) under Section 4.5.

If the Issuer fails to pay such amounts forthwith upon such demand, the Indenture Trustee may, in its own name and as trustee of an express trust, institute a judicial proceeding for the collection of the sums so due and unpaid, and may directly prosecute such proceeding to judgment or final decree, and the Indenture Trustee may enforce the same against the Issuer or any other obligor upon the Notes and collect the money adjudged or decreed to be payable in the manner provided by law and this Indenture.

Section 8.4. Indenture Trustee May File Proofs of Claim.

In case of the pendency of any Insolvency Event or other similar proceeding relative to the Issuer or any other obligor upon the Notes or the property of the Issuer or of such other obligor, the Indenture Trustee (irrespective of whether the principal of the Notes will then be due and payable as therein expressed or by declaration or otherwise) will be entitled and empowered by intervention in such proceeding or otherwise,

(a) to file and prove a claim for the whole amount of principal and interest owing and unpaid and all other amounts due and payable under any Transaction Document in respect of the Notes and to file such other papers or documents as may be necessary and advisable in order to have the claims of the Indenture Trustee (including any claim for the reasonable compensation (in accordance with the fee structure provided in the Indenture Trustee Fee Letter), and reasonable third party expenses, disbursements and advances of the Indenture Trustee, its agents and counsel and all other amounts due the Indenture Trustee under Section 4.5) and of the Noteholders allowed in such judicial proceeding,

(b) to collect and receive any funds or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator or other similar official in any such proceeding is hereby authorized by each Noteholder to make such payment to the Indenture Trustee and Citibank (in all its capacities), and in the event that the Indenture Trustee consents to the making of such payments directly to the Noteholders, to pay to the Indenture Trustee and Citibank (in all its capacities) any amount due to it for the reasonable compensation (in accordance with the fee structure provided in the Indenture Trustee Fee Letter), and reasonable third party expenses, disbursements and advances of the Indenture Trustee and Citibank (in all its capacities), their agents and counsel, and any other amounts due the Indenture Trustee and Citibank (in all its capacities) under Section 4.5, and

(c) to the extent there are conflicting directions between 100% of the VFN Noteholders and the Majority Noteholders, the Indenture Trustee will take its direction from 100% of the VFN Noteholders.

Nothing herein contained will be deemed to authorize the Indenture Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Indenture Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

Section 8.5. Indenture Trustee May Enforce Claims Without Possession of Notes.

All rights of action and claims under this Indenture or the Notes of any Series or Class may be prosecuted and enforced by the Indenture Trustee, without the possession of any of the Notes of such Series or Class or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Indenture Trustee, will be brought in its own name as trustee of an express trust, and any recovery of judgment will, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Indenture Trustee and its respective agents and counsel, be for the ratable benefit of the Noteholders of the Notes of such Series or Class in respect of which such judgment has been recovered.

Section 8.6. Application of Money Collected.

Any money or other property collected by the Indenture Trustee pursuant to this Article VIII will be applied in accordance with Section 4.5(a)(2), at the Final Payment Date fixed by the Indenture Trustee and, in case of the payment of such money on account of principal or interest, upon presentation of the Notes of the related Series or Class and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid.

Section 8.7. Sale of Collateral Requires Consent of Majority of All Noteholders.

The Indenture Trustee shall not sell Collateral or cause the Issuer to sell Collateral following any Event of Default that is continuing, except with the written consent, or at the direction of, the Majority Noteholders of the Outstanding Notes of each Series; provided, that the consent of 100% of the Noteholders of the Outstanding Notes of each Series shall be required for any sale that does not generate sufficient proceeds to pay the Note Balance of all such Notes plus all accrued and unpaid interest and other amounts owed in respect of such Notes and the Transaction Documents. If such direction has been given by the Noteholders of the requisite percentage of all Outstanding Notes, the Indenture Trustee shall cause the Issuer to sell Collateral pursuant to Section 8.16, and shall provide notice of this to each Note Rating Agency (if applicable) of then Outstanding Notes. In connection with any such sale that includes a sale of Receivables, the Indenture Trustee shall be required to inform the Person or Persons buying such Receivables that such Persons are prohibited from participating in or entering into an offering of any such Receivables, any interest therein or any derivative rights related thereto, which offering would be subject to the registration requirements of the Securities Act, including any transaction structured to claim a “safe harbor” exemption to such registration requirements, such as Rule 144A or Regulation S.

Section 8.8. Noteholders Have the Right to Direct the Time, Method and Place of Conducting Any Proceeding for Any Remedy Available to the Indenture Trustee.

Subject to Section 8.7 and Section 8.14, the Majority Noteholders of all Outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available (including, but not limited to, the exercise of any and all rights pursuant to the UCC) to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee. This right may be exercised only if the direction provided by the Noteholders does not conflict with Applicable Law, each Consent Agreement or this Indenture and does not have a substantial likelihood of involving the Indenture Trustee in personal liability and the Indenture Trustee has received indemnity satisfactory to it from such Noteholders.

Section 8.9. Limitation on Suits.

No Noteholder will have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or any Note, or for the appointment of a receiver or trustee or similar official, or for any other remedy hereunder, unless:

(a) such Noteholder has previously given written notice to the Indenture Trustee of a continuing Event of Default with respect to Notes of such Noteholder’s Notes’ Series or Class;

(b) the Noteholders of more than 25% of the Note Balance of the Outstanding Notes of each Series, measured by Voting Interests, have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in the name of the Indenture Trustee hereunder;

(c) such Noteholder or Noteholders have offered to the Indenture Trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; and

(d) the Indenture Trustee, for sixty (60) days after the Indenture Trustee has received such notice, request and offer of indemnity, has failed to institute any such proceeding; it being understood and intended that no one or more Noteholders of Notes of such Series or Class will have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture or any Note to affect, disturb or prejudice the rights of any other Noteholders of Notes, or to obtain or to seek to obtain priority or preference over any other such Noteholders or to enforce any right under this Indenture or any Note, except in the manner herein provided and for the equal and proportionate benefit of all the Noteholders of all Notes.

Section 8.10. Unconditional Right of Noteholders to Receive Principal and Interest; Limited Recourse.

Notwithstanding any other provisions in this Indenture, each Noteholder will have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note on the Stated Maturity Date expressed in the related Indenture Supplement and to institute suit for the enforcement of any such payment, and such right will not be impaired without the consent of such Noteholder; provided, however, that notwithstanding any other provision of this Indenture to the contrary, the obligation to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be without recourse to the Receivables Seller, the Depositor, the Administrator, the Servicer, the Indenture Trustee, or any Affiliate (other than the Issuer), officer, employee or director of any of them, and the obligation of the Issuer to pay principal of or interest on the Notes or any other amount payable to any Noteholder will be limited to amounts available from the Trust Estate and subject to the priority of payment set forth in this Indenture. Notwithstanding any other terms of this Indenture, the Notes, any other Transaction Documents or otherwise, the obligations of the Issuer under the Notes, this Indenture and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of this Indenture, none of the Noteholders, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Notes or this Indenture or for any action or inaction of the Issuer against any officer, director, employee, shareholder, stockholder, trust certificate holder, administrator, or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Notes or this Indenture. It is understood that the foregoing provisions of this Section 8.10 shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Notes or secured by this Indenture. It is further understood that the foregoing provisions of this Section 8.10 shall not limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Notes or this Indenture, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

Section 8.11. Restoration of Rights and Remedies.

If the Indenture Trustee or any Noteholder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, then and in every such case the Issuer, the Indenture Trustee and the Noteholders will, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Indenture Trustee and the Noteholders will continue as though no such proceeding had been instituted.

Section 8.12. Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Indenture Trustee or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by Applicable Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.13. Delay or Omission Not Waiver.

No delay or omission of the Indenture Trustee or of any Noteholder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by Applicable Law to the Indenture Trustee or to the Noteholders may be exercised from time to time, and as often as may be deemed expedient, by the Indenture Trustee or by the Noteholders, as the case may be, in accordance with Applicable law including the relevant provisions of the UCC.

Section 8.14. Control by Noteholders.

Either 100% of the VFN Noteholders or the Majority Noteholders of all Outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred on the Indenture Trustee with respect to such Notes; provided that:

(a) the Indenture Trustee will have the right to decline to follow any such direction if the Indenture Trustee, being advised by counsel, determines that the action so directed may not violate Applicable Law or would conflict with this Indenture or if the Indenture Trustee in good faith determines that the proceedings so directed would involve it in personal liability or be unjustly prejudicial to the Noteholders not taking part in such direction, unless the Indenture Trustee has received indemnity satisfactory to it from the Noteholders;

(b) the Indenture Trustee may take any other action permitted hereunder deemed proper by the Indenture Trustee which is not inconsistent with such direction; and

(c) to the extent there are conflicting directions between 100% of the VFN Noteholders and the Majority Noteholders, the Indenture Trustee will take its direction from 100% of the VFN Noteholders.

Section 8.15. Waiver of Past Defaults.

Together, the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and the Administrative Agent may on behalf of the Noteholders of all such Notes waive any past default hereunder and its consequences, except a default not theretofore cured:

(a) in the payment of the principal of or interest on any Note, or

(b) in respect of a covenant or provision hereof which under Article XIII cannot be modified or amended without the consent of the Noteholder of each Outstanding Note.

Upon any such waiver, such default will cease to exist, and any Event of Default arising therefrom will be deemed to have been cured, for every purpose of this Indenture; but no such waiver will extend to any subsequent or other default or impair any right consequent thereon.

Section 8.16. Sale of Trust Estate.

(a) The power to effect any Sale of any portion of the Trust Estate shall not be exhausted by any one or more Sales as to any portion of the Trust Estate remaining unsold, but shall continue unimpaired until the entire Trust Estate shall have been sold or all amounts payable on the Notes and under this Indenture with respect thereto shall have been paid. The Indenture Trustee may from time to time postpone any public Sale by public announcement made at the time and place of such Sale.

(b) Unless the Majority Noteholders of all Outstanding Notes have otherwise provided its written consent to the Indenture Trustee at least five (5) Business Days prior to the Sale contemplated in this Section 8.16(b), at any public Sale of all or any portion of the Trust Estate at which a minimum bid equal to or greater than all amounts due to the Indenture Trustee hereunder and the entire amount which would be payable to the Noteholders in full payment thereof in accordance with Section 8.6, on the Payment Date next succeeding the date of such sale, has not been received, the Indenture Trustee shall prevent such sale by bidding an amount at least $1.00 more than the highest other bid in order to preserve the Trust Estate.

(c) In connection with a Sale of all or any portion of the Trust Estate:

(i) any of the Noteholders may bid for and purchase the property offered for Sale, and upon compliance with the terms of sale may hold, retain and possess and dispose of such property, without further accountability;

(ii) the Indenture Trustee may bid for and acquire the property offered for Sale in connection with any Sale thereof;

(iii) the Indenture Trustee shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Trust Estate in connection with a Sale thereof;

(iv) the Indenture Trustee is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer to transfer and convey its interest in any portion of the Trust Estate in connection with a Sale thereof, and to take all action necessary to effect such Sale;

(v) no purchaser or transferee at such a Sale shall be bound to ascertain the Indenture Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys; and

(vi) the Indenture Trustee is authorized to appoint an agent at the expense of the Issuer to take any and all actions with respect to the sale of the Trust Estate in connection with the exercise of the remedies set forth in Section 8.7.

(d) Notwithstanding anything to the contrary in this Indenture, if an Event of Default has occurred and is continuing and the Notes have become due and payable pursuant to the terms hereof or have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, any proceeds received by the Indenture Trustee with respect to a foreclosure, sale or other realization resulting from a transfer of the assets of the Trust Estate shall be allocated in accordance with Section 4.5(a)(2) hereof. The amount, if any, so allocated to the Issuer shall be paid by the Indenture Trustee to or to the order of the Issuer free and clear of the Adverse Claim of this Indenture and the Noteholders shall have no claim or rights to the amount so allocated.

Section 8.17. Undertaking for Costs.

All parties to this Indenture agree, and each Noteholder by its acceptance thereof will be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Indenture Trustee for any action taken or omitted by it as Indenture Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section will not apply to any suit instituted by the Indenture Trustee, to any suit instituted by any Noteholder or group of Noteholders holding in the aggregate more than 25% of the Note Balance of the Outstanding Notes of each Series (measured by Voting Interests) to which the suit relates, or to any suit instituted by any Noteholders for the enforcement of the payment of the principal of or interest on any Note on or after the applicable Stated Maturity Date expressed in such Note.

Section 8.18. Waiver of Stay or Extension Laws.

The Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Indenture Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.19. Notice of Waivers.

Promptly after any waiver of a Facility Early Amortization Event pursuant to Section 4.12, or any rescission or annulment of a declaration of acceleration pursuant to Section 8.2(c), or any waiver of past default pursuant to Section 8.15, the Issuer will notify all related Note Rating Agencies in writing.

Article IX

The Issuer

Section 9.1. Representations and Warranties of Issuer.

The Issuer hereby makes the following representations and warranties for the benefit of the Servicer, the Administrator, Indenture Trustee and the Noteholders. The representations shall be made as of the execution and delivery of this Indenture and of each Indenture Supplement, and as of each Funding Date and as of each date of Grant and shall survive the Grant of a Security Interest in the Receivables to the Indenture Trustee.

(a) Organization and Good Standing. The Issuer is duly organized and validly existing as a statutory trust and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted. The Issuer has appointed the Administrator as the Issuer’s agent where notices and demands to or upon the Issuer in respect of the Notes of this Indenture may be served.

(b) Power and Authority. The Issuer has and will continue to have the power and authority to execute and deliver this Indenture and the other Transaction Documents to which it is a party, and to carry out their respective terms; the Issuer had and has had at all relevant times and now has full power, authority and legal right to acquire, own, hold and Grant a Security Interest in the Trust Estate and has duly authorized such Grant to the Indenture Trustee by all necessary action; and the execution, delivery and performance by the Issuer of this Indenture and each of the other Transaction Documents to which it is a party has been and, in the case of any relevant Indenture Supplement or Transaction Document which has not yet been executed, will be, duly authorized by all necessary action of the Issuer.

(c) Valid Transfers; Binding Obligations. This Indenture creates a valid Grant of a Security Interest in the Receivables which has been validly perfected and is a first priority Security Interest under the UCC, and such other portion of the Collateral as to which a Security Interest may be granted under the UCC, which security interest is enforceable against creditors of and purchasers from the Issuer, subject to Applicable Law. Each of the Transaction Documents to which the Issuer is a party constitutes a legal, valid and binding obligation of the Issuer enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other Applicable Laws affecting creditors’ rights generally or by general equity principles.

(d) No Violation. The execution and delivery by the Issuer of this Indenture and each other Transaction Document to which it is a party and the consummation of the transactions contemplated by this Indenture and the other Transaction Documents and the fulfillment of the terms of this Indenture and the other Transaction Documents do not conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under the Organizational Documents of the Issuer or any indenture, agreement or other material instrument to which the Issuer is a party or by which it is bound, or result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Indenture), or violate any Applicable Law, which breach, default, conflict, Adverse Claim or violation could reasonably be expected to have an Adverse Effect.

(e) No Proceedings. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or to the Issuer’s knowledge, threatened, against or affecting the Issuer: (i) asserting the invalidity of this Indenture, the Notes or any of the other Transaction Documents to which the Issuer is a party, (ii) seeking to prevent the issuance of the Notes or the consummation of any of the transactions contemplated by this Indenture, or any of the other Transaction Documents, (iii) seeking any determination or ruling which could reasonably be expected to have an Adverse Effect or could reasonably be expected to materially and adversely affect the condition (financial or otherwise), business or operations of the Issuer, or (iv) relating to the Issuer and which could reasonably be expected to adversely affect the United States federal income tax attributes of the Notes.

(f) No Subsidiaries. The Issuer has no subsidiaries.

(g) All Tax Returns True, Correct and Timely Filed. All tax returns required to be filed by the Issuer in any jurisdiction have in fact been filed and all taxes, assessments, fees and other governmental charges upon the Issuer or upon any of its properties, and all income of franchises, shown to be due and payable on such returns have been paid except for any such taxes, assessments, fees and charges the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Issuer had established adequate reserves in accordance with GAAP. All such tax returns were true and correct in all material respects and the Issuer knows of no proposed additional tax assessment against it that could reasonably be expected to have a material adverse effect upon the ability of the Issuer to perform its obligations hereunder nor of any basis therefor. The provisions for taxes on the books of the Issuer are in accordance with GAAP.

(h) No Restriction on Issuer Affecting its Business. The Issuer is not a party to any contract or agreement, or subject to any charter or other restriction, which materially and adversely affects its business, and the Issuer has not agreed or consented to cause any of its assets or properties to become subject to any Adverse Claim other than the Security Interest or any Permitted Liens.

(i) Title to Receivables. As represented by the Depositor in the Receivables Pooling Agreement, immediately prior to the Grant thereof to the Indenture Trustee as contemplated by this Indenture, the Issuer had good and marketable title to each Receivable, free and clear of all Adverse Claims other than any Permitted Liens.

(j) Perfection of Security Interest. All filings and recordings that are necessary to perfect the interest of the Issuer in the Receivables and such other portion of the Trust Estate as to which a sale or security interest may be perfected by filing under the UCC, have been accomplished and are in full force and effect. All filings and recordings against the Issuer required to perfect the Security Interest of the Indenture Trustee in such Receivables and such other portion of the Trust Estate as to which a Security Interest may be perfected by filing under the UCC, have been accomplished and are in full force and effect. Other than the Security Interest granted to the Indenture Trustee pursuant to this Indenture, the Issuer has not pledged, assigned, sold, granted a Security Interest in, or otherwise conveyed any of the Receivables or any other Collateral, except as otherwise set forth in the Consent Agreement. The Issuer has not authorized the filing of and is not aware of any financing statement filed against the Issuer that includes a description of collateral covering the Receivables other than (1) any financing statement related to the Security Interest granted to the Indenture Trustee hereunder or (2) that has been terminated.

(k) Notes Authorized, Executed, Authenticated, Validly Issued and Outstanding. The Notes have been duly and validly authorized and, when duly and validly executed and authenticated by the Indenture Trustee in accordance with the terms of this Indenture and delivered to and paid for by each purchaser as provided herein, will be validly issued and outstanding and entitled to the benefits hereof.

(l) Location of Chief Executive Office and Records. The corporate headquarters of the Issuer, and the office where Issuer maintains copies of its corporate records, is located at the offices of the Administrator and Servicer at 3043 Townsgate Road, Westlake Village, CA 91361; provided that, at any time after the Closing Date, the Issuer may relocate its jurisdiction of formation, and/or its principal place of business and corporate headquarters, and/or the office where it maintains all of its records, to another location or jurisdiction, as the case may be, within the United States so long as the Issuer provides notice to the Indenture Trustee and the Noteholders no later than thirty (30) days following the effective date of such change, and to the extent that the Issuer shall have taken all actions necessary or reasonably requested by the Indenture Trustee or the Majority Noteholders of all Outstanding Notes to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Indenture Trustee or the Majority Noteholders of all Outstanding Notes to further perfect or evidence the rights, claims or security interests of the Indenture Trustee and the Noteholders under any of the Transaction Documents.

(m) Solvency. The Issuer (i) is not insolvent” (as such term is defined in § 101(32)(A) of the Bankruptcy Code); (ii) is able to pay its debts as they become due; and (iii) does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage. The Issuer is not Granting the Trust Estate to the Indenture Trustee with the intent to defraud, delay or hinder any of its creditors.

(n) Separate Identity. The Issuer is operated as an entity separate from the Receivables Seller, the Depositor and the Servicer. The Issuer has complied with all covenants set forth in its Organizational Documents.

(o) Name. The legal name of the Issuer is as set forth in this Indenture and the Issuer does not use and has not used any other trade names, fictitious names, assumed names or “doing business as” names.

(p) Governmental Authorization. Other than the filing of the financing statements (or financing statement amendments) required hereunder or under any other Transaction Document, no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for (i) the due execution and delivery by Issuer of this Indenture and each other Transaction Document to which it is a party and (ii) the performance of its obligations hereunder and thereunder.

(q) Accuracy of Information. All information heretofore furnished by the Issuer or any of its Affiliates to the Indenture Trustee or the Noteholders for purposes of or in connection with this Indenture, any of the other Transaction Documents or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Issuer or any of its Affiliates to the Indenture Trustee or the Noteholders will be, true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit, taking into account all other information provided, to state a material fact or any fact necessary to make the statements contained therein not misleading.

(r) Use of Proceeds. No proceeds of any issuance of Notes or funding under a VFN hereunder will be used for a purpose that violates, or would be inconsistent with, Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(s) Investment Company. The Issuer is not required to be registered as an “investment company” within the meaning of the Investment Company Act, or any successor statute, and the Issuer can rely on the exemption from the definition of “investment company” under Rule 3a-7 of the Investment Company Act (although other exemptions and exclusions may apply) and is not a “covered fund” under the common rule entitled “Proprietary Trading and Certain Interests and Relationships with Covered Funds” (commonly known as the “Volcker Rule”) published in 79 Fed. Reg. 5779-5804 (Jan. 31, 2014).

(t) Compliance with Law. The Issuer has complied in all material respects with all Applicable Laws.

(u) Investments. The Issuer does not own or hold, directly or indirectly (i) any capital stock or equity security of, or any equity interest in, any Person or (ii) any debt security or other evidence of indebtedness of any Person, other than Permitted Investments as provided hereunder and the Receivables acquired under the Receivables Sale Agreement, the Receivables Pooling Agreement and each Assignment and Recognition Agreement.

(v) Transaction Documents. The Receivables Pooling Agreement is the only agreement pursuant to which the Issuer directly or indirectly purchases and receives contributions of Receivables from the Depositor and the Receivables Pooling Agreement represent the only agreement between the Depositor and the Issuer relating to the transfer of the Receivables.

(w) Limited Business. Since its formation the Issuer has conducted no business other than entering into and performing its obligations under the Transaction Documents to which it is a party, and such other activities as are incidental to the foregoing. The Transaction Documents to which it is a party, and any agreements entered into in connection with the transactions that are permitted thereby, are the only agreements to which the Issuer is a party.

(x) Affiliation with Indenture Trustee. The Issuer is not affiliated, as defined in Rule 405 under the Securities Act, with the Indenture Trustee or with any person involved in the organization or operation of the Indenture Trustee.

(y) Sanctions. Neither the Issuer nor, to its knowledge, any of its directors, officers, agents or employees, is a Person that is, or is directly or indirectly owned or controlled by Persons that are (1) the subject of any economic, trade, financial or other sanctions laws, regulations, executive order or embargoes administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or Her Majesty’s Treasury or any other governmental Authority with jurisdiction over the applicable Person (collectively, “Sanctions”) or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic and Luhansk People’s Republic.

Section 9.2. Liability of Issuer; Indemnities.

(a) Obligations. The Issuer shall be liable in accordance with this Indenture only to the extent of the obligations in this Indenture specifically undertaken by the Issuer in such capacity under this Indenture and shall have no other obligations or liabilities hereunder. The Issuer shall indemnify, defend and hold harmless the Indenture Trustee (in all its capacities), the Calculation Agent, the Paying Agent, the Securities Intermediary, the Note Registrar, the Owner Trustee, the Noteholders (as applicable, with respect to the related Series of Notes) and the Trust Estate (each an “Issuer Indemnified Party”) from and against any taxes that may at any time be asserted against the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Note Registrar, the Owner Trustee or the Trust Estate with respect to the transactions contemplated in this Indenture or any of the other Transaction Documents, including, without limitation, any sales, gross receipts, general corporation, tangible or intangible personal property, privilege or license taxes (but not including any taxes asserted with respect to, and as of the date of, the transfer of the Receivables to the Trust Estate, the issuance and original sale of the Notes of any Class, or asserted with respect to ownership of the Receivables, or federal, state or local income or franchise taxes or any other tax, or other income taxes arising out of payments on the Notes of any Class, or any interest or penalties with respect thereto or arising from a failure to comply therewith) and costs and expenses in defending against the same, except that in no event shall the Issuer be required to indemnify an Issuer Indemnified Party if the indemnification obligation under this Section 9.2(a) to such Issuer Indemnified Party is the result of a violation of Applicable Law, gross negligence, bad faith, or willful misconduct (as determined by a court of competent jurisdiction or as otherwise agreed to by the parties) by such Issuer Indemnified Party or its Affiliate.

(b) Notification and Defense. Promptly after any Issuer Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which a claim for indemnity may be made against the Issuer under this Section 9.2, the Issuer Indemnified Party shall notify the Issuer and the Administrator in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Issuer shall not relieve the Issuer from any liability which it may have hereunder or otherwise, except to the extent that the Issuer is prejudiced by such failure so to notify the Issuer. The Issuer will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Issuer Indemnified Party, and, after notice from the Issuer to such Issuer Indemnified Party that the Issuer wishes to assume the defense of any such action, the Issuer will not be liable to such Issuer Indemnified Party under this Section 9.2 for any legal or other expenses subsequently incurred by such Issuer Indemnified Party in connection with the defense of any such action unless (i) the defendants in any such action include both the Issuer Indemnified Party and the Issuer, and the Issuer Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Issuer, or one or more Issuer Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Issuer and such Issuer Indemnified Party, (ii) the Issuer shall not have employed counsel reasonably satisfactory to the Issuer Indemnified Party to represent the Issuer Indemnified Party within a reasonable time after notice of commencement of the action, or (iii) the Issuer has authorized the employment of counsel for the Issuer Indemnified Party at the expense of the Issuer; then, in any such event, such Issuer Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable and documented fees and expenses of such counsel shall be borne by the Issuer; provided, however, that the Issuer shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Issuer Indemnified Parties. Each Issuer Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with the Issuer in the defense of any such action or claim. The Issuer shall not, without the prior written consent of any Issuer Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Issuer Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Issuer Indemnified Party, unless such settlement includes an unconditional release of such Issuer Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding and does not include a statement as to admission of fault, culpability or a failure to act by or on behalf of such indemnified party.

(c) Expenses. Indemnification under this Section 9.2(c) shall include, without limitation, documented reasonable and customary out-of-pocket fees and expenses of counsel and expenses of litigation. If the Issuer has made any indemnity payments pursuant to this Section 9.2(c) and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Issuer, without interest.

(d) Survival. The provisions of this Section 9.2 shall survive the termination of this Indenture.

Section 9.3. Merger or Consolidation, or Assumption of the Obligations, of the Issuer.

Any Person (a) into which the Issuer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Issuer shall be a party, or (c) which may succeed to all or substantially all of the business or assets of the Issuer, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Issuer under this Indenture, shall be the successor to the Issuer under this Indenture without the execution or filing of any document or any further act on the part of any of the parties to this Indenture, except that if the Issuer in any of the foregoing cases is not the surviving entity, then the surviving entity shall execute an agreement of assumption to perform every obligation of the Issuer hereunder, and the surviving entity shall have taken all actions necessary or reasonably requested by the Issuer, the Majority Noteholders of all Outstanding Notes or the Indenture Trustee to amend its existing financing statements and continuation statements, and file additional financing statements and to take any other steps reasonably requested by the Issuer, the Majority Noteholders of all Outstanding Notes or the Indenture Trustee to further perfect or evidence the rights, claims or security interests of the Issuer, the Noteholders or the Indenture Trustee under any of the Transaction Documents. The Issuer (i) shall provide prior written notice of any merger, consolidation or succession pursuant to this Section to each Note Rating Agency (if applicable) that has rated any then-Outstanding Notes, the Indenture Trustee and the Noteholders, (ii) for so long as the Notes are outstanding, (1) shall receive from each Note Rating Agency (if applicable) rating Outstanding Notes a letter to the effect that such merger, consolidation or succession will not result in a qualification, downgrading or withdrawal of the then current ratings assigned by such Note Rating Agency (if applicable) to any Outstanding Notes or (2) if the Administrator and the Administrative Agent determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such letters as described in the foregoing clause (1), (a) the Administrator shall provide notice of such new merger, consolidation or succession to the related Note Rating Agency and (b) the Administrative Agent shall have provided its prior written consent to such merger, consolidation or succession; provided, that the Issuer provides an Issuer Certificate to the effect that any such merger, consolidation or succession will not have a material Adverse Effect on the Outstanding Notes, (iii) shall obtain an Opinion of Counsel addressed to the Indenture Trustee and reasonably satisfactory to the Indenture Trustee, that such merger, consolidation or succession complies with the terms hereof and one or more Opinions of Counsel updating or restating all opinions delivered on the date of this Indenture with respect to corporate matters, enforceability of Transaction Documents against the Issuer, and the grant by the Issuer of a valid security interest in the Aggregate Receivables to the Indenture Trustee and the perfection of such security interest and related matters, (iv) shall receive from the Majority Noteholders of all Outstanding Notes their prior written consent to such merger, consolidation or succession, absent which consent, which may not be unreasonably withheld or delayed, the Issuer shall not become a party to such merger, consolidation or succession and (v) shall obtain an Issuer Tax Opinion.

Section 9.4. Issuer May Not Own Notes.

The Issuer may not become the owner or pledgee of one or more of the Notes. Any Affiliate of the Issuer may, in its individual or any other capacity, become the owner or pledgee of one or more Notes with the same rights as it would have if it were not an Affiliate of the Issuer, except as otherwise specifically provided in the definition of the term “Noteholder.” The Notes so owned by or pledged to an Affiliate of the Issuer shall have an equal and proportionate benefit under the provisions of this Indenture, without preference, priority or distinction as among any of the Notes, except as set forth herein with respect to, among other things, rights to vote, consent or give directions to the Indenture Trustee as a Noteholder.

Section 9.5. Covenants of Issuer.

(a) Organizational Documents; Unanimous Consent. The Issuer hereby covenants that its Organizational Documents provide that they may not be amended or modified without (i) notice to the Indenture Trustee and each Note Rating Agency (if applicable) that is at that time rating any Outstanding Notes, and (ii) the prior written consent of the Administrative Agent, unless and until this Indenture shall have been satisfied, discharged and terminated. The Issuer will at all times comply with the terms of its Organizational Documents. In addition, notwithstanding any other provision of this Section 9.5 and any provision of Applicable Law, the Issuer shall not do any of the following without the approval of the Depositor (through the affirmative vote of the Independent Manager) as holder of the Owner Trust Certificate: ((A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking, or consent to, reorganization or relief under any applicable federal, state or foreign law relating to bankruptcy or similar matters, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer or a substantial part of its property, (E) make any assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, or (G) take any action in furtherance of the actions set forth in clauses (A) through (F) above; or (1) merge or consolidate with or into any other person or entity or sell or lease its property or all or substantially all of its assets to any person or entity; or (2) modify any provision of its Organizational Documents).

(b) Preservation of Existence. The Issuer hereby covenants to do or cause to be done all things necessary on its part to preserve and keep in full force and effect its rights and franchises as a statutory trust under the laws of the State of Delaware, and to maintain each of its licenses, approvals, permits, registrations or qualifications in all jurisdictions in which its ownership or lease of property or the conduct of its business requires such licenses, approvals, registrations or qualifications, except for failures to maintain any such licenses, approvals, registrations or qualifications which, individually or in the aggregate, would not have an Adverse Effect.

(c) Compliance with Laws. The Issuer hereby covenants to comply in all material respects with all Applicable Laws, rules and regulations and orders of any governmental authority.

(d) Payment of Taxes. The Issuer hereby covenants to pay and discharge promptly or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon the Issuer or upon its income and profits, or upon any of its property or any part thereof, before the same shall become in default, provided that the Issuer shall not be required to pay and discharge any such tax, assessment, charge or levy so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Issuer shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge or levy so contested.

(e) Investments. The Issuer hereby covenants that it will not, without the prior written consent of the Majority Noteholders of all Outstanding Notes, acquire or hold any indebtedness for borrowed money of another person, or any capital stock, debentures, partnership interests or other ownership interests or other securities of any Person, other than Permitted Investments as provided hereunder and the Receivables acquired under the Receivables Sale Agreement and the Receivables Pooling Agreement.

(f) Keeping Records and Books of Account. The Issuer hereby covenants and agrees to maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Receivables in the event of the destruction or loss of the originals thereof) and keep and maintain (or cause an Eligible Subservicer to keep and maintain), all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the daily identification of all Collections with respect to, and adjustments of amounts payable under, each Receivable). The Administrator shall ensure compliance with this Section 9.5(f).

(g) Employee Benefit Plans. The Issuer hereby covenants and agrees to comply in all material respects with the provisions of ERISA, the Code, and all other Applicable Laws, and the regulations and interpretations thereunder to the extent applicable, with respect to each “employee benefit plan” as defined in Section 3(3) of ERISA.

(h) No Release. The Issuer shall not take any action and shall use its best efforts not to permit any action to be taken by others that would release any Person from any of such Person’s covenants or obligations under any Transaction Document, Designated Servicing Contract or other document, instrument or agreement included in the Trust Estate, or which would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such document, instrument or agreement, in each case other than in accordance with its terms.

(i) Separate Identity. The Issuer acknowledges that the Noteholders are entering into the transactions contemplated by this Indenture in reliance upon the Issuer’s identity as a legal entity that is separate from the Receivables Seller, the Depositor or the Servicer (each, a “Facility Entity”). Therefore, from and after the date of execution and delivery of this Indenture, the Issuer shall take all reasonable steps to maintain the Issuer’s identity as a separate legal entity and to make it manifest to third parties that the Issuer is an entity with assets and liabilities distinct from those of each Facility Entity and not a division of a Facility Entity.

(j) Compliance with and Enforcement of Transaction Documents. The Issuer hereby covenants and agrees to comply in all respects with the terms of, employ the procedures outlined in and enforce the obligations of the parties to all of the Transaction Documents to which the Issuer is a party, and take all such action to such end as may be from time to time reasonably requested by the Indenture Trustee, and/or the Majority Noteholders of all Outstanding Notes, maintain all such Transaction Documents in full force and effect and make to the parties thereto such reasonable demands and requests for information and reports or for action as the Issuer is entitled to make thereunder and as may be from time to time reasonably requested by the Indenture Trustee.

(k) No Sales, Liens, Etc. Against Receivables and Trust Property. The Issuer hereby covenants and agrees, except for releases specifically permitted hereunder, not to sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist, any Adverse Claim (other than the Security Interest created hereby or any Permitted Liens) upon or with respect to, any Receivables or Trust Property, or any interest in either thereof, or upon or with respect to any Trust Account, or assign any right to receive income in respect thereof. The Issuer shall promptly, but in no event later than two (2) Business Days after a Responsible Officer has obtained actual knowledge thereof, notify the Indenture Trustee of the existence of any Adverse Claim on any Receivables or Trust Estate, and the Issuer shall defend the right, title and interest of each of the Issuer and the Indenture Trustee in, to and under the Receivables and Trust Estate, against all claims of third parties.

(l) No Change in Business. The Issuer covenants that it shall not make any change in the character of its business.

(m) No Change in Name, Etc; Preservation of Security Interests. The Issuer covenants that it shall not make any change to its company name, or use any trade names, fictitious names, assumed names or “doing business as” names. The Issuer will from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time, the interest of the Issuer in all of the Receivables and such other portion of the Trust Estate as to which a sale or Security Interest may be perfected by filing under the UCC, and the Security Interest of the Indenture Trustee in all of the Receivables and such other portion of the Trust Estate as to which a Security Interest may be perfected by filing under the UCC, are fully protected subject in all respects to the terms of this Indenture and the Consent Agreement.

(n) No Institution of Insolvency Proceedings. The Issuer covenants that it shall not institute Insolvency Proceedings with respect to the Issuer or any Affiliate thereof or consent to the institution of Insolvency Proceedings against the Issuer or any Affiliate thereof or take any action in furtherance of any such action, or seek dissolution or liquidation in whole or in part of the Issuer or any Affiliate thereof.

(o) Money for Note Payments To Be Held in Trust. The Issuer shall cause each Paying Agent other than the Indenture Trustee to execute and deliver to the Indenture Trustee an instrument in which such Paying Agent shall agree with the Indenture Trustee, subject to the provisions of this Section, that such Paying Agent shall:

(i) hold all sums held by it in respect of payments on Notes in trust for the benefit of the Noteholders entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(ii) give the Indenture Trustee notice of any default by the Issuer (or any other obligor upon the Notes) in the making of any payment; and

(iii) at any time during the continuance of any such default, upon the written request of the Indenture Trustee, forthwith pay to the Indenture Trustee all sums so held in trust by such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or direct any Paying Agent to pay, to the Indenture Trustee all sums held in trust by such Paying Agent, such sums to be held by the Indenture Trustee upon the same trusts as those upon which such sums were held by such Paying Agent; and, upon such payment by any Paying Agent to the Indenture Trustee, such Paying Agent shall be released from all further liability with respect to such money.

(p) Protection of Trust Estate. The Issuer shall from time to time execute and deliver to the Indenture Trustee and the Administrative Agent all such supplements and amendments hereto (a copy of which shall be provided to the Noteholders) and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as is necessary or advisable to:

(i) Grant more effectively all or any portion of the Trust Estate;

(ii) maintain or preserve the Security Interest or carry out more effectively the purposes hereof;

(iii) perfect, publish notice of, or protect the validity of any sale or Grant made or to be made by this Indenture;

(iv) enforce any of the Receivables or, where appropriate, any Security Interest in the Trust Estate and the proceeds thereof,

(v) promptly to amend, or to cause to be amended, as necessary, any filings or recordings against the Issuer relating to the Grant necessary to conform to the requirements of Freddie Mac, including any legend required by Freddie Mac to be included in such filings or recordings; or

(vi) preserve and defend title to the Trust Estate and the rights of the Indenture Trustee and the Noteholders therein against the claims of all persons and parties.

(q) Investment Company Act. The Issuer shall conduct its operations in a manner which shall not subject it to registration as an “investment company” under the Investment Company Act.

(r) Payment of Review and Renewal Fees. The Issuer shall pay or cause to be paid to each Note Rating Agency (if applicable) that has rated Outstanding Notes, the annual rating review and renewal fee in respect of such Notes, if any.

(s) [Reserved].

(t) No Subsidiaries. The Issuer shall not form or hold interests in any subsidiaries.

(u) No Indebtedness. The Issuer shall not incur any indebtedness other than the Notes (except to the extent that obligations of the Issuer pursuant to the Transaction Documents might be considered “indebtedness”), and shall not guarantee any other Person’s indebtedness or incur any capital expenditures.

(v) Sanctions. Issuer hereby covenants that it will not directly or indirectly use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, or whose government, that at the time of such funding or facilitation, is the subject of Sanctions, or in a manner that would otherwise cause any Person to violate any Sanctions.

Article X

The Administrator and Servicer

Section 10.1. Representations and Warranties of Administrator and Servicer.

Each of the Administrator and the Servicer hereby makes the following representations and warranties for the benefit of the Indenture Trustee, as of the Closing Date, and as of the date of each Grant of Receivables to the Indenture Trustee pursuant to this Indenture.

(a) Organization and Good Standing. Each of the Administrator and the Servicer has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization. The Servicer is duly qualified to do business (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction in which the failure so to qualify, or to obtain such licenses or approvals, would have an Adverse Effect.

(b) Power and Authority; Binding Obligation. Each of the Administrator and the Servicer has the power and authority to make, execute, deliver and perform its obligations under this Indenture and any related Indenture Supplement and each other Transaction Document to which it is a party and all of the transactions contemplated hereunder and thereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party; this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Administrator and the Servicer, enforceable against each of the Administrator and the Servicer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Applicable Laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity) or by public policy with respect to indemnification under applicable securities laws.

(c) No Violation. The execution and delivery of this Indenture and each Indenture Supplement and each other Transaction Document to which it is a party by each of the Administrator and the Servicer and the performance of each of their obligations under this Indenture and each Indenture Supplement and each other Transaction Document to which either is a party will not (i) violate the Administrator’s or the Servicer’s charter, certificate of incorporation, bylaws or other organizational documents or (ii) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Administrator or the Servicer is a party or which may be applicable to the Administrator or the Servicer or any of their respective assets or (iii) violate any Applicable Laws applicable to the Administrator or the Servicer or their respective properties.

(d) No Proceedings. No proceedings, investigations or litigation before any court, tribunal or governmental body is currently pending, nor to the knowledge of the Administrator or the Servicer is threatened against the Administrator or the Servicer, nor is there any such proceeding, investigation or litigation currently pending, nor, to the knowledge of the Administrator or the Servicer, is any such proceeding, investigation or litigation threatened against the Administrator or the Servicer with respect to this Indenture, any Indenture Supplement or any other Transaction Document or the transactions contemplated hereby or thereby that could reasonably be expected to have an Adverse Effect.

(e) No Consents Required; Freddie Mac Approvals. Except with respect to the Consent, no consent, approval, authorization or order of any court or governmental agency or regulatory body is required for the execution, delivery and performance by the Administrator or the Servicer of or compliance by the Administrator or the Servicer with this Indenture, any Indenture Supplement or the consummation of the transactions contemplated by this Indenture, any Indenture Supplement except for (i) consents, approvals, authorizations and orders which have been obtained in connection with transactions contemplated by the Transaction Documents (including the Consent Agreement) and (ii) filings to perfect the security interest created by this Indenture.

(f) Information. Each written statement, report or other document furnished or to be furnished pursuant to this Indenture or any other Transaction Document to which it is a party by the Administrator or the Servicer will be true and accurate in every material respect on the date such information is stated or certified and does not and will not contain any material misstatement of fact or omit, taking into account all other information provided, to state a material fact or any fact necessary to make the statements contained therein not misleading.

(g) Default. The Administrator is not in default with respect to any material contract under which a default should reasonably be expected to have a material adverse effect on the ability of the Administrator or the Servicer to perform its duties under this Indenture or any Indenture Supplement, or with respect to any order of any court, administrative agency, arbitrator or governmental body which would have a material Adverse Effect on the transactions contemplated hereunder, and no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such contract or order of any court, administrative agency, arbitrator or governmental body.

(h) Sanctions. Neither the Servicer nor the Administrator nor any of their subsidiaries, nor, to their knowledge, any of their subsidiaries’ directors, officers, agents, subsidiaries or employees, is a Person that is, or is directly or indirectly owned or controlled by Persons that are (1) the subject of any Sanctions or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic and Luhansk People’s Republic.

Section 10.2. Covenants of Administrator and Servicer.

(a) Amendments to Designated Servicing Contracts. The Administrator and the Servicer each hereby covenants and agrees not to amend the Designated Servicing Contracts except for such amendments that (i) would have no material adverse effect upon the collectability or timing of payment of any of the Aggregate Receivables or the performance of its, the Depositor’s or the Issuer’s obligations under the Transaction Documents, (ii) would not otherwise adversely affect the interest of the Noteholders, without the prior written consent of the Majority Noteholders of all Outstanding Notes or (iii) are required by Freddie Mac; provided that if the amendment of a Designated Servicing Contract is done unilaterally by Freddie Mac, the prior written consent of the Majority Noteholders of all Outstanding Notes is not required. The Administrator shall, within five (5) Business Days following the effectiveness of such amendments, deliver to the Indenture Trustee copies of all such amendments.

(b) Maintenance of Security Interest. The Administrator shall from time to time, at its own expense, execute and file such additional financing statements (including continuation statements) as may be necessary to ensure that at any time, the Security Interest of the Indenture Trustee (on behalf of itself and the Noteholders) in all of the Aggregate Receivables and the other Collateral is fully protected in accordance with the UCC and that the Security Interest of the Indenture Trustee in the Receivables and the rest of the Trust Estate remains perfected and of first priority. The Administrator shall take all steps necessary to ensure compliance with Section 9.5(m).

(c) [Reserved].

(d) Compliance with Designated Servicing Contracts. The Servicer shall not fail to comply with its obligations as the servicer under each of the Designated Servicing Contracts, which failure would have a material Adverse Effect on the interests of the Noteholders under the Indenture. The Servicer shall immediately notify the Indenture Trustee of any Event of Default or its receipt of a notice of termination under any Designated Servicing Contract. The Indenture Trustee shall forward any such notification to each Noteholder.

(e) Compliance with Obligations. Each of the Administrator and the Servicer shall comply with all their other obligations and duties set forth in this Indenture and any other Transaction Document. The Administrator shall not permit the Issuer to engage in activities that could violate its covenants in this Indenture.

(f) Reimbursement of Advances upon Transfer of Servicing. In connection with any sale or transfer of servicing from any Designated Servicing Contract or out of any Designated Pool, the Servicer will remove the related Receivables in accordance with Section 2.1(c)(ii) hereof.

(g) Notice of Unmatured Defaults and Servicer Termination Events. The Servicer shall provide written notice to the Indenture Trustee and each VFN Noteholder of any Unmatured Default or Servicer Termination Event promptly, but in any event within two (2) Business Days, following the receipt by a Responsible Officer of the Servicer of notice, or the obtaining by a Responsible Officer of the Servicer of actual knowledge, of such Unmatured Default or Servicer Termination Event.

(h) Reimbursement of Escrow, Corporate Advance and Delinquency Advances. The Servicer shall withdraw Advance Reimbursement Amounts from the appropriate Escrow Custodial Account or Principal and Interest Custodial Account or other applicable account to reimburse any Escrow Advance, Corporate Advance or Delinquency Advance within two (2) Business Days after receipt of amounts in such account that may be used to reimburse such Advances pursuant to Section 8301.19 of the Freddie Mac Guide.

(i) Administrator Instructions and Functions Performed by Issuer. The Administrator shall perform the administrative or ministerial functions specifically required of the Issuer pursuant to this Indenture and any other Transaction Document.

(j) Nature of Business. None of the Administrator, the Servicer or any of their Subsidiaries shall make any material change in the nature of its business as carried on at the date hereof.

(k) Adherence to Servicing Standards. Unless otherwise consented to in writing by the Administrative Agent and the Administrator, the Servicer shall comply at all times with the following (collectively, the “Servicing Standards”):

(i) the Servicer shall continue to make Advances and seek reimbursement of Advances in accordance with the terms of the related Designated Servicing Contract;

(ii) to the extent permitted by the Freddie Mac Guide, the Servicer shall apply all Advance Reimbursement Amounts on a “first-in, first out” or “FIFO” basis such that the Advances of a particular type that were disbursed first in time will be reimbursed prior to the Advances of the same type with respect to that Mortgage Loan that were disbursed later in time;

(iii) the Servicer shall identify on its systems and in its records that the Issuer as the owner of each Receivable and that such Receivable has been pledged to the Indenture Trustee;

(iv) the Servicer shall maintain systems and operating procedures necessary to comply with all of the terms of the Transaction Documents;

(v) the Servicer shall cooperate with the Indenture Trustee acting as Calculation Agent in its duties set forth in the Transaction Documents; and

(vi) the Servicer shall make all Advances within the time period required under the related Designated Servicing Contract, unless such failure to make any Advances results from inadvertence and is remedied on or prior to the related distribution date for the related Pool.

(l) Sanctions. Each of the Servicer and the Administrator hereby covenants that it will not directly or indirectly use the proceeds of the Notes, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, or whose government, that at the time of such funding or facilitation, is the subject of Sanctions, or in a manner that would otherwise cause any Person to violate any Sanctions.

Section 10.3. Liability of Administrator and Servicer; Indemnities.

(a) Obligations. Each of the Administrator and the Servicer, severally and not jointly, shall indemnify, defend and hold harmless the Indenture Trustee and Citibank (in all of its capacities), the Note Registrar, the Custodian, the Calculation Agent, the Paying Agent, the Securities Intermediary, the Trust Estate, the Owner Trustee and the Noteholders (as applicable, with respect to the related Series of Notes) (each an “Indemnified Party”) from and against any and all costs, expenses, losses, claims, damages and liabilities (including such reasonable and documented out-of-pocket fees and expenses incurred in enforcing the Indemnifying Party’s right to indemnification) to the extent that such cost, expense, loss, claim, damage or liability arose out of, and was imposed upon, the Indemnified Party (i) in the case of indemnification by the Administrator, by reason of a violation of Applicable Law, gross negligence or willful misconduct of the Administrator (or of the Receivables Seller, the Depositor or of the Issuer as a result of a direction, act or omission by the Administrator), in the performance of their respective obligations under this Indenture and the other Transaction Documents or (ii) in the case of indemnification by the Servicer, by reason of a violation of Applicable Law, gross negligence or willful misconduct of the Servicer, in the performance of its respective obligations under this Indenture and the other Transaction Documents or as servicer under the Designated Servicing Contracts and Designated Pools, or by reason of the breach by the Servicer of any of its representations, warranties or covenants hereunder or under the Designated Servicing Contracts; provided that any indemnification amounts payable by the Administrator or the Servicer, as the case may be, to the Owner Trustee hereunder shall not be duplicative of any indemnification amount paid by the Administrator to the Owner Trustee in accordance with the Trust Agreement or under the Administration Agreement (or by the Issuer pursuant to Section 9.2 hereof).

(b) Notification and Defense. Promptly after any Indemnified Party shall have been served with the summons or other first legal process or shall have received written notice of the threat of a claim in respect of which a claim for indemnity may be made against the Administrator or the Servicer (such party, as the case may be, being referred to herein as the “Indemnifying Party”) under this Section 10.3, the Indemnified Party shall notify the Indemnifying Party in writing of the service of such summons, other legal process or written notice, giving information therein as to the nature and basis of the claim, but failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have hereunder or otherwise, except to the extent that the Indemnifying Party is prejudiced by such failure so to notify the Indemnifying Party. The Indemnifying Party will be entitled, at its own expense, to participate in the defense of any such claim or action and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and, after notice from the Indemnifying Party to such Indemnified Party that the Indemnifying Party wishes to assume the defense of any such action, the Indemnifying Party will not be liable to such Indemnified Party under this Section 10.3 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense of any such action unless (i) the defendants in any such action include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party (upon the advice of counsel) shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to the Indemnifying Party, or one or more Indemnified Parties, and which in the reasonable judgment of such counsel are sufficient to create a conflict of interest for the same counsel to represent both the Indemnifying Party and such Indemnified Party, (ii) the Indemnifying Party shall not have employed counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of commencement of the action, or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party; then, in any such event, such Indemnified Party shall have the right to employ its own counsel in such action, and the reasonable and documented fees and expenses of such counsel shall be borne by the Indemnifying Party; provided, however, that the Indemnifying Party shall not in connection with any such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for any fees and expenses of more than one firm of attorneys at any time for all Indemnified Parties. Each Indemnified Party, as a condition of the indemnity agreement contained herein, shall use its commercially reasonable efforts to cooperate with the Indemnifying Party in the defense of any such action or claim. The Indemnifying Party shall not, without the prior written consent of any Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding or threatened proceeding.

(c) Expenses. Indemnification under this Section shall include, without limitation, documented reasonable out-of-pocket fees and expenses of outside counsel and reasonable and documented expenses of litigation (including such reasonable and documented fees and expenses incurred in enforcing the Indemnifying Party’s right to indemnification). If the Indemnifying Party has made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts collected to the Indemnifying Party, without interest.

(d) Survival. The provisions of this Section shall survive the resignation or removal of the Indenture Trustee (in any of its capacities), the Calculation Agent, the Securities Intermediary and the Paying Agent and the termination of this Indenture.

Section 10.4. Merger or Consolidation, or Assumption of the Obligations, of the Administrator.

Any Person (a) into which the Administrator or the Servicer may be merged or consolidated, (b) which may result from any merger, conversion or consolidation to which the Administrator or the Servicer shall be a party, or (c) which may succeed to all or substantially all of the business or assets of the Administrator or the Servicer, as the case may be, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Administrator or the Servicer, as applicable, under this Indenture, shall be the successor to the Administrator or the Servicer, as applicable, under this Indenture without the execution or filing of any paper or any further act on the part of any of the parties to this Indenture; provided, however, that (i) such merger, consolidation or conversion shall not cause a Target Amortization Event for any Series or a Facility Early Amortization Event, or an event which with notice, the passage of time or both would become a Target Amortization Event for any Series or a Facility Early Amortization Event, (ii) prior to any such merger, consolidation or conversion, the Administrator or the Servicer, as the case may be, shall have provided to the Indenture Trustee and the Noteholders a letter from each Note Rating Agency (if applicable) that rated Outstanding Notes indicating that such merger, consolidation or conversion will not result in the qualification, reduction or withdrawal of the then current ratings of the Outstanding Notes, and (iii) prior to any such merger, consolidation or conversion the Administrator shall have delivered to the Indenture Trustee an Opinion of Counsel to the effect that such merger, consolidation or conversion complies with the terms of this Indenture and one or more Opinions of Counsel updating or restating all opinions delivered on the date of this Indenture with respect to corporate matters and the enforceability of Transaction Documents against the Administrator or the Servicer, as the case may be, true sale as to the transfers of the Aggregate Receivables from the Servicer as Receivables Seller to the Depositor and non-consolidation of the Servicer with the Depositor and security interest and tax and any additional opinions required under any related Indenture Supplement; provided, further, that the conditions specified in clauses (ii) and (iii) shall not apply to any transaction (i) in which an Affiliate of the Receivables Seller assumes the obligations of the Receivables Seller and otherwise satisfies the eligibility criteria applicable to the Servicer under the Designated Servicing Contracts and the Designated Pools or (ii) in which an Affiliate of the Receivables Seller is merged into or is otherwise combined with the Receivables Seller and the Receivables Seller is the sole survivor of such merger or other combination. The Administrator or the Servicer, as the case may be, shall provide notice of any merger, consolidation or succession pursuant to this Section to the Indenture Trustee, the Noteholders and each Note Rating Agency (if applicable).

Except as described in the preceding paragraph and in other Transaction Documents, the Administrator may not assign or delegate any of its rights or obligations under this Indenture or any other Transaction Document.

Article XI

The Indenture Trustee

Section 11.1. Certain Duties and Responsibilities.

(a) The Indenture Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Notes, and no implied covenants, duties (including fiduciary duties) or obligations will be read into this Indenture against the Indenture Trustee.

(b) In the absence of bad faith on its part, the Indenture Trustee may, with respect to Notes, reasonably rely upon reports or documents and conclusively rely upon certificates or opinions furnished to the Indenture Trustee and conforming to the requirements of this Indenture, as to the truth of the statements and the correctness of the opinions expressed therein; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Indenture Trustee, the Indenture Trustee will be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein.

(c) If an Event of Default has occurred and is continuing, with respect to the Notes of which a Responsible Officer of the Indenture Trustee has been given written notice in the manner set forth in this Indenture or of which a Responsible Officer of the Indenture Trustee has actual knowledge, the Indenture Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided, however, that such duty to exercise its rights and powers shall not be deemed to require the Indenture Trustee to take any action, or have any liability for the failure to take any action, where the terms of this Indenture or any Indenture Supplement provide that the Indenture Trustee only takes action at the direction of a certain percentage of the Noteholders or other Person and such direction has not been received or if the Indenture Trustee is permitted to refrain from taking action unless it has been provided with adequate indemnity and such indemnity has not been provided.

(d) No provision of this Indenture will be construed to relieve the Indenture Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) this subsection (a) will not be construed to limit the effect of subsection (a) of this Section 11.1;

(ii) the Indenture Trustee will not be liable for any error of judgment made in good faith by an Indenture Trustee Authorized Officer, unless it will be proved that the Indenture Trustee was negligent in ascertaining the pertinent facts;

(iii) the Indenture Trustee will not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Majority Noteholders or the Administrative Agent relating to the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or exercising any trust or power conferred upon the Indenture Trustee, under this Indenture with respect to the Notes of any Class, to the extent consistent with Sections 8.7 and 8.8;

(iv) no provision of this Indenture will require the Indenture Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or indemnity satisfactory to the Indenture Trustee against such risk or liability is not reasonably assured to it;

(v) whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Indenture Trustee will be subject to the provisions of this Section;

(vi) the Indenture Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Issuer or of Noteholders, as applicable, in accordance with the terms of this Indenture and the related Indenture Supplement, relating to the time, method or place of conducting any proceeding for any remedy available to the Indenture Trustee or with respect to the exercise of any trust or power conferred upon such party under this Indenture or with respect to the Notes;

(vii) The Indenture Trustee shall not be under any obligation to take any action in the performance of its respective duties hereunder that would be in violation of applicable law;

(viii) each of the parties hereto hereby agrees and, as evidenced by its acceptance of any benefits hereunder, any Noteholder agrees that the Indenture Trustee in any capacity (x) has not provided and will not provide in the future, any advice, counsel or opinion regarding the tax, regulatory, financial investment, securities law or insurance implications and consequences of the formation, funding and ongoing administration of the Issuer, including, but not limited to, income, gift and estate tax issues, insurable interest issues, risk retention issues, doing business or other licensing matters and the initial and ongoing selection and monitoring of financing arrangements, (y) has not made any investigation as to the accuracy of any representations, warranties or other obligations of the Issuer under the Transaction Documents and shall have no liability in connection therewith and (z) the Indenture Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in any disclosure or offering document or in any other document issued or delivered, except for documents it is responsible to deliver under the terms of this Indenture, in connection with the sale or transfer of the Notes; and

(ix) the Indenture Trustee is hereby directed to enter into each Transaction Document to which it is to be a party. Except as otherwise expressly described herein, the Indenture Trustee shall have no obligation or duty to exercise any right or obligation of the Indenture Trustee under any Transaction Document unless provided with written direction to do so by an appropriate party.

Section 11.2. Notice of Defaults.

Except as otherwise provided in Section 3.3(b), within ninety (90) days after the occurrence of any Event of Default hereunder and such Event of Default is continuing and has not been waived,

(a) the Indenture Trustee will transmit by mail to all registered Noteholders, as their names and addresses appear in the Note Register, notice of such Event of Default hereunder known to the Indenture Trustee, and

(b) the Indenture Trustee will give prompt written notification thereof to each Note Rating Agency (if applicable), unless such Event of Default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Note of any Series or Class, the Indenture Trustee will be protected in withholding such notice if and so long as an Indenture Trustee Responsible Officer in good faith determines that the withholding of such notice is in the interests of the Noteholders of such Series or Class. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.

Section 11.3. Certain Rights of Indenture Trustee.

Except as otherwise provided in Section 11.1:

(a) the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary may conclusively rely and will be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document (whether in its original or facsimile form), including, but not limited to, any Funding Certification, believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Certificate;

(c) whenever in the administration of this Indenture the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary deems it desirable that a matter be proved or established before taking, suffering or omitting any action hereunder, the Indenture Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, request, receive and rely upon an Officer’s Certificate or Opinion of Counsel;

(d) each of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary may consult with counsel of its own selection made with reasonable care, at the expense of the Issuer, and the advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e) none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be under obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Noteholders pursuant to this Indenture, unless such Noteholders shall have offered to the Indenture Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f) none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, unless requested in writing to do so by the Majority Noteholders; provided however that if the payment within a reasonable time to the Indenture Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Indenture Trustee, not assured to the Indenture Trustee by the security afforded to it by the terms of this Indenture, the Indenture Trustee may require indemnity satisfactory to the Indenture Trustee against such cost, expense or liability as a condition to taking any such action;

(g) each of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be required to provide any surety or bond of any kind in connection with the execution or performance of its duties hereunder;

(i) none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall be deemed to make any representations as to the validity or sufficiency of this Indenture;

(j) none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall at any time have any responsibility or liability other than as may be expressly set forth in this Indenture for or with respect to the legality, validity or enforceability of any of the Notes;

(k) in order to comply with their respective duties under the USA Patriot Act of 2001, the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall obtain and verify certain information and documentation from the other parties to this Indenture including such party’s name, address, and other identifying information;

(l) the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary shall not be under any obligation to (i) institute, conduct, defend or otherwise participate in any litigation or other legal proceeding hereunder or in relation hereto at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, or (ii) undertake an investigation of any party to any transaction agreement, unless, in each case, such Noteholders shall have offered to the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(m) the Indenture Trustee shall not have any duty or responsibility in respect to (i) any recording, filing or depositing of this Indenture or any other agreement or instrument, monitoring or filing any financing statement or continuation statement evidencing a security interest, the maintenance of any such recording, filing or depositing or any re-recording, re-filing or re-depositing of any thereof, or otherwise monitoring the perfection, continuation of perfection or the sufficiency or validity of any security interest in or related to the Collateral, (ii) the acquisition or maintenance of any insurance or (iii) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Collateral. The Indenture Trustee shall be authorized to, but shall in no event have any duty or responsibility to, file any financing or continuation statements or record any documents or instruments in any public office at any time or times or otherwise perfect or maintain any security interest in the Collateral, but will cooperate with the Issuer in connection with the filing of such financing statements or continuation statements;

(n) the Indenture Trustee shall not be deemed to have notice of any default, Event of Default, Facility Early Amortization Event, Funding Interruption Event or Servicer Termination Event unless an Indenture Trustee Responsible Officer has actual knowledge thereof or unless written notice of any event which is in fact such a default, Event of Default, Facility Early Amortization Event, Funding Interruption Event or Servicer Termination Event is received by the Indenture Trustee at the Corporate Trust Office of the Indenture Trustee, and such notice references the Notes and this Indenture; in the absence of receipt of such notice or actual knowledge, the Indenture Trustee may conclusively assume that there is no default, Event of Default, Facility Early Amortization Event, Funding Interruption Event or Servicer Termination Event;

(o) the rights, privileges, protections, immunities and benefits given to the Indenture Trustee hereunder and under each Transaction Document, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable (without duplication) by, the Indenture Trustee, in each of its capacities hereunder and thereunder (including, without limitation, Calculation Agent, Paying Agent, Custodian, Securities Intermediary and Note Registrar), and each agent and other person employed to act hereunder and thereunder.

(p) none of the provisions contained in this Indenture shall in any event require the Indenture Trustee to perform, monitor or be responsible for the manner of performance of, any of the obligations of the Servicer or any other Person under this Indenture;

(q) the Indenture Trustee shall have no duty (A) to see to any recording, filing, or depositing of this Indenture or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate other than from funds available in the Trust Accounts or (D) to confirm or verify the contents of any reports or certificates of the Servicer or the Administrator delivered to the Indenture Trustee pursuant to this Indenture believed by the Indenture Trustee to be genuine and to have been signed or presented by the proper party or parties;

(r) the Indenture Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture or the other Transaction Documents; provided, however, that the Indenture Trustee’s conduct does not constitute willful misconduct, gross negligence, or bad faith;

(s) the right of the Indenture Trustee to perform any discretionary act enumerated in this Indenture or the other Transaction Documents shall not be construed as a duty, and the Indenture Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(t) the Indenture Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Estate created hereby or the powers granted hereunder;

(u) in making or disposing of any investment permitted by this Indenture, the Indenture Trustee is authorized to deal with itself (in its individual capacity) or with any one or more of its Affiliates, in each case on an arm’s-length basis and on standard market terms, whether it or such Affiliate is acting as a subagent of the Indenture Trustee or for any third Person or dealing as principal for its own account;

(v) the Indenture Trustee shall not be responsible for delays or failures in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, epidemics or pandemics, quarantine, shelter-in-place or similar directive, guidance, policy or other action by any Governmental Authority, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts or God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that the Indenture Trustee shall use commercially reasonable efforts to resume performance of its obligations as soon as practicable;

(w) the Indenture Trustee shall not be liable for failing to comply with its obligations under this Indenture or any related Transaction Document insofar as the performance of such obligations is dependent upon the timely receipt of instructions and/or other information from any other Person which are not received or not received by the time required; provided that the Indenture Trustee shall use commercially reasonable efforts to fulfill its obligations after such instructions or information is received;

(x) if at any time the Indenture Trustee is served with any arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process from a court, administrative or governmental body of competent jurisdiction which in any way affects this Indenture, the Notes, the Trust Estate or any part thereof or funds held by it (including, but not limited to, orders of attachment or garnishment or other forms of levies or injunctions), it shall (i) forward a copy of such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process to the Issuer and the Administrative Agent (to the extent not prohibited by applicable law) and (ii) be authorized to comply therewith in any manner as it or its legal counsel of its own choosing deems appropriate; and if the Indenture Trustee complies with any such arbitral, judicial or administrative order, judgment, award, decree, writ or other form of arbitral, judicial or administrative process from a court, administrative or governmental body of competent jurisdiction, the Indenture Trustee shall not be liable to any of the parties hereto or to any other person or entity even though such order, judgment, award, decree, writ or process may be subsequently modified or vacated or otherwise determined to have been without legal force or effect;

(y) notwithstanding anything in this Indenture to the contrary, in no event shall the Indenture Trustee be liable for any special, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(z) none of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary (i) shall be responsible for and make any representation as to the validity, legality, enforceability, sufficiency or adequacy of this Indenture, the Notes or any other Transaction Document or as to the correctness of any statement thereof, (ii) shall be accountable for the Issuer’s use of the proceeds from the Notes, or (iii) shall be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes. The recitals contained herein and in the Notes shall be construed as the statements of the Issuer. The Indenture Trustee shall not be responsible for any statement of the Issuer in this Indenture or any statement in any document, including any offering memorandum, issued in connection with the sale of any Notes or in the Notes other than information provided by the Indenture Trustee and the Indenture Trustee’s certificate of authentication or for the use or application of any funds received by any Paying Agent other than the Indenture Trustee;

(aa) in no event will the Indenture Trustee have any responsibility to monitor compliance with or enforce compliance with the credit risk retention rules under Regulation RR or other rules or regulations relating to risk retention. The Indenture Trustee will not be charged with knowledge of such rules, nor will it be liable to any Noteholder, the Servicer or any other Person for violation of such rules now or hereinafter in effect. The Indenture Trustee will not be required to monitor, initiate or conduct any proceedings to enforce the obligations of the Servicer or any other Person with respect to any breach of representation or warranty under any Transaction Document, and the Indenture Trustee will not have any duty to conduct any investigation as to the occurrence of any condition requiring the repurchase or substitution of any security by any Person pursuant to any Transaction Document; and

(bb) the Indenture Trustee is hereby authorized and directed to enter into the Transaction Documents to which it is a party.

Section 11.4. Not Responsible for Recitals or Issuance of Notes.

The recitals contained herein and in the Notes, except the certificates of authentication, will be taken as the statements of the Issuer, and the Indenture Trustee assumes no responsibility for their correctness. The Indenture Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Indenture Trustee will not be accountable for the use or application by the Issuer of Notes or the proceeds thereof , or for the use or application of any funds paid to the Servicer in respect of any amounts deposited in or withdrawn from the Trust Accounts or the Custodial Accounts by the Servicer. The Indenture Trustee shall not be responsible for the legality or validity of this Indenture or the validity, priority, perfection or sufficiency of the security for the Notes issued or intended to be issued hereunder, or monitoring or enforcing the satisfaction of any risk retention requirements.

Section 11.5. Reserved.

Section 11.6. Money Held in Trust.

The Indenture Trustee will be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Issuer.

Section 11.7. Compensation and Reimbursement, Limit on Compensation, Reimbursement and Indemnity.

Except as otherwise provided in this Indenture:

(a) The Indenture Trustee (including in all of its capacities) will be paid the Indenture Trustee Fee on each Payment Date pursuant to Section 4.5 as compensation for its services (in all capacities hereunder). In addition, the Indenture Trustee shall be paid an acceptance fee for each new issuance, as well as additional fees set forth in the Indenture Trustee Fee Letter.

(b) The Indenture Trustee (including in all of its capacities) shall be indemnified and held harmless by the Trust Estate as set forth in Section 4.5 and Section 8.6, and shall be secondarily indemnified and held harmless by the Administrator for, from and against, as the case may be, any loss, liability or expense incurred without negligence or willful misconduct on its part, arising out of, or in connection with, the acceptance and administration of the Trust Estate, including, in the case of the Indenture Trustee, without limitation, the costs and expenses (including reasonable legal fees and expenses) of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under this Indenture, provided that:

(i) with respect to any such claim, the Indenture Trustee shall have given the Administrator written notice thereof promptly after a Responsible Officer of the Indenture Trustee shall have actual knowledge thereof; provided, however that failure to give such written notice shall not affect the Trust Estate’s or the Administrator’s obligation to indemnify the Indenture Trustee, unless such failure materially prejudices the Trust Estate’s or the Administrator’s rights;

(ii) the Administrator may, at its option, assume the defense of any such claim using counsel reasonably satisfactory to the Indenture Trustee; and

(iii) notwithstanding anything in this Indenture to the contrary, the Administrator shall not be liable for settlement of any claim by the Indenture Trustee, as the case may be, entered into without the prior consent of the Administrator, which consent shall not be unreasonably withheld.

Notwithstanding the foregoing, in no event shall the Trust Estate or the Administrator be required to indemnify the Indenture Trustee if the indemnification obligation under this Section 11.7 is the result of gross negligence or willful misconduct by the Indenture Trustee.

No termination of this Indenture, or the resignation or removal of the Indenture Trustee, shall affect the obligations created by this Section 11.7(b) of the Administrator to indemnify the Indenture Trustee under the conditions and to the extent set forth herein.

Notwithstanding the foregoing, the indemnification provided in this Section 11.7(b) with respect to the Administrator shall not pertain to any loss, liability or expense of the Indenture Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee at the direction of the Noteholders pursuant to the terms of this Indenture.

The Indenture Trustee agrees fully to perform its duties under this Indenture notwithstanding its failure to receive any payments, reimbursements or indemnifications to the Indenture Trustee pursuant to this Section 11.7(b) subject to its rights to resign in accordance with the terms of this Indenture.

The Securities Intermediary, the Paying Agent, and the Calculation Agent shall be indemnified by the Trust Estate pursuant to Section 4.5 and Section 8.6, and secondarily by the Administrator, in respect of the matters described in Section 4.9 to the same extent as the Indenture Trustee.

Neither of the Indenture Trustee nor the Securities Intermediary will have any recourse to any asset of the Issuer or the Trust Estate other than funds available pursuant to Section 4.5 and Section 8.6 or to any Person other than the Issuer (or the Administrator pursuant to this Section 11.7). Except as specified in Section 4.5 and Section 8.6, any such payment to the Indenture Trustee shall be subordinate to payments to be made to Noteholders.

Anything in this Indenture to the contrary notwithstanding, in no event shall the Indenture Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Indenture Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

The Indenture Trustee is not responsible for any action or inaction of the Administrative Agent.

Section 11.8. Corporate Indenture Trustee Required; Eligibility.

There will at all times be an Indenture Trustee hereunder with respect to all Classes of Notes, which will be either a bank or a corporation organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by a federal or state authority of the United States, and the long-term unsecured debt obligations of which are rated no lower than BBB from S&P and Baa2 from Moody’s. If such bank or corporation publishes reports of condition at least annually, pursuant to Applicable Law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such bank or corporation will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The Issuer may not, nor may any Person directly or indirectly Controlling, Controlled by, or under common Control with the Issuer, serve as Indenture Trustee. If at any time the Indenture Trustee ceases to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 11.9. Resignation and Removal; Appointment of Successor.

(a) No resignation or removal of the Indenture Trustee and no appointment of a successor Indenture Trustee pursuant to this Article will become effective until (i) the acceptance of appointment by the successor Indenture Trustee under Section 11.10 and (ii) to the extent the Consent Agreement has not been terminated, the written approval of Freddie Mac of such successor Indenture Trustee except that such approval shall not be required for any appointment of a successor to the Indenture Trustee as set forth in Section 17 of the Consent Agreement.

(b) The Indenture Trustee (in all capacities) and Citibank (in all capacities) may resign with respect to all, but not less than all, such capacities and all, but not less than all of the Outstanding Notes at any time by giving written notice thereof to the Issuer. If an instrument of acceptance by a successor Indenture Trustee, Calculation Agent, Paying Agent or Securities Intermediary shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Indenture Trustee, Calculation Agent, Paying Agent or Securities Intermediary may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary. Written notice of resignation by the Indenture Trustee under this Indenture shall also constitute notice of resignation as Calculation Agent, Securities Intermediary, Paying Agent, Note Registrar and Custodian hereunder, to the extent the Indenture Trustee serves in such a capacity at the time of such resignation.

(c) The Indenture Trustee or Calculation Agent may be removed with respect to all Outstanding Notes at any time by Action of the Majority Noteholders of all Outstanding Notes, delivered to the Indenture Trustee and to the Issuer. Removal of the Indenture Trustee shall also constitute removal of the Calculation Agent, Securities Intermediary, Note Registrar and Paying Agent hereunder, to the extent the Indenture Trustee serves in such a capacity at the time of such resignation. If an instrument of acceptance by a successor Indenture Trustee or Calculation Agent shall not have been delivered to the Indenture Trustee within thirty (30) days after the giving of such notice of removal, the Indenture Trustee or Calculation Agent being removed may petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or Calculation Agent.

(d) If at any time:

(i) the Indenture Trustee ceases to be eligible under Section 11.8 and fails to resign after written request therefore by the Issuer or by any Noteholder; or

(ii) the Indenture Trustee becomes incapable of acting with respect to any Series or Class of Notes;

(iii) the Indenture Trustee suffers an Insolvency Event;

(iv) the Indenture Trustee (in any of its capacities) shall breach or default in the performance of any of its covenants or agreements in this Indenture, any Indenture Supplement or any other Transaction Document in any material respect, and any such default shall continue for a period of five (5) Business Days after the earlier to occur of (a) actual knowledge by a Responsible Officer of the Indenture Trustee, or (b) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Administrator, the Administrative Agent, or the Servicer; or

(v) any representation or warranty of the Indenture Trustee (in any of its capacities) made in this Indenture, any Indenture Supplement or any other Transaction Document shall prove to have been breached in any material respect as of the time when the same shall have been made or deemed made, and continues uncured and unremedied for a period of ten (10) Business Days after the earlier to occur of (a) actual knowledge by a Responsible Officer of the Indenture Trustee, or (b) the date on which written or electronic notice of such failure, requiring the same to be remedied, shall have been given from the Administrator, the Administrative Agent, or the Servicer;

then, in any such case, (A) the Indenture Trustee shall provide prompt notice of such event; (B) the Issuer may remove the Indenture Trustee, (with the written consent of the Administrative Agent in the case of (iv) and (v)) or (C) subject to Section 8.9, any Noteholder who has been a bona fide Noteholder of a Note for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Indenture Trustee and the appointment of a successor Indenture Trustee.

(e) If the Indenture Trustee or Calculation Agent resigns, is removed or becomes incapable of acting with respect to any Notes, or if a vacancy shall occur in the office of the Indenture Trustee or Calculation Agent for any cause, the Issuer, subject to the Administrative Agent’s consent, will promptly appoint a successor Indenture Trustee or Calculation Agent. If, within one year after such resignation, removal or incapacity, or the occurrence of such vacancy, a successor Indenture Trustee or Calculation Agent is appointed by Act of the Majority Noteholders of all Outstanding Notes, delivered to the Issuer and the retiring Indenture Trustee or Calculation Agent, the successor Indenture Trustee or Calculation Agent so appointed will, forthwith upon its acceptance of such appointment, become the successor Indenture Trustee or

Calculation Agent and supersede the successor Indenture Trustee or Calculation Agent appointed by the Issuer. If no successor Indenture Trustee or Calculation Agent shall have been so appointed by the Issuer or the Noteholders and accepted appointment in the manner hereinafter provided, any Noteholder who has been a bona fide Noteholder of a Note for at least six (6) months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Indenture Trustee or Calculation Agent.

(f) The Issuer will give written notice of each resignation and each removal of the Indenture Trustee and each appointment of a successor Indenture Trustee to each Noteholder as provided in Section 1.7 and to each Note Rating Agency (if applicable) that is then rating Outstanding Notes. To facilitate delivery of such notice, upon request by the Issuer, the Note Registrar shall provide to the Issuer a list of the relevant registered Noteholders. Each notice will include the name of the successor Indenture Trustee and the address of its principal Corporate Trust Office.

Section 11.10. Acceptance of Appointment by Successor.

Every successor Indenture Trustee appointed hereunder will execute, acknowledge and deliver to the Issuer, the Administrator, the Servicer and to the predecessor Indenture Trustee an instrument accepting such appointment, with a copy to each Note Rating Agency (if applicable) then rating any Outstanding Notes, and thereupon the resignation or removal of the predecessor Indenture Trustee will become effective, and such successor Indenture Trustee, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the predecessor Indenture Trustee (including in its capacities as, Calculation Agent, Securities Intermediary, Note Registrar and Paying Agent, unless any of the foregoing capacities are fulfilled by a third party upon mutual agreement by the Indenture Trustee, Administrator and Administrative Agent); but, on request of the Issuer or the successor Indenture Trustee, such predecessor Indenture Trustee will, upon payment of its reasonable charges, if any, execute and deliver an instrument transferring to such successor Indenture Trustee all the rights, powers and trusts of the predecessor Indenture Trustee, Calculation Agent, Securities Intermediary, Note Registrar and Paying Agent, and will duly assign, transfer and deliver to such successor Indenture Trustee all property and money held by such predecessor Indenture Trustee hereunder, subject nevertheless to its rights to payment pursuant to Section 11.7. Upon request of any such successor Indenture Trustee, the Issuer will execute any and all instruments for more fully and certainly vesting in and confirming to such successor Indenture Trustee all such rights, powers and trusts.

No successor Indenture Trustee will accept its appointment unless at the time of such acceptance such successor Indenture Trustee will be qualified and eligible under this Article.

Section 11.11. Merger, Conversion, Consolidation or Succession to Business.

Any Person into which the Indenture Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Indenture Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Indenture Trustee, will be the successor of the Indenture Trustee hereunder, provided that such Person shall be otherwise qualified and eligible under this

Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. The Indenture Trustee will give prompt written notice of such merger, conversion, consolidation or succession to the Issuer and each Note Rating Agency (if applicable) that is then rating Outstanding Notes. If any Notes shall have been authenticated, but not delivered, by the Indenture Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Indenture Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Indenture Trustee had itself authenticated such Notes.

Section 11.12. Appointment of Authenticating Agent.

At any time when any of the Notes remain Outstanding the Indenture Trustee, with the approval of the Issuer, may appoint an Authenticating Agent with respect to one or more Series or Classes of Notes which will be authorized to act on behalf of the Indenture Trustee to authenticate Notes of such Series or Classes issued upon exchange, registration of transfer or partial redemption thereof or pursuant to Section 6.6, and Notes so authenticated will be entitled to the benefits of this Indenture and will be valid and obligatory for all purposes as if authenticated by the Indenture Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Notes by the Indenture Trustee or an Indenture Trustee Authorized Signatory or to the Indenture Trustee’s Certificate of Authentication, such reference will be deemed to include authentication and delivery on behalf of the Indenture Trustee by an Authenticating Agent and a Certificate of Authentication executed on behalf of the Indenture Trustee by an Authenticating Agent. Each Authenticating Agent will be acceptable to the Issuer and will at all times be a Person organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as an Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and, if other than the Issuer itself, subject to supervision or examination by a federal or state authority of the United States. If such Authenticating Agent publishes reports of condition at least annually, pursuant to Applicable Law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent will be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent will cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent will resign immediately in the manner and with the effect specified in this Section.

Any Person into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Authenticating Agent will be a party, or any Person succeeding to the corporate agency or corporate trust business of an Authenticating Agent, will continue to be an Authenticating Agent, provided that such Person will be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Indenture Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Indenture Trustee and to the Issuer. The Indenture Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Issuer. Upon receiving such a notice of resignation or upon such a termination, or if at any time such Authenticating Agent ceases to be eligible in accordance with the provisions of this Section, the Indenture Trustee, with the approval of the Issuer, may appoint a successor Authenticating Agent which will be acceptable to the Issuer and will give notice to each Noteholder as provided in Section 1.7. Any successor Authenticating Agent upon acceptance of its appointment hereunder will become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent will be appointed unless eligible under the provisions of this Section.

The Indenture Trustee agrees to pay to each Authenticating Agent (other than an Authenticating Agent appointed at the request of the Issuer, the Noteholders or the Administrator from time to time or appointed due to a change in Applicable Law or other circumstance beyond the Indenture Trustee’s control) reasonable compensation for its services under this Section, out of the Indenture Trustee’s own funds without reimbursement pursuant to this Indenture.

If an appointment with respect to one or more Classes is made pursuant to this Section, the Notes of such Series or Classes may have endorsed thereon an alternate Certificate of Authentication in the following form:

AUTHENTICATING AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the Classes designated herein and referred to in the within-mentioned Indenture and Indenture Supplement.

Dated: ______________, 20[__]	CITIBANK, N.A., not in its individual capacity but solely as Indenture Trustee,

By:
as Authenticating Agent

By:
Authorized Officer of Citibank, N.A.

Section 11.13. Reserved.

Section 11.14. Representations and Covenants of the Indenture Trustee.

The Indenture Trustee, in its individual capacity and not as Indenture Trustee, represents, warrants and covenants that:

(a) Citibank is a national banking association duly organized and validly existing under the laws of the United States;

(b) Citibank has full power and authority to deliver and perform this Indenture and has taken all necessary action to authorize the execution, delivery and performance by it of this Indenture and other documents to which it is a party;

(c) each of this Indenture and the other Transaction Documents to which Citibank is a party has been duly executed and delivered by Citibank and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms;

(d) Citibank has a minimum aggregate capital, surplus and undivided profits of at least $50,000,000; and

(e) the Indenture Trustee has not offered to provide, and does not provide, credit enhancement to the Issuer.

Section 11.15. Indenture Trustee’s Application for Instructions from the Issuer.

Any application by the Indenture Trustee for written instructions from the Issuer may, at the option of the Indenture Trustee, set forth in writing any action proposed to be taken or omitted by the Indenture Trustee under and in accordance with this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective, provided that such application shall make specific reference to this Section 11.15. The Indenture Trustee shall not be liable for any action taken by, or omission of, the Indenture Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than ten (10) Business Days after the date the Issuer actually receives such application, unless the Issuer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Indenture Trustee shall have received written instructions in response to such application specifying the action be taken or omitted.

Article XII

Amendments and Indenture Supplements

Section 12.1. Supplemental Indentures and Amendments Without Consent of Noteholders.

(a) Unless otherwise provided in the related Indenture Supplement with respect to any amendment to this Indenture or such Indenture Supplement, without the consent of the Noteholders of any Notes or any other Person but with the consent of the Issuer (evidenced by its execution of such amendment), the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent, and with prior notice to each Note Rating Agency (if applicable) that is then rating any Outstanding Notes, at any time and from time to time, upon delivery of an Issuer Tax Opinion, unless such Issuer Tax Opinion is waived by (i) in the case of an amendment to such Indenture Supplement the Majority Noteholders of such Series in their sole discretion (unless otherwise specified in such Indenture Supplement) or (ii) in the case of an amendment to this Indenture, the Majority Noteholders of each Outstanding Series in their sole discretion (unless otherwise specified in such Indenture Supplement), and upon delivery by the Issuer to the Indenture Trustee of an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect and is not reasonably expected to have an Adverse Effect on the Noteholders of the Notes at any time in the future, may amend this Indenture or an Indenture Supplement for any of the following purposes:

(i) to evidence the succession of another Person to the Issuer, and the assumption by any such successor of the covenants of the Issuer herein and in the Notes; or

(ii) to add to the covenants of the Issuer, or to surrender any right or power herein conferred upon the Issuer, for the benefit of the Noteholders of the Notes of any or all Series or Classes (and if such covenants or the surrender of such right or power are to be for the benefit of less than all Series or Classes of Notes, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified Series or Classes); or

(iii) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture; or

(iv) to establish any form of Note as provided in Article V, and to provide for the issuance of any Series or Class of Notes as provided in Article VI and to set forth the terms thereof, and/or to add to the rights of the Noteholders of the Notes of any Series or Class; or

(v) to evidence and provide for the acceptance of appointment by another corporation as a successor Indenture Trustee hereunder; or

(vi) to provide for additional or alternative forms of credit enhancement for any Series or Class of Notes; or

(vii) to comply with any regulatory, accounting or tax laws; or

(viii) to qualify for “off-balance sheet” treatment under GAAP, or to permit the Depositor to repurchase a specified percentage of the Receivables from the Issuer in order to achieve “on-balance sheet” treatment under GAAP (if such amendment is supported by a true sale opinion from external counsel to the Receivables Seller satisfactory to each Note Rating Agency (if applicable) rating Outstanding Notes and to each Noteholder of a Variable Funding Note); or

(ix) to prevent the Issuer from being subject to withholding tax or tax on its net income as an association (or publicly traded partnership) taxable as a corporation or a taxable mortgage pool taxable as a corporation, each for United States federal income tax purposes; or

(x) determined by the Administrator to be reasonably necessary to maintain the rating currently assigned by the applicable Note Rating Agency and/or to avoid such Class of Notes being placed on negative watch by such Note Rating Agency; or

(xi) as otherwise provided in the related Indenture Supplement.

(b) In the event a material change occurs in Applicable Law, or in applicable foreclosure procedures used by prudent mortgage servicers generally, that requires or justifies, in the Administrator’s reasonable judgment, that a state currently categorized as a “Judicial State” be categorized as a “Non-Judicial State,” or vice versa, the Administrator will certify to the Indenture Trustee to such effect, supported by an opinion of counsel (or other form of assurance acceptable to the Indenture Trustee) in the case of a change in Applicable Law, and the categorization of the affected state or states will change from “Judicial State” to “Non-Judicial State,” or vice versa, for purposes of calculating Advance Rates applicable to Receivables.

(c) Additionally, subject to the terms and conditions of Section 12.2, unless otherwise provided in the related Indenture Supplement with respect to any amendment of the Indenture or an Indenture Supplement, and in addition to clauses (i) through (ix) above, this Indenture or an Indenture Supplement may also be amended by the Issuer, the Indenture Trustee, the Administrator, the Servicer and the Administrative Agent (in its sole and absolute discretion) without the consent of any of the Noteholders or any other Person, upon delivery of an Issuer Tax Opinion, unless such Issuer Tax Opinion is waived by (i) in the case of an amendment by such Indenture Supplement the Majority Noteholders of such Series in their sole discretion (unless otherwise specified in such Indenture Supplement) or (ii) in the case of an amendment to this Indenture, the Majority Noteholders of each Outstanding Series in their sole discretion (unless otherwise specified in such Indenture Supplement), for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders of the Notes under this Indenture or any other Transaction Document; provided, however, that (i) the Issuer shall deliver to the Indenture Trustee an Officer’s Certificate to the effect that the Issuer reasonably believes that such amendment will not have an Adverse Effect on any Outstanding Notes and is not reasonably expected to have an Adverse Effect at any time in the future and (ii) (1) each Note Rating Agency (if applicable) currently rating the Outstanding Notes confirms in writing to the Indenture Trustee that such amendment will not cause a Ratings Effect on any Outstanding Notes or (2) if the Administrator and the Administrative Agent determine in their reasonable judgment that an applicable Note Rating Agency no longer provides such written confirmation described in the foregoing clause (1), (a) the Administrator shall provide notice of such amendment to the related Note Rating Agency and (b) the Administrative Agent shall have provided its prior written consent to such amendment.

(d) Any amendment of this Indenture or any Indenture Supplement which affects the rights, duties, indemnities, immunities, obligations or liabilities of the Owner Trustee in its capacity as owner trustee under the Trust Agreement shall require the written consent of the Owner Trustee.

Section 12.2. Supplemental Indentures and Amendments with Consent of Noteholders.

In addition to any amendment permitted pursuant to Section 12.1, and subject to the terms and provisions of each Indenture Supplement with respect to any amendment to this Indenture or such Indenture Supplement, with prior notice to each Note Rating Agency (if applicable) and the consent of the Majority Noteholders of more than 50% (by Class Invested Amount) of each Series or Class of Notes affected by such amendment of this Indenture, including any Indenture Supplement, by Act of said Noteholders delivered to the Issuer and the Indenture Trustee, the Issuer, the Administrator, the Servicer, the Administrative Agent and the Indenture Trustee upon delivery of an Issuer Tax Opinion (unless the Noteholders unanimously consent to waive such opinion in their sole discretion), may enter into an amendment of this Indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Indenture or modifying in any manner the rights of the Noteholders of the Notes of each such Series or Class under this Indenture or any Indenture Supplement; provided, however, that no such amendment will, without the consent of the Noteholder of each Outstanding Note affected thereby:

(a) change the scheduled payment date of any payment of interest on any Note held by such Noteholder, or change a Payment Date or Stated Maturity Date (other than the exercise of an optional extension as set forth in the related Indenture Supplement) of any Note held by such Noteholder;

(b) reduce the Note Balance of, or the Note Interest Rate on any Note held by such Noteholder, or change the method of computing the Note Balance or Note Interest Rate in a manner that is adverse to the Noteholder;

(c) impair the right to institute suit for the enforcement of any payment on any Note held by each Noteholder;

(d) reduce the percentage in the Class Invested Amount or Invested Amount of the Outstanding Notes (or of the Outstanding Notes of any Series or Class), the consent of whose Noteholders is required for any such Amendment, or the consent of whose Noteholders is required for any waiver of compliance with the provisions of this Indenture or any Indenture Supplement or of defaults hereunder or thereunder and their consequences, provided for in this Indenture or any Indenture Supplement;

(e) modify any of the provisions of this Section or Section 8.15, except to increase any percentage of Noteholders required to consent to any such amendment or to provide that other provisions of this Indenture or any Indenture Supplement cannot be modified or waived without the consent of the Noteholder of each Outstanding Note affected thereby;

(f) permit the creation of any lien or other encumbrance on the Collateral that is prior to the lien in favor of the Indenture Trustee for the benefit of the Noteholders of the Notes; or

(g) change the method of computing the amount of principal of, or interest on, any Note held by such Noteholder on any date.

In addition, any Indenture Supplement may be amended, supplemented or otherwise modified with the consent of each of the Noteholders of the Notes of the related Series upon delivery of all opinions and certificates and notice to each Note Rating Agency (if applicable) required pursuant to the first paragraph of this Section 12.2 or as otherwise specified in the applicable Indenture Supplement.

An amendment of this Indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular Series or Class of Notes, or which modifies the rights of the Noteholders of Notes of such Series or Class with respect to such covenant or other provision, will be deemed not to affect the rights under this Indenture of the Noteholders of Notes of any other Series or Class.

It will not be necessary for any Act of Noteholders under this Section to approve the particular form of any proposed amendment, but it will be sufficient if such Act will approve the substance thereof.

Section 12.3. Execution of Amendments.

In executing or accepting the additional trusts created by any amendment or Indenture Supplement of this Indenture permitted by this Article XII or the modifications thereby of the trusts created by this Indenture, the Indenture Trustee will be entitled to receive, and (subject to Section 11.1) will be fully protected in relying upon, an Opinion of Counsel stating that the execution of such amendment or Indenture Supplement is authorized or permitted by this Indenture and that all conditions precedent thereto have been satisfied. If any amendment or Indenture Supplement is consented to by all Noteholders and if all Noteholders have directed the Indenture Trustee in writing to execute such amendment or Indenture Supplement, then all Noteholders may waive such Opinion of Counsel in their sole discretion. The Indenture Trustee may, but will not be obligated to, enter into any such amendment or Indenture Supplement which affects the Indenture Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 12.4. Effect of Amendments.

Upon the execution of any amendment of this Indenture or any Indenture Supplement, or any supplemental indentures under this Article XII, this Indenture and the related Indenture Supplement will be modified in accordance therewith with respect to each Series and Class of Notes affected thereby, or all Notes, as the case may be, and such amendment will form a part of this Indenture and the related Indenture Supplement for all purposes; and every Noteholder of Notes theretofore or thereafter authenticated and delivered hereunder will be bound thereby to the extent provided therein.

Section 12.5. Reference in Notes to Indenture Supplements.

Notes authenticated and delivered after the execution of any amendment of this Indenture or any Indenture Supplement or any supplemental indenture pursuant to this Article may, and will if required by the Indenture Trustee, bear a notation in form approved by the Indenture Trustee as to any matter provided for in such amendment or supplemental indenture. If the Issuer so determines, new Notes so modified as to conform, in the opinion of the Indenture Trustee and the Issuer, to any such amendment or supplemental indenture may be prepared and executed by the Issuer and authenticated and delivered by the Indenture Trustee in exchange for Outstanding Notes.

Article XIII

Early Redemption of Notes

Section 13.1. Optional Redemption.

(a) Unless otherwise provided in the applicable Indenture Supplement for a Series or Class of Notes, the Issuer has the right, but not the obligation, to redeem at any time a Series or Class of Notes in whole or in part (so long as, in the case of any partial redemption, such redemption is funded using the proceeds (i) from the issuance and sale of a new Series or Class of Notes issued hereunder, (ii) received following a VFN Note Balance Adjustment Request or (iii) cash or funds received by the Issuer through contribution by the Administrator regardless of the source of such cash or funds used hereunder; provided that such amounts are not cash or funds constituting Collections on the Receivables in the Trust Estate) (such date of redemption, a “Redemption Payment Date”) upon the payment of the applicable Redemption Amount.

If the Issuer elects to redeem a Series or Class of Notes pursuant to this Section 13.1(a), the Administrator will cause the Issuer to notify the Indenture Trustee and the Noteholders of such redemption at least seven (7) days (or at other times specified in the related Indenture Supplement) prior to the Redemption Payment Date. Unless otherwise specified in the Indenture Supplement applicable to the Notes to be so redeemed, the redemption price of a Series or Class so redeemed will equal the Redemption Amount, the payment of which will be subject to the allocations, deposits and payments sections of the related Indenture Supplement, if any.

If the Issuer is unable to pay the Redemption Amount in full on the Redemption Payment Date, such redemption shall be cancelled, notice of such cancelled redemption shall be by the Administrator on behalf of the Issuer to all Secured Parties and payments on such Series or Class of Notes will thereafter continue to be made in accordance with this Indenture and the related Indenture Supplement, and the Noteholders of such Series or Class of Notes and the related Administrative Agent shall continue to hold all rights, powers and options as set forth under this Indenture, until the Outstanding Note Balance of such Series or Class, plus all accrued and unpaid interest and other amounts due in respect of the Notes , is paid in full or the Stated Maturity Date occurs, whichever is earlier, subject to Article VII, Article VIII and the allocations, deposits and payments sections of this Indenture and the related Indenture Supplement.

(b) Unless otherwise specified in the related Indenture Supplement, if the VFN Principal Balance of any Class of VFN Notes has been reduced to zero, then, upon five (5) Business Days’ prior written notice to the Noteholder thereof, the Issuer may declare such Class no longer Outstanding, in which case the Noteholder thereof shall submit such Class of Note to the Indenture Trustee for cancellation.

(c) The Notes of any Series or Class of Notes shall be subject to optional redemption under this Article XIII, in whole or in part, by the Issuer, on any Business Day after the date on which the related Revolving Period ends, and on any Business Day within 10 days prior to the end of such Revolving Period or at other times specified in the related Indenture Supplement upon 10 days’ (or other times specified in the related Indenture Supplement) prior notice to the Indenture Trustee and the Indenture Trustee shall promptly make available on its website such notice of optional redemption to the Noteholders. Following issuance of the Redemption Notice by the Issuer pursuant to Section 13.2(b) below, the Issuer shall be required to purchase the applicable portion of the Note Balance of such Series or Class of Term Notes for the Redemption Amount on the date set for such redemption (the “Redemption Date”).

(d) If the Issuer elects to redeem any Series or Class of Notes pursuant to this Section 13.1 and any Indenture Supplement, the Issuer shall redeem such Series or Class of Notes through (i) a Permitted Refinancing or the use of proceeds from the issuance and sale of a new Series or Class of Notes issued hereunder, (ii) the use of proceeds received following a VFN Note Balance Adjustment Request, on any other Business Day specified in the related Indenture Supplement or (iii) cash or funds received by the Issuer through contribution by the Administrator; provided that such amounts are not cash or funds constituting Collections on the Receivables in the Trust Estate. Partial redemptions will be effected through the payment of the applicable Partial Redemption Amount, as principal on the related Series or Notes, pro rata.

(e) Notwithstanding any other provision of this Indenture, the early redemption rights of the Issuer set forth in this Section 13.1 are in addition to the Issuer’s rights set forth in Section 2.1(c)(ii) to remove as Collateral the Receivables in the Trust Estate.

Section 13.2. Notice.

(a) Promptly after the occurrence of any optional redemption pursuant to Section 13.1, the Issuer will notify the Indenture Trustee and each related Note Rating Agency (if applicable) in writing of the identity and Note Balance of the affected Series or Class of Notes to be redeemed.

(b) Notice of redemption (each a “Redemption Notice”) will promptly be given as provided in Section 13.1(a). All notices of redemption will state (i) the Series or Class of Notes to be redeemed pursuant to this Article XIII and whether such redemption will be in full or in part, (ii) the date on which the redemption of the Series or Class of Notes to be redeemed pursuant to this Article will begin, which will be the Redemption Payment Date, and (iii) the redemption price for such Series or Class of Notes. Following delivery of a Redemption Notice by the Issuer, the Issuer shall be required to purchase the applicable portion of the Note Balance of such Series or Class of Notes for the related Redemption Amount on the Redemption Date.

Article XIV

Miscellaneous

Section 14.1. No Petition.

Each of the Indenture Trustee, the Administrative Agent, the Servicer and the Administrator, by entering into this Indenture, each Noteholder, by accepting a Note and each Note Owner by accepting a Note or a beneficial interest in a Note agrees that it will not at any time prior to the date which is one year and one day, or, if longer, the applicable preference period then in effect, after the payment in full of all the Notes, institute against the Depositor or the Issuer, or join in any institution against the Depositor or the Issuer of, any receivership, insolvency, bankruptcy or other similar proceedings, or other proceedings under any United States federal or state bankruptcy or any similar Applicable Law in connection with any obligations relating to the Notes and this Indenture; provided, however, that nothing contained herein shall prohibit or otherwise prevent the Indenture Trustee from filing proofs of claim in any such proceeding.

Section 14.2. No Recourse.

No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer or the Indenture Trustee on the Notes or under the Indenture or any certificate or other writing delivered in connection therewith, against (i) the Indenture Trustee or Owner Trustee in their individual capacities, (ii) any owner of a beneficial ownership interest in the Issuer or (iii) any partner, owner, beneficiary, agent, officer, director, employee or “control person” within the meaning of the Securities Act and the Exchange Act of the Indenture Trustee or Owner Trustee in its individual capacity, any holder of a beneficial ownership interest in the Issuer or the Indenture Trustee or Owner Trustee or of any successor or assign of the Indenture Trustee or Owner Trustee in its individual capacity, except as any such Person may have expressly agreed and except that any such partner, owner or beneficiary shall be fully liable, to the extent provided by Applicable Law, for any unpaid consideration for stock, unpaid capital contribution or failure to pay any installment or call owing to such entity.

Section 14.3. Tax Treatment.

Notwithstanding anything to the contrary set forth herein, the Issuer has entered into this Indenture with the intention that for United States federal, state and local income and franchise tax purposes the Notes will qualify as indebtedness secured by the Receivables, unless retained by the Issuer or a single beneficial owner of the equity of the Issuer for U.S. federal income tax purposes or an affiliate of the Issuer whose ownership would cause the Notes to be treated as equity under Treasury regulations promulgated under section 385 of the Code (each, a “Retained Note”). The Issuer, by entering into this Indenture, each Noteholder, by its acceptance of a Note and each purchaser of a beneficial interest therein, by accepting such beneficial interest, agree to treat such Notes (other than any Retained Note) as debt for United States federal, state and local income and franchise tax purposes, unless otherwise required by Applicable Law in a proceeding of final determination. The Indenture Trustee shall treat the Trust Estate as a security device only. The provisions of this Indenture shall be construed in furtherance of the foregoing intended tax treatment.

Section 14.4. Alternate Payment Provisions.

Notwithstanding any provision of this Indenture or any of the Notes to the contrary, the Issuer, with the written consent of the Indenture Trustee and the Paying Agent, may enter into any agreement with any Noteholder of a Note providing for a method of payment or notice that is different from the methods provided for in this Indenture for such payments or notices. The Issuer will furnish to the Indenture Trustee and the Paying Agent a copy of each such agreement and the Indenture Trustee and the Paying Agent will cause payments or notices, as applicable, to be made in accordance with such agreements.

Section 14.5. Termination of Obligations.

The respective obligations and responsibilities of the Indenture Trustee created hereby (other than the obligation of the Indenture Trustee to make payments to Noteholders as hereinafter set forth) shall terminate upon satisfaction and discharge of this Indenture as set forth in Article VII, except with respect to the payment obligations described in Section 14.6(b). Upon this event, the Indenture Trustee shall release, assign and convey to the Issuer or any of its designees, without recourse, representation or warranty, all of its right, title and interest in the Collateral, whether then existing or thereafter created, all monies due or to become due and all amounts received or receivable with respect thereto (including all moneys then held in any Trust Account) and all proceeds thereof, except for amounts held by the Indenture Trustee pursuant to Section 14.6(b). The Indenture Trustee shall execute and deliver such instruments of transfer and assignment as shall be provided to it, in each case without recourse, as shall be reasonably requested by the Issuer to vest in the Issuer or any of its designees all right, title and interest which the Indenture Trustee had in the Collateral.

Section 14.6. Final Distribution.

(a) The Issuer shall give the Indenture Trustee at least ten (10) days prior written notice of the Payment Date on which the Noteholders of any Series or Class may surrender their Notes for payment of the final distribution on and cancellation of such Notes. Not later than the fifth (5th) day prior to the Payment Date on which the final distribution in respect of such Series or Class is payable to Noteholders, the Indenture Trustee shall make available on its website or the Paying Agent shall provide notice to Noteholders of such Series or Class specifying (i) the date upon which final payment of such Series or Class will be made upon presentation and surrender of Notes of such Series or Class at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such payment date is not applicable, payments being made only upon presentation and surrender of such Notes at the office or offices therein specified. The Indenture Trustee shall give such notice to the Note Registrar and the Paying Agent at the time such notice is given to Noteholders.

(b) Notwithstanding a final distribution to the Noteholders of any Series or Class (or the termination of the Issuer), except as otherwise provided in this paragraph, all funds then on deposit in any Trust Account allocated to such Noteholders shall continue to be held in trust for the benefit of such Noteholders, and the Paying Agent or the Indenture Trustee shall pay such funds to such Noteholders upon surrender of their Notes, if such Notes are Definitive Notes. In the event that all such Noteholders shall not surrender their Notes for cancellation within six (6) months after the date specified in the notice from the Indenture Trustee described in clause (a) above, the Indenture Trustee shall give a second (2nd) notice to the remaining such Noteholders to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second (2nd) notice all such Notes shall not have been surrendered for cancellation, the Indenture Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining such Noteholders concerning surrender of their Notes, and the cost thereof (including costs related to giving the second (2nd) notice) shall be paid out of the funds in the Collection and Funding Account. The Indenture Trustee and the Paying Agent shall pay to the Issuer any monies held by them for the payment of principal or interest that remains unclaimed for two (2) years after the date specified in the notice from the Indenture Trustee described in clause (a) above. After payment to the Issuer, Noteholders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person.

Section 14.7. Reserved.

Section 14.8. Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Indenture is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, as Owner Trustee, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WSFS individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has not made and will not make any investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture, (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness, purchase price, indemnities or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Indenture or any other related documents and (f) WSFS shall have the rights, indemnities, privileges, and immunities hereunder as are set forth in the Trust Agreement.

Section 14.9. Acknowledgment and Consent to Bail-in.

Notwithstanding anything to the contrary in this Indenture, any other Transaction Documents or in any other agreement, arrangement or understanding among the parties to the Transaction Documents, the Issuer hereby acknowledges that any liability of Administrative Agent arising under this Indenture or any other Transaction Documents, to the extent such liability is unsecured, may be subject to Bail-In Action and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the effects of any Bail-In Action on any such liability, including, if applicable and without limitation:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership that may be issued to or otherwise conferred on Issuer, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Indenture or any other Transaction Document; and

(ii) a variation of any term of this Indenture or any other Transaction Document to the extent necessary to give effect to Bail-In Action in relation to any such liability.

Section 14.10. Communications with Rating Agencies.

If the Servicer, the Administrative Agent or the Indenture Trustee shall receive any written or oral communication from any Note Rating Agency that is then rating Outstanding Notes (or any of the respective officers, directors or employees of any Note Rating Agency) with respect to the transactions contemplated hereby or under the Transaction Documents or in any way relating to the Notes, the Servicer, the Administrative Agent and the Indenture Trustee agree to refrain from communicating with such Note Rating Agency and to promptly notify the Administrator of such communication; provided, however, that if the Servicer, the Administrative Agent or the Indenture Trustee receives an oral communication from a Note Rating Agency that is then rating Outstanding Notes, the Servicer, the Administrative Agent or the Indenture Trustee, as the case may be, is authorized to refer such Note Rating Agency to the Administrator, who will respond to such oral communication. At the written request of the Administrator, the Servicer, the Administrative Agent and the Indenture Trustee agree to cooperate with the Administrator to provide certain information to the Administrator that may be reasonably required by a Note Rating Agency to rate or to perform ratings surveillance on the Notes, and acknowledge and agree that the Administrator shall be permitted, in turn, to provide such information to the Note Rating Agencies via the internet address identified therefor by the Administrator; provided, that the Servicer, the Administrative Agent and the Indenture Trustee shall only be required to provide such information that is reasonably available to such party at the time of request. Notwithstanding any other provision of this Indenture or the other Transaction Documents, under no circumstances shall the Servicer, the Administrative Agent or the Indenture Trustee be required to participate in telephone conversations or other oral communications with a Note Rating Agency, nor shall the Servicer, the Administrative Agent or the Indenture Trustee be prohibited from communicating with any NRSRO about matters other than the Notes or the transactions contemplated hereby or by the Transaction Documents. Furthermore, the Indenture Trustee may make statements to Noteholders available on its website (as contemplated by Section 3.5(a) hereof), and such action is not prohibited by this Section 14.10.

Section 14.11. Authorized Representatives.

Each individual designated as an authorized representative of the Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary, PMC, the Administrative Agent and the Issuer (each, an “Authorized Representative”), is authorized to give and receive notices, requests and instructions and to deliver certificates and documents in connection with this Indenture on behalf of each of the Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, PMC, the Administrative Agent and the Issuer, respectively, and the specimen signature for each such Authorized Representative of the Indenture Trustee, Calculation Agent, Paying Agent, Securities Intermediary, PMC, the Administrative Agent and the Issuer initially authorized hereunder is set forth on Exhibits F-1, F-2, F-3 and F-4, respectively. From time to time, the Indenture Trustee, the Calculation Agent, the Paying Agent, the Securities Intermediary, PMC, the Administrative Agent and the Issuer may, by delivering to the others a revised exhibit, change the information previously given pursuant to this Section 14.11, but each of the parties hereto shall be entitled to rely conclusively on the then current exhibit until receipt of a superseding exhibit.

Section 14.12. Performance of the Issuer’s Duties by the Owner Trustee and the Administrator.

(a) The parties hereto hereby acknowledge and agree (i) that certain duties of the Issuer will be performed on behalf of the Issuer by the Administrator pursuant to the Administration Agreement and hereby acknowledge and accept the terms of such agreement as of the date hereof and (ii) except as expressly set forth herein, the Owner Trustee shall have no duty or obligation to perform the obligations of the Issuer hereunder or to monitor the compliance of the Issuer with the terms hereof.

(b) Any successor to the Owner Trustee appointed pursuant to the terms of the Trust Agreement (or any corporation into which the Owner Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Owner Trustee shall be a party) shall be the successor Owner Trustee under the Trust Agreement for purposes of this Indenture without the execution or filing of any paper, instrument or further act to be done on the part of the parties hereto.

Section 14.13. Noteholder or Note Owner Communications with the Indenture Trustee.

A Noteholder (if the Notes are represented by Definitive Notes) or a Note Owner (if the Notes are represented by Book-Entry Notes) may communicate with the Indenture Trustee and give notices and make requests and demands and give directions to the Indenture Trustee through the procedures of the Depository and by notifying the Indenture Trustee and providing to the Indenture Trustee a copy of the communication such Noteholder or Note Owner, as applicable, proposes to send. The Indenture Trustee will not be required to take action in response to requests, demands or directions of a Noteholder or a Note Owner, unless the Noteholder or Note Owner has offered reasonable security or indemnity reasonably satisfactory to the Indenture Trustee to protect it against the fees and expenses that it may incur in complying with the request, demand or direction.

Section 14.14. Treatment of Certain Information; Confidentiality.

Each of the parties hereto agrees to maintain any confidential information received from any other party to this Agreement pursuant to this Agreement or any other Transaction Document in confidence, as long as such information remains confidential except for disclosure to (i) its Affiliates and its and their respective employees, officers, directors, advisors, agents, consultants, legal counsel, accountants, and other professional advisors (collectively, “Representatives”), (ii) a permitted assignee or participant, (iii) regulatory and governmental authorities, (iv) any Person as requested or required by Applicable Law, (v) any Person in connection with any legal proceeding to which it is a party; provided, however, that in the event that any party is required to disclose any portion of a disclosing party’s non-public information in connection with any legal proceeding, the receiving party may do so, provided the receiving party, to the extent practicable and permitted by Applicable Law, will use commercially reasonable efforts to promptly notify the disclosing party in writing so that the disclosing party may seek to obtain a suitable protective order (at its sole expense), (vi) Note Rating Agencies (if applicable) if requested or required by such agencies in connection with a rating, and (vii) Freddie Mac; provided further, however, no party may disclose the provisions of the Consent Agreement (except as provided in the Consent Agreement). The parties agree that this Agreement is confidential information of each party to this Agreement. It is acknowledged and agreed that confidential information does not include information that (i) is already in the possession of the receiving party or any of its Representatives prior to its being furnished to the receiving party or any of its Representatives pursuant to this Agreement or any other Transaction Document; provided, that the source of such information was not known by the receiving party or any of its Representatives to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation to the disclosing party or any other party with respect to such information; (ii) is or becomes generally available to the public other than as a result of disclosure by the receiving party or any of its Representatives in violation of this Section 14.14; (iii) is or becomes available to the receiving party or any of its Representatives on a non-confidential basis from a source other than the disclosing party; provided, that such source is not known by the receiving party or any of its Representatives to be in breach of a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such disclosure; or (iv) is independently developed or conceived of by or on behalf of the receiving party or any of its Representatives without the use of any Confidential Information. To the extent that any of the party to this Agreement or any of its Representatives receives or otherwise has access to any Nonpublic Personal Information related to the pledged Collateral, each such party shall comply with the Gramm-Leach-Bliley Act (as applicable to financial institutions) and its implementing regulations and guidelines (“GLBA”), as well as any applicable federal and state laws relating to the protection or security of Nonpublic Personal Information. Each party hereto shall promptly notify the disclosing party of any actual breach of this provision, or of any compromise of the security or confidentiality of Nonpublic Personal Information.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

PMT ISSUER TRUST – FHLMC SAF, as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark H. Brzoska
Name:	Mark H Brzoska
Title:	Vice President

[Signatures continue]

[PMT ISSUER TRUST – FHLMC SAF - Signature Page to Indenture]

CITIBANK, N.A., as Indenture Trustee, Calculation Agent, Paying Agent and Securities Intermediary and not in its individual capacity

By:	/s/ Valerie Delgado
Name:	Valerie Delgado
Title:	Senior Trust Officer

[Signatures continue]

[PMT ISSUER TRUST - FHLMC SAF - Signature Page to Indenture]

PENNYMAC CORP.,
as Servicer and as Administrator

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[Signatures continue]

[PMT ISSUER TRUST - FHLMC SAF - Signature Page to Indenture]

BARCLAYS BANK PLC,
as Administrative Agent

By:	/s/ Siddharth Kaundinya
Name:	Siddharth Kaundinya
Title:	Director

[End of signatures]

[PMT ISSUER TRUST - FHLMC SAF - Signature Page to Indenture]

Schedule 1

Designated Pool Schedule

The Servicing Contracts of PennyMac Corp. related to the Pool of Mortgage Loans subject to the Consent Agreement with Freddie Mac under the following Seller/Servicer Numbers:

158120

183872

142359

Schedule 1-1

Schedule 2

Wiring Instructions

Citibank, N.A., as Indenture Trustee for the PMT ISSUER TRUST – FHLMC SAF

Advance Receivables Backed Notes, Collection and Funding Account:

Name of Bank: Citibank, N.A.

ABA Number of Bank: 021-000-089

Account Number at Bank: 13711500

Account Name: PMTF23ARBN Collect Fund AC

Citibank, N.A. as Indenture Trustee in trust for the Noteholders of the PMT ISSUER

TRUST – FHLMC SAF Advance Receivables Backed Notes, Note Payment Account:

Name of Bank: Citibank, N.A.

ABA Number of Bank: 021-000-089

Account Number at Bank: 13711800

Account Name: PMTF23ARBN Note payment AC

Citibank, N.A., as Indenture Trustee for the PMT ISSUER TRUST – FHLMC SAF

Advance Receivables Backed Notes, Delinquency Advance Disbursement Account:

Name of Bank: Citibank, N.A.

ABA Number of Bank: 021-000-089

Account Number at Bank: 13716200

Account Name: PMTF23ARBN Del Adv Disb AC

Citibank, N.A., as Indenture Trustee for the PMT ISSUER TRUST – FHLMC SAF

Advance Receivables Backed Notes, Accumulation Account:

Name of Bank: Citibank, N.A.

ABA Number of Bank: 021-000-089

Account Number at Bank: 13711900

Account Name: PMTF23ARBN Accum AC

Schedule 2-1